Underlying Supplement No. 1A To the Prospectus dated December 20, 2023 and the Prospectus Supplement dated December 20, 2023	Registration Statement No. 333-275898 Rule 424(b)(2)

Royal Bank of Canada Senior Global Medium-Term Notes, Series J

Royal Bank of Canada may from time to time offer and sell notes as part of our Senior Global Medium-Term Notes, Series J. This underlying supplement describes some of the potential indices and exchange-traded funds to which the notes may be linked. A separate term sheet or pricing supplement will describe terms that apply to specific issuances of the notes and may include changes to the description of any relevant index or exchange-traded fund contained in this underlying supplement. We refer to those term sheets and pricing supplements generally as pricing supplements. The relevant pricing supplement should be read in connection with this underlying supplement, any applicable product supplement and the accompanying prospectus and prospectus supplement. To the extent that the disclosure in the relevant pricing supplement is inconsistent with the disclosure herein, the disclosure in the relevant pricing supplement will control.

Any payments on the notes are subject to the credit risk of Royal Bank of Canada and you may lose your entire investment. Unless otherwise specified in the relevant pricing supplement, the notes will not be listed on any securities exchange.

Your investment in the notes involves risks. The notes may differ from ordinary debt securities in that the full repayment of principal and payment of interest may not be guaranteed. Any payment on the notes, including any repayment of principal, is subject to our creditworthiness. See “Risk Factors” beginning on page US-1 to read about investment risks relating to the notes, as well as the risks described under “Risk Factors” in the prospectus, the prospectus supplement and any product supplement and any risk factors described in the relevant pricing supplement.

We may use this underlying supplement in the initial sale of the notes. In addition, RBC Capital Markets, LLC or one of our other affiliates may use this underlying supplement in a market-making transaction in the notes after their initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this underlying supplement is being used in a market-making transaction.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this underlying supplement. Any representation to the contrary is a criminal offense. The notes will not constitute deposits that are insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

RBC Capital Markets, LLC

Underlying Supplement dated May 16, 2024

We have not authorized anyone to provide any information other than that contained or incorporated by reference in the relevant pricing supplement, underlying product supplement, any product supplement, the prospectus supplement or the prospectus with respect to the notes offered by the relevant pricing supplement and with respect to us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information in each of the relevant pricing supplement, this underlying supplement, any product supplement, the prospectus supplement and the prospectus may be accurate only as of the date of that document.

As used in this underlying supplement, “we,” “us” and “our” refer only to Royal Bank of Canada.

i

Risk Factors

Your investment in the notes will involve certain risks. Investing in the notes is not equivalent to investing in any of the indices or exchange-traded funds or any of their component securities, commodities, futures contracts or other assets or market measures. You should consider carefully the discussion of risks included in the relevant pricing supplement, any product supplement and the accompanying prospectus supplement and prospectus before you decide that an investment in the notes is appropriate for you.

Indices

The Dow Jones Industrial Average®

We obtained all information contained in this underlying supplement regarding the Dow Jones Industrial Average®, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), the index sponsor. The Dow Jones Industrial Average® is an index calculated, published and disseminated by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, the Dow Jones Industrial Average® at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the Dow Jones Industrial Average® in connection with the offer and sale of securities.

In addition, information about the Dow Jones Industrial Average® may be obtained from other sources including, but not limited to, the Dow Jones Industrial Average® sponsor’s website (including information regarding the sector weightings of the Dow Jones Industrial Average®). We are not incorporating by reference into this document the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Dow Jones Industrial Average® is accurate or complete.

The Dow Jones Industrial Average® is reported by Bloomberg L.P. under the ticker symbol “INDU.”

General

The Dow Jones Industrial Average® is a price-weighted index that measures the performance of 30 U.S. blue-chip companies. Except for the Global Industry Classification Standard (“GICS®”) transportation industry group from the industrials sector and the utilities sector, the Dow Jones Industrial Average® includes constituents from a variety of sectors.

The Dow Jones Industrial Average® is price-weighted rather than market capitalization-weighted, which means that weightings are based only on changes in the stocks’ prices, rather than by both price changes and changes in the number of shares outstanding. The value of the Dow Jones Industrial Average® is the sum of the primary exchange prices of each of the 30 component stocks included in the Dow Jones Industrial Average® divided by a divisor. The divisor used to calculate the price-weighted average of the Dow Jones Industrial Average® is not simply the number of component stocks; rather, the divisor is adjusted to smooth out the effects of price-impacting corporate actions, including price adjustments, special dividends, stock splits and rights offerings. The index divisor will also adjust in the event of an addition to or deletion from the Dow Jones Industrial Average®.

Index Construction and Maintenance

The Dow Jones Industrial Average® is maintained by a committee, which is currently composed of three representatives of S&P Dow Jones and two representatives of The Wall Street Journal (the “Averages Committee”). The Averages Committee meets regularly. At each meeting, the Averages Committee reviews pending corporate actions that may affect constituents of the Dow Jones Industrial Average®, statistics comparing the composition of the indices to the market, companies that are being considered as candidates for addition to an index, and any significant market events. In addition, the Averages Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

The index universe consists of securities in the S&P 500® Index, excluding stocks classified under GICS® code 2030 (Transportation) and 55 (Utilities). While stock selection is not governed by quantitative rules, a stock typically is added only if the company has an excellent reputation, demonstrates sustained growth and is of interest to a large number of investors. Since the Dow Jones Industrial Average® is price-weighted, the Averages Committee evaluates stock price when considering a company for inclusion. The Averages Committee monitors whether the highest-priced stock in the Dow Jones Industrial Average® has a price more than 10 times that of the lowest. Maintaining adequate sector representation within the Dow Jones Industrial Average® is also a consideration in the selection process for the Dow Jones Industrial Average®. Companies should be incorporated and headquartered in the United States, and a plurality of revenues should be derived from the United States.

Changes to the Dow Jones Industrial Average® are made on an as-needed basis. There is no annual or semi-annual reconstruction. Rather, changes in response to corporate actions and market developments can be made at any time. Constituent changes are typically announced one to five days before they are scheduled to be implemented.

Multiple Share Classes. Each company in the Dow Jones Industrial Average® is represented once by the primary listing, which is generally the most liquid share line.

Other Adjustments. In cases where there is no achievable market price for a stock being deleted, it can be removed at a zero or minimal price at the discretion of the Averages Committee, in recognition of the constraints faced by investors in trading bankrupt or suspended stocks.

The table below summarizes the treatment of certain corporate actions.

Corporate Action	Treatment
Company addition/deletion

Addition Only

A stock is added to the Dow Jones Industrial Average® at a weight determined by the price of the added stock relative to all other index constituents. There is a divisor adjustment.

Deletion Only

The weights of all stocks in the Dow Jones Industrial Average® will proportionally change but relative weights will stay the same. The index divisor will change.

Split/reverse split	Stock price is adjusted by the split ratio. Shares outstanding are not adjusted by the split ratio. There is a divisor adjustment.
Spin-off	Any potential impacts on index constituents from a spin-off are evaluated by the Averages Committee on a case by case basis. The price of the parent company is adjusted to the price of the parent company minus (the price of the spun-off company/share exchange ratio). The index divisor adjusts simultaneously.
Ordinary dividend	When a company pays an ordinary cash dividend, the Dow Jones Industrial Average® does not make any adjustments to the price or shares of the stock. As a result, there are no divisor adjustments to the Dow Jones Industrial Average®.
Special dividend	The stock price is adjusted by the amount of the dividend. There is a divisor adjustment.
Rights offering	All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights. There is a divisor adjustment.

License Agreement

S&P® is a registered trademark of Standard & Poor’s Financial Services LLC and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P. “Standard & Poor’s®” and “S&P®” are trademarks of Standard & Poor’s Financial Services LLC. These trademarks have been or are expected to be sublicensed for certain purposes by us. The index is a product of S&P and/or its affiliates and has been or is expected to be licensed for use by us.

The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Standard & Poor’s Financial Services LLC or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the INDU to track general market performance. S&P Dow Jones Indices’ only relationship to us with respect to the INDU is the licensing of the INDU and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The INDU is determined, composed and calculated by S&P Dow Jones Indices without regard to us or the notes. S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the notes into consideration in determining, composing or calculating the INDU. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the INDU will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by us, but which may be similar to and competitive with the notes. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the INDU. It is possible that this trading activity will affect the value of the notes.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDU OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDU OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The FTSE® China 50 Index

All information contained in this underlying supplement regarding the FTSE® China 50 Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, FTSE Russell (“FTSE”). The FTSE® China 50 Index is calculated, maintained and published by FTSE. FTSE has no obligation to continue to publish, and may discontinue publication of, the FTSE® China 50 Index.

The FTSE® China 50 Index is designed to represent the performance of the Chinese companies that are listed on the Stock Exchange of Hong Kong Ltd (“HKSE”). The FTSE® China 50 Index is reported by Bloomberg L.P. under the ticker symbol “XIN0I.”

Composition of the FTSE® China 50 Index

The FTSE® China 50 Index is currently based on the 50 largest and most liquid Chinese stocks (called “H” shares, “Red Chip” shares and “P Chip” shares), listed and trading on HKSE. “H” shares are securities of companies incorporated in the People’s Republic of China and traded on the HKSE. “Red Chip” shares are securities of companies incorporated outside of the People’s Republic of China that trade on HKSE and that which are substantially owned directly or indirectly by Mainland Chinese state entities with the majority of their revenue or assets derived from Mainland China. “P Chip” shares are securities of companies (other than a Red Chip company) incorporated outside of the People’s Republic of China and traded on HKSE, but are controlled by Mainland Chinese companies and individuals, with the establishment and origins of the companies in Mainland China and with a majority of their revenue or assets derived from Mainland China.

Eligibility

Currently, only H shares, P Chip shares and Red Chip shares are eligible for inclusion in the FTSE® China 50 Index. Each constituent must also be a constituent of the FTSE All-World Index, a market-capitalization weighted index representing the performance of large- and mid-capitalization developed and emerging markets stocks covering 90-95% of the investable market capitalization globally. Non-constituent P Chip shares whose associated “N” shares are already included in the FTSE All-World Index will be eligible for inclusion in the FTSE® China 50 Index at the next quarterly review after a minimum 3-month trading period, subject to satisfying all other FTSE All-World Index eligibility criteria. “N” shares are securities of companies incorporated inside or outside of the People’s Republic of China and traded on the New York Stock Exchange or The Nasdaq Stock Market, but are controlled by Mainland Chinese companies and individuals, with a majority of their revenue or assets derived from Mainland China.

The following are considered ineligible for inclusion in the FTSE® China 50 Index:

•	Companies whose business is that of holding equity and other investments (e.g., investment trusts); and

•	limited liability partnerships (LLP), limited partnerships (LP), master limited partnerships (MLP), limited liability companies (LLC) and business development companies (BDC).

Where a stapled unit comprises an eligible security and a non-eligible security (such as non-equity or an investment trust structure), the unit will not be eligible for inclusion.

Screens Applied to Eligible Securities

Securities are screened based on investability, liquidity and trading history according to the following criteria:

Investability. Constituents of the FTSE® China 50 Index are adjusted for free float and foreign ownership limits. Free float is calculated using available published information rounded to 12 decimal places. Companies with a free float of 5% or below are excluded from the FTSE® China 50 Index. The restrictions placed on the equity holdings of foreigners in a company where these have been imposed by a government, regulatory authority or the company’s constitution are also considered. In addition, FTSE considers company’s “foreign headroom,” defined as the percentage of shares available to foreign investors as a proportion of the company’s foreign ownership limit (“FOL”), i.e. (FOL – foreign holdings)/FOL.

Liquidity. Each security will be tested for liquidity semi-annually in March and September by calculation of its monthly median of daily trading volume as part of the FTSE All-World Index review. When calculating the median of daily trading volume of any security for a particular month, a minimum of 5 trading days in that month must exist, otherwise the month will be excluded from the test. For each month, the daily trading volume for each security is calculated as a percentage of the shares in issue for that day adjusted by the free float at the review cut-off date. These daily values are then ranked in descending order and the median is taken by selecting the value for the middle ranking day if there is an odd number of days and the mean of the middle two if there is an even number of days. Daily totals with zero trades are included in the ranking; therefore a security that fails to trade for more than half of the days in a month will have a zero median trading volume for that month. Any period of suspension will not be included in the test. The liquidity test will be applied on a pro-rata basis where the testing period is less than 12 months.

Trading Screen. Existing and non-constituent securities, which have not traded on 60 or more trading days during the past year (up to and including the review cut-off date), will not be eligible for index inclusion. Regular/ad-hoc market holidays and unscheduled market closures will not count towards the total; otherwise, the reason(s) for a security’s non-trading will not be considered. All standard trading days will be incorporated within the calculation (Friday and Sundays as appropriate). Ad-hoc non-standard trading days will not be incorporated within the calculation. If a security does not have a full year of trading, the 60 day period will be pro-rated according to the number of available trading days passed since its listing. Where a pro-rata calculation is necessary, the number of available trading days on the underlying market during the previous year up to and including the review cut-off date will be used as the basis of the calculation. A security that has been removed from the FTSE® China 50 Index as a result of this screen will only be re-considered for inclusion after a period of 12 months from its deletion. For the purposes of index eligibility, it will be treated as a new issue.

The FTSE® China 50 Index is subject to the oversight of an advisory committee, the “FTSE Russell Asia Pacific Regional Equity Advisory Committee.” The FTSE Russell Asia Pacific Regional Equity Advisory Committee is responsible for undertaking the periodic review of the FTSE® China 50 Index ground rules and for considering changes of the ground rules.

Calculation of the FTSE® China 50 Index

The FTSE® China 50 Index is calculated by FTSE using a free float index calculation methodology. The FTSE® China 50 Index is calculated using the following formula:

where “N” is the number of securities in the FTSE® China 50 Index, “pi” is the latest trade price of the component security “i,” “ei” is the exchange rate required to convert the security’s home currency into the FTSE® China 50 Index’s base currency, “si” is the number of shares of the security in issue, “f” is the free float factor published by FTSE, to be applied to such security to allow amendments to its weighting, “ci” is the capping factor published by FTSE at the most recent quarterly review of the FTSE® China 50 Index, and “d” is the divisor, a figure that represents the total issued share capital of the FTSE® China 50 Index at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities without distorting the FTSE® China 50 Index. The capping factor serves to limit the weight of any individual company to no more than 9% of the FTSE® China 50 Index and to limit the aggregate weight of all companies that have a weight greater than 4.5% to no more than 38% of the FTSE® China 50 Index.

The FTSE® China 50 Index uses actual trade prices for securities with local stock exchange quotations and Reuters real-time spot currency rates for its calculations. FTSE excludes from free floating shares: (i) shares held by public companies or by non-listed subsidiaries of public companies; (ii) shares held by directors, senior executives and managers of the company and/or their families, direct relations or affiliated companies; (iii) shares held within employee share plans; (iv) government holdings; (v) shares subject to foreign ownership limits; (vi) shares held by strategic investors; (vii) shares subject to lock-in clauses (for the duration of the lock-up); (viii) shares that are subject to on-going contractual agreements (such as swaps) where they would ordinarily be treated as restricted; (ix) shares that are non-negotiable which are held by companies that have not converted these shares following the A Share reform and (x) non-tradable A Shares subject to a lock-in (until the lock-in expires and the shares are freely tradable on the exchange).

Free float is calculated using available published information rounded up to 12 decimal places. Companies with a free float of 5% or below are excluded from the FTSE® China 50 Index. In June, a constituent’s free float will be updated regardless of size. No buffers are applied.

Foreign ownership limits, if any, are applied after calculating the free float restriction. If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied. If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied.

The FTSE® China 50 Index is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the FTSE® China 50 Index. The constituents will be reviewed using data from the close of business on the Monday following the third Friday in February, May, August and November. Where there is a market holiday in either China or Hong Kong on the Monday following the third Friday, the close of business on the last trading day prior to the Monday after the third Friday, where both markets are open, will be used. Implementation of any changes takes place at the close of trading on the third Friday in March, June, September and December. A stock’s free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the FTSE® China 50 Index, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event.

License Agreement

The XIN0I has been developed solely by FTSE. The XIN0I is not in any way connected to or sponsored, endorsed, sold or promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the “LSE Group”). FTSE Russell is a trading name of certain of the LSE Group companies. All rights in the XIN0I vest in the relevant LSE Group company which owns the XIN0I. “FTSE®” is a trademark of the relevant LSE Group company and is used by any other LSE Group company under license. The XIN0I is calculated by or on behalf of FTSE International Limited or its affiliate, agent or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of, reliance on or any error in the XIN0I or (b) investment in or operation of the XIN0I. The LSE Group makes no claim, prediction, warranty or representation either as to the results to be obtained from the XIN0I or the suitability of the XIN0I for the purpose to which it is being put by RBC.

The FTSE® 100 Index

We obtained all information contained in this underlying supplement regarding the FTSE® 100 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, FTSE Russell (“FTSE”), the index sponsor. FTSE is a wholly owned subsidiary of the London Stock Exchange Group plc (the “LSEG”). The FTSE® 100 Index is an index calculated, published and disseminated by FTSE. FTSE has no obligation to continue to publish, and may discontinue publication of, the FTSE® 100 Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the FTSE® 100 Index in connection with the offer and sale of securities.

In addition, information about the FTSE® 100 Index may be obtained from other sources including, but not limited to, the FTSE® 100 Index sponsor’s website (including information regarding (i) the FTSE® 100 Index’s top five constituents and their respective weightings and (ii) the FTSE® 100 Index’s sector weightings). We are not incorporating by reference into this document the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the FTSE® 100 Index is accurate or complete.

The FTSE® 100 Index is reported by Bloomberg L.P. under the ticker symbol “UKX.”

General

The FTSE® 100 Index measures the composite price performance of stocks of the 100 largest companies (determined on the basis of market capitalization) traded on the London Stock Exchange (the “LSE”). Publication of the FTSE® 100 Index began in January 1984.

Composition of the FTSE® 100 Index

The 100 stocks included in the FTSE® 100 Index (the “FTSE Underlying Stocks”) were selected from a reference group of stocks of U.K. companies trading on the LSE that were selected by excluding certain stocks that have low liquidity based on public float, accuracy and reliability of prices, size and number of trading days. The FTSE Underlying Stocks were selected from this reference group by selecting 100 stocks with the largest market value. Where there are multiple lines of listed equity capital in a company, all are included and priced separately, provided that the secondary line’s full market capitalization (i.e. before the application of any investability weightings), is greater than 25% of the full market capitalization of the company’s principal line and the secondary line satisfies the eligibility rules and screens in its own right in all respects. A list of the issuers of the FTSE Underlying Stocks is available from FTSE.

A company will be considered a U.K. company if it is U.K. incorporated, the company has its sole listing in the United Kingdom and the company has a minimum free float of 10%. If a company is not incorporated in the U.K., the company will be eligible to be considered a U.K. company if it publicly acknowledges adherence to the principles of the UK Corporate Governance Code, pre-emption rights and the UK Takeover Code as far as practicable, and it has a minimum free float of 25%. A company will be allocated to a single country.

Companies are required to have greater than 5% of the company’s voting rights (aggregated across all of its equity securities, including, where identifiable, those that are not listed or trading) in the hands of unrestricted shareholders in order to be eligible for index inclusion. The voting rights screen is applied to any potential new constituents on a quarterly basis, and existing constituents will be tested on an annual basis in conjunction with the June review.

The FTSE® 100 Index is overseen and reviewed quarterly by the FTSE Russell Europe, Middle East & Africa Regional Equity Advisory Committee (the “Index Steering Committee”) in order to maintain continuity in the level. The Index Steering Committee undertakes the reviews of the FTSE® 100 Index and ensures that constituent changes and index calculations are made in accordance with the ground rules of the FTSE® 100 Index. The FTSE® 100 Index is reviewed on a quarterly basis in March, June, September and December. Each review is based on data from the close of business on the Tuesday before the first Friday of the review month. Any constituent changes are implemented after the close of business on the third Friday of the review month (i.e. effective Monday), following the expiry of the ICE Futures Europe futures and options contracts.

The FTSE Underlying Stocks may be replaced, if necessary, in accordance with deletion/addition rules that provide generally for the removal and replacement of a stock from the FTSE® 100 Index if such stock is delisted or its issuer is subject to a takeover offer that has been declared unconditional or it has ceased, in the opinion of the Index Steering Committee, to be a viable component of the FTSE® 100 Index. To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market capitalization. A constant number of constituents will be maintained for the FTSE® 100 Index. Where a greater number of companies qualify to be inserted in the FTSE® 100 Index than those qualifying to be deleted, the lowest ranking constituents presently included in the FTSE® 100 Index will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review. Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted, the securities of the highest ranking companies which are presently not included in the FTSE® 100 Index will be inserted to match the number of companies being deleted at the periodic review.

Companies that are large enough to be constituents of the FTSE® 100 Index but do not pass the liquidity test are excluded. They will remain ineligible until the next annual review in June when they will be re-tested against all eligibility screens.

Calculation of the FTSE® 100 Index

The FTSE® 100 Index is an arithmetic weighted index where the weights are the market capitalization of each FTSE Underlying Stock. The FTSE® 100 Index is calculated by summing the free float adjusted market values (or capitalizations) of all FTSE Underlying Stocks within the index divided by the divisor. On the base date, the divisor is calculated as the sum of the market capitalizations of the FTSE Underlying Stocks divided by the initial index value of 1,000. The divisor is subsequently adjusted for any capital changes in the FTSE Underlying Stocks. In order to minimize and/or prevent discontinuities in the FTSE® 100 Index in the event of a corporate action or change in constituents, adjustments are made to the prices used to calculate the FTSE® 100 Index with the goal of ensuring that the changes in the FTSE® 100 Index between two consecutive dates reflects only market movements rather than including change due to the impact of corporate actions or constituent changes. These adjustments are made in an attempt to ensure that the values of the FTSE® 100 Index remain comparable over time and that changes in the level of the FTSE® 100 Index properly reflect the change in value of a portfolio of FTSE Underlying Stocks with weights the same as in the FTSE® 100 Index.

Corporate Events Affecting the FTSE® 100 Index

FTSE applies corporate actions to the FTSE® 100 Index on a daily basis. FTSE has stated as general principles that the treatment of corporate events (a) should reflect how such events are likely to be dealt with in investment portfolios to maintain the portfolio structure in line with the target set out in the index objective and index methodology and (b) should normally be designed to minimize the trading activity required by investors to match the index performance. No assurance can be provided that corporate actions and events will be treated by FTSE in a manner consistent with its statement of general principles.

In addition, FTSE has established guidance for the treatment of corporation actions and events, including, but not limited to, dividends, capital repayments, companies converting to a REIT structure, share buybacks, rights issues, mergers, acquisitions, tender offers, split-offs, spin-offs, bankruptcies, insolvencies, liquidations and trading suspensions. However, because of the complexities involved in some cases, those guidelines are not definitive rules that will determine FTSE’s actions in all circumstances. FTSE reserves the right to determine the most appropriate method of implementation for any corporate event which is not covered by those guidelines or which is of a complex nature.

License Agreement

The Securities are not in any way sponsored, endorsed, sold or promoted by FTSE or by the Exchange or by The Financial Times Limited (“FT”) and neither FTSE or Exchange or FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the UKX and/or the figure at which the said UKX stands at any particular time on any particular day or otherwise. The UKX is compiled and calculated solely by FTSE. However, neither FTSE or the Exchange or FT shall be liable (whether in negligence or otherwise) to any person for any error in the UKX and neither FTSE or the Exchange or FT shall be under any obligation to advise any person of any error therein. “FTSE100” is a trademark of London Stock Exchange Plc and The Financial Times Limited and are used by FTSE under license. “All-World” is a trademark of FTSE.

The MSCI Indices

All information contained in this underlying supplement regarding the MSCI ACWI Index, the MSCI ACWI ex USA Index, the MSCI Brazil Index, the MSCI Canada Index, the MSCI China Index, the MSCI EAFE® Index, the MSCI EAFE® Investable Market Index, the MSCI Emerging Markets Index, the MSCI EMU Index, the MSCI Europe Index, the MSCI Italy SMID Cap Index, the MSCI Japan Index, the MSCI Korea Index, the MSCI Malaysia Index, the MSCI Mexico Investable Market Index, the MSCI Pacific Ex-Japan Index, the MSCI Singapore Free Index, the MSCI South Africa Index, the MSCI Spain SMID Cap Index, the MSCI Taiwan Index, the MSCI Turkey Investable Market Index and the MSCI World Index℠ (each, an “MSCI Index” and collectively, the “MSCI Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, MSCI Inc. (“MSCI”). The MSCI Indices are calculated, maintained and published by MSCI. MSCI has no obligation to continue to publish, and may discontinue publication of, any of the MSCI Indices.

The MSCI ACWI Index

The MSCI ACWI Index is a free float adjusted market capitalization index that is designed to measure the performance of the large- and mid-cap segments of global emerging markets and certain developed markets. The MSCI ACWI Index currently consists of the following 23 developed market country indices and 24 emerging market country indices: developed market countries include Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States; emerging market countries include Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Kuwait, Malaysia, Mexico, Peru, Philippines, Poland, Qatar, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and the United Arab Emirates. The MSCI ACWI Index covers approximately 85% of global investable equities. The U.S. dollar price return version of the MSCI ACWI Index is reported by Bloomberg L.P. under the ticker symbol “MXWD.”

The MSCI ACWI ex USA Index

The MSCI ACWI ex USA Index is a free float adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of global emerging markets and certain developed markets, excluding the United States. The MSCI ACWI ex USA Index currently consists of the following 22 developed market country indices and 24 emerging market country indices: developed market countries include Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom; emerging market countries include Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Kuwait, Malaysia, Mexico, Peru, Philippines, Poland, Qatar, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and the United Arab Emirates. The MSCI ACWI ex USA Index covers approximately 85% of global investable equities, excluding the United States. The U.S. dollar price return version of the MSCI ACWI ex USA Index is reported by Bloomberg L.P. under the ticker symbol “MXWDU.”

The MSCI Brazil Index

The MSCI Brazil Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of the Brazilian equity market. The MSCI Brazil Index covers approximately 85% of the Brazilian equity universe. The U.S. dollar price return version of the MSCI Brazil Index is reported by Bloomberg L.P. under the ticker symbol “MXBR.”

The MSCI Canada Index

The MSCI Canada Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of the Canadian equity market. The MSCI Canada Index covers approximately 85% of the free float-adjusted market capitalization in Canada. The Canadian dollar price return version of the MSCI Canada Index is reported by Bloomberg, L.P. under the ticker symbol “MXCA.”

The MSCI China Index

The MSCI China Index is a free float-adjusted market capitalization index that is designed to capture large- and mid-cap representation across A-shares, B-shares, H-shares, Red-chips, P-chips and foreign listings (e.g., American depositary receipts). As of June 2018, the MSCI China Index includes A-shares. A-shares are securities of companies incorporated in mainland China that trade on the Shanghai Stock Exchange (the “SSE”) and the Shenzhen Stock Exchange (the “SZSE”), are quoted in local renminbi and entail foreign investment regulations. B-shares are securities of companies incorporated in mainland China that trade on the SSE (quoted in U.S. dollars) and the SZSE (quoted in Honk Kong dollars) and are open to foreign investors. H-shares are securities of companies incorporated in mainland China that trade on the Hong Kong Stock Exchange (the “HKSE”) and other foreign exchanges. Red-chips and P-chips are securities of companies incorporated outside of China that trade on the HKSE. A Red-chip company is a company whose largest shareholder is an organization or enterprise that is owned by the state, provinces, or municipalities of mainland China. A P-chip company is not state-owned, and only P-chips of companies meeting certain thresholds relating to revenue derivation from and asset allocation in mainland China are included in the MSCI China Index. Although the MSCI China Index does include some foreign listings, such securities listed in the United States and resulting from reverse mergers are not eligible for inclusion in the MSCI China Index. In addition, any securities designated with a “special treatment” status by the relevant exchange are excluded from the MSCI China Index. The MSCI China Index covers approximately 85% of the Chinese equity universe set forth above. The Hong Kong dollar price return version of the MSCI China Index is reported by Bloomberg L.P. under the ticker symbol “MXCN.”

The MSCI EAFE® Index

The MSCI EAFE® Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of certain developed markets, excluding the United States and Canada. The MSCI EAFE® Index currently consists of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The MSCI EAFE® Index covers approximately 85% of the free float-adjusted market capitalization in each country. The U.S. dollar price return version of the MSCI EAFE® Index is reported by Bloomberg L.P. under the ticker symbol “MXEA.”

The MSCI EAFE® Investable Market Index

The MSCI EAFE® Investable Market Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large-, mid- and small-cap segments of certain developed markets, excluding the United States and Canada. The MSCI EAFE® Investable Market Index currently consists of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The MSCI EAFE® Investable Market Index covers approximately 99% of the free float-adjusted market capitalization in each country. The U.S. dollar price return version of the MSCI EAFE® Investable Market Index is reported by Bloomberg L.P. under the ticker symbol “MXEAIM.”

The MSCI Emerging Markets Index

The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of global emerging markets. The MSCI Emerging Markets Index currently consists of the following 24 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Kuwait, Malaysia, Mexico, Peru, Philippines, Poland, Qatar, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and the United Arab Emirates. As of June 2018, the MSCI Emerging Markets Index includes shares traded on mainland Chinese exchanges, referred to as A-shares. The MSCI Emerging Markets Index covers approximately 85% of the free float-adjusted market capitalization in each country. The U.S. dollar price return version of the MSCI Emerging Markets Index is reported by Bloomberg L.P. under the ticker symbol “MXEF.”

The MSCI EMU Index

The MSCI EMU Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of certain developed markets in the European Economic and Monetary Union (the “EMU”). The MSCI EMU Index currently consists of the following 10 developed market country indices: Austria, Belgium, Finland, France, Germany, Ireland, Italy, the Netherlands, Portugal and Spain. The MSCI EMU Index covers approximately 85% of the free float-adjusted market capitalization in the EMU. The euro price return version of the MSCI EMU Index is reported by Bloomberg L.P. under the ticker symbol “MXEM.”

The MSCI Europe Index

The MSCI Europe Index is a free float adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of certain developed markets in Europe. The MSCI Europe Index currently consists of the following 15 developed market country indices: Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom. The MSCI Europe Index covers approximately 85% of the free float-adjusted market capitalization in the European developed markets equity universe. The euro price return version of the MSCI Europe Index is reported by Bloomberg L.P. under the ticker symbol “MXEU.”

The MSCI Italy SMID Cap Index

The MSCI Italy SMID Cap Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the mid- and small-cap segments in the Italian equity market. The MSCI Italy SMID Cap Index covers approximately 28% of the free float-adjusted market capitalization in Italy. The euro price return version of the MSCI Italy SMID Cap Index is reported by Bloomberg Financial Markets under the ticker symbol “MXITSM.”

The MSCI Japan Index

The MSCI Japan Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of the Japanese equity market. The MSCI Japan Index covers approximately 85% of the free float-adjusted market capitalization in Japan. The Japanese yen price return version of the MSCI Japan Index is reported by Bloomberg L.P. under the ticker symbol “MXJP.”

The MSCI Korea Index

The MSCI Korea Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of the South Korean equity market. The MSCI Korea Index covers about 85% of the Korean equity universe. The Korean won price return version of the MSCI Korea Index is reported by Bloomberg L.P. under the ticker symbol “MXKR.”

The MSCI Malaysia Index

The MSCI Malaysia Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of the Malaysian equity market. The MSCI Malaysia Index covers about 85% of the Malaysian equity universe. The Malaysian ringgit price return version of the MSCI Malaysia Index is reported by Bloomberg L.P. under the ticker symbol “MXMY.”

The MSCI Mexico Investable Market Index

The MSCI Mexico Investable Market Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large-, mid- and small-cap segments of the Mexican equity market. The MSCI Mexico Index covers approximately 99% of the free float-adjusted market capitalization in Mexico. The U.S. dollar price return version of the MSCI Mexico Investable Market Index is reported by Bloomberg L.P. under the ticker symbol “MXMX”.

The MSCI Pacific Ex-Japan Index

The MSCI Pacific Ex-Japan Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of certain developed markets in the Pacific region, excluding Japan. The MSCI Pacific Ex-Japan Index currently consists of the following 4 developed country indices: Australia, Hong Kong, New Zealand and Singapore. The MSCI Pacific Ex-Japan Index covers approximately 85% of the free float-adjusted market capitalization in each country. The U.S. dollar price return version of the MSCI Pacific Ex-Japan Index is reported by Bloomberg L.P. under the ticker symbol “MXAPJ.”

The MSCI Singapore Free Index

The MSCI Singapore Free Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of the Singaporean equity market and uses “foreign” prices instead of local prices when available. The MSCI Singapore Free Index covers approximately 85% of the free float-adjusted market capitalization in Singapore. The Singapore dollar price return version of the MSCI Singapore Free Index is reported by Bloomberg L.P. under the ticker symbol “SIMSCI.”

The MSCI South Africa Index

The MSCI South Africa Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of the South African equity market. The MSCI South Africa Index covers approximately 85% of the free float-adjusted market capitalization in South Africa. The South African rand price return version of the MSCI South Africa Index is reported by Bloomberg L.P. under the ticker symbol “MXZA.”

The MSCI Spain SMID Cap Index

The MSCI Spain SMID Cap Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the mid- and small-cap segments in the Spanish equity market. The MSCI Spain SMID Cap Index covers approximately 28% of the free float-adjusted market capitalization in Spain. The euro price return version of the MSCI Spain SMID Cap Index is reported by Bloomberg Financial Markets under the ticker symbol “MXESSM.”

The MSCI Taiwan Index

The MSCI Taiwan Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of the Taiwanese equity market. The MSCI Taiwan Index covers approximately 85% of the free float-adjusted market capitalization in Taiwan. The Taiwan new dollar price return version of the MSCI Taiwan Index is reported by Bloomberg L.P. under the ticker symbol “TAMSCI.”

The MSCI Turkey Investable Market Index

The MSCI Turkey Investable Market Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large-, mid- and small-cap segments of the Turkish equity market. The MSCI Turkey Investable Market Index covers approximately 99% of the free float-adjusted market capitalization in Turkey. The Turkish lira price return version of the MSCI Turkey Investable Market Index is reported by Bloomberg L.P. under the ticker symbol “MXTR.”

The MSCI World Index℠

The MSCI World Index℠ is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of certain developed markets. The MSCI World Index℠ currently consists of the following 23 developed market country indices: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States. The MSCI World Index℠ covers approximately 85% of the free float-adjusted market capitalization in each country. The U.S. dollar price return version of the MSCI World Index℠ is reported by Bloomberg L.P. under the ticker symbol “MXWO.”

Constructing the MSCI Global Investable Market Indices

The MSCI Global Investable Market Indices are constructed and maintained at an individual market level. MSCI undertakes an index construction process that, with respect to the MSCI Global Investable Market Indices, involves: (i) defining the equity universe for each market; (ii) determining the market investable equity universe for each market; (iii) determining market capitalization size segments for each market and (iv) applying index continuity rules for the Standard Index (as defined below).

Defining the Equity Universe

(i)       Identifying Eligible Equity Securities: All listed equity securities, including REITs and certain income trusts listed in Canada, are eligible for inclusion in the equity universe. Limited partnerships, limited liability companies and business trusts, which are listed in the United States and are not structured to be taxed as limited partnerships, are likewise eligible for inclusion in the equity universe. Conversely, mutual funds, exchange-traded funds, equity derivatives and most investment trusts are not eligible for inclusion in the equity universe. Preferred shares that exhibit characteristics of equity securities are eligible. Stapled securities are considered eligible if each of the underlying components exhibit characteristics of equity securities.

(ii)       Country Classification of Eligible Securities: The equity universe initially looks at securities listed in any of the countries in the MSCI global index series, which will be classified as a developed market (“DM”), emerging market (“EM”) or frontier market. Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A market investable equity universe for a market is derived by (i) identifying eligible listings for each security in the equity universe and (ii) applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology. The global investable equity universe is the aggregation of all market investable equity universes.

(i)        Identifying Eligible Listings: A security may have a listing that trades in the country where it is classified (a “local listing”) and/or a listing that trades in a different country (a “foreign listing”). A security may be represented by either a local listing or a foreign listing (including a depositary receipt) in the global investable equity universe as determined by MSCI.

(ii)       Applying Investability Screens: Some of the investability requirements are applied at the individual security level and some at the overall company level, represented by the aggregation of individual securities of the company. As such, the inclusion or exclusion of one security does not imply the automatic inclusion or exclusion of other securities of the same company.

The investability screens used to determine the investable equity universe in each market are as follows:

(a)       Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization. A company will meet this requirement if its cumulative free float-adjusted market capitalization is within the top 99% of the equity universe sorted in descending order by full market capitalization.

(b)       Equity Universe Minimum Free Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.

(c)       DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have adequate liquidity as measured by the annualized traded value ratio (“ATVR”) and the frequency of trading. In addition to the ATVR and frequency of trading requirements, securities in the MSCI China equity universe will not be eligible for inclusion in the market investable equity universe if the securities are suspended on the price cutoff date of the index review or have been suspended for 50 consecutive business days or more in the past 12 months.

Only one listing per security may be included in the market investable equity universe. In instances when a security has two or more eligible listings that meet the above liquidity requirements, then the following priority rules are used to determine which listing will be used for potential inclusion of the security in the market investable equity universe: (i) local listing; (ii) foreign listing in the same geographical region and (iii) foreign listing in a different geographical region.

(d)       Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security’s foreign inclusion factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a market investable equity universe. Exceptions to this general rule are made only in the limited cases where the exclusion of securities of a very large company would compromise the Standard Index’s ability to fully and fairly represent the characteristics of the underlying market.

(e)       Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least three months before the implementation of an index review. This requirement is applicable to small new issues in all markets. Large IPOs and large primary/secondary offerings of non-index constituents are not subject to this requirement and may be included in a market investable equity universe and the Standard Index outside of a quarterly index review.

(f)       Minimum Foreign Room Requirement: This investability screen is applied at the individual security level. For a security that is subject to a foreign ownership limit to be eligible for inclusion in a market investable equity universe, the proportion of shares still available to foreign investors relative to the maximum allowed (referred to as “foreign room”) must be at least 15%.

(g)       Financial Reporting Requirement: This investability screen is applied at the company level. Companies classified as belonging to the United States must file a Form 10-K/10-Q to be eligible for inclusion in the United States investable equity universe.

Defining Market Capitalization Size Segments for Each Market

Once a market investable equity universe is defined, it is segmented into the following size-based indices (each, a “Size Segment Index”), with the following free float-adjusted market capitalization market coverage target ranges:

(i)        Investable Market Index (Large + Mid + Small): 99%+1% or -0.5%

(ii)       Standard Index (Large + Mid): 85% ± 5%

(iii)      Large Cap Index: 70% ± 5%

(iv)      Mid Cap Index: The Mid Cap Index market coverage in each market is derived as the difference between the market coverage of the Standard Index and the Large Cap Index in that market.

(v)       Small Cap Index: The Small Cap Index market coverage in each market is derived as the difference between the free float-adjusted market capitalization coverage of the Investable Market Index and the Standard Index in that market.

Additional size segment investability requirements are set for the Investable Market and the Standard Indices. For instance, securities that exhibit extreme price increase will not be eligible for addition into the Standard Index but will continue to be considered as part of the market investable equity universe. These securities will be re-evaluated for Standard Index inclusion at the subsequent index review using Standard Index inclusion criteria, including the applicable return-based thresholds for extreme price increase. MSCI will evaluate the 5-day to 60-day excess returns, in increments of 5 days, as of the price cutoff date of the index review, for additions to the Standard Indices. Excess return is calculated as the difference between the return of a security for the relevant period and the average return of Investable Market Index constituents belonging to the same country-sector where the security is classified (in terms of country of classification and GICS® classification at the sector level). For country-sectors that have five or fewer Investable Market Index constituents, the relevant country Investable Market Index return is used instead. IPOs that do not meet the minimum length of trading requirement but meet all other criteria for Standard Index inclusion are not subject to this requirement.

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

If, after the application of the index construction methodology, a Standard Index contains fewer than five securities in a DM or three securities in an EM, then the largest securities by free float-adjusted market capitalization among the securities included in the market investable equity universe are added to the Standard Index in order to reach five constituents in that DM or three in that EM. At subsequent index reviews, if, after the application of the index maintenance methodology, a Standard Index contains fewer than five securities in a DM or three securities in an EM, then the remaining securities are selected for inclusion by ranking those securities by descending free float-adjusted market capitalization and multiplying the free float-adjusted market capitalization of such securities by a factor of 1.5.

Constructing and Calculating the Individual Global Investable Market Indices

After companies are allocated to their respective size segments and securities are reviewed for complying with the final size-segment requirements, the final list of constituents for each Size Segment Index is determined. The MSCI Investable Market Indices are composed of the MSCI Standard Indices and the MSCI Small Cap Indices. The MSCI Standard Indices are further subdivided into the MSCI Large Cap and the MSCI Mid Cap Indices. Two or more market indices can be combined to form composite indices. Market indices can be grouped either on the basis of market classification definition, geographical regions, economic regions or other criteria.

Maintenance of the MSCI Global Investable Market Indices

The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

In particular, index maintenance involves quarterly index reviews in February, May, August and November of the Size Segment Indices. Quarterly index reviews include updating the indices on the basis of a fully refreshed equity universe; taking buffer rules into consideration for migration of securities across size and style segments; and updating FIFs and number of shares (“NOS”).

In addition, ongoing event-related changes to the indices are made as the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

Index Calculation

The MSCI Indices are calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, today’s index level is obtained by applying the change in the market performance to the previous period index level.

Treatment of Investment Sanctions Related to U.S. Executive Order 13959

The U.S. Executive Order 13959 dated November 12, 2020 which prohibits transactions by U.S. persons in certain Chinese companies (the “Order”), along with clarification from the Office of Foreign Assets Control (“OFAC”), results in the deletion from/non-inclusion in the MSCI Global Investable Market Indices of relevant impacted securities.

On January 5, 8 and 26, 2021, MSCI deleted securities impacted by the Order from the MSCI Global Investable Market Indices. Following the amendment of the Order on June 3, 2021, OFAC has published the Non-SDN Chinese Military-Industrial Complex Companies List (the “NS-CMIC List”) and related security tickers. MSCI deleted the securities included in OFAC’s NS-CMIC List from the MSCI Global Investable Market Indices as of the close of July 26, 2021.

MSCI continues to monitor for updates to the NS-CMIC List and related security tickers impacted by the Order. Furthermore, securities that are not included in the NS-CMIC List but belong to the same issuer as a security already included in the NS-CMIC List will also be considered impacted by the Order.

Securities impacted by the Order are considered to be ineligible for inclusion in the MSCI Global Investable Market Indices. Securities that are impacted by the Order that are assigned to a size segment will have an adjustment factor of 0 applied and hence will not be included in the relevant Size Segment Indices. Existing index constituents impacted by the Order will be deleted from the MSCI Global Investable Market Indices. At the time of their deletion from the MSCI Global Investable Market Indices, the securities will be retained in their existing size segment and will continue to be included in the market investable equity universe.

License Agreement

We have entered into or expect to enter into a non-exclusive license agreement with MSCI providing for the license to us and certain of our affiliates, in exchange for a fee, of the right to use the MSCI Indices in connection with securities, including the notes. The MSCI Indices are owned and published by MSCI.

The license agreement between MSCI and us provides or is expected to provide that the following language must be set forth in this document:

THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY ROYAL BANK OF CANADA AND ITS AFFILIATES. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE NOTES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN THE NOTES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE NOTES OR THE ISSUER OR OWNER OF THE NOTES. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THE NOTES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR

COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE NOTES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE NOTES ARE REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THE NOTES IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE NOTES.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, ISSUERS OF THE NOTES, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the notes, or any other person or entity, should use or refer to any MSCI trade name, trade mark or service mark rights to sponsor, endorse, market or promote the notes without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim affiliation with MSCI without the prior written permission of MSCI.

The MSCI 25/50 Indices

All information contained in this underlying supplement regarding the MSCI Brazil 25/50 Index, the MSCI Korea 25/50 Index, the MSCI Mexico Investable Market (IMI) 25/50 Index and the MSCI Taiwan 25/50 Index (each, an “MSCI 25/50 Index” and collectively, the “MSCI 25/50 Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, MSCI Inc. (“MSCI”). The MSCI 25/50 Indices are calculated, maintained and published by MSCI. MSCI has no obligation to continue to publish, and may discontinue publication of, any of the MSCI 25/50 Indices.

Each of the MSCI Brazil 25/50 Index, the MSCI Korea 25/50 Index, the MSCI Mexico Investable Market (IMI) 25/50 Index and the MSCI Taiwan 25/50 Index is an index created by applying the weight constraints described below to its parent index, the MSCI Brazil Index, the MSCI Korea Index, the MSCI Mexico Investable Market Index and the MSCI Taiwan Index (each, an “MSCI Index” and collectively, the “MSCI Indices”), respectively. For additional information about the MSCI Indices, please see “Indices—The MSCI Indices” in this underlying supplement.

The MSCI Brazil 25/50 Index

The MSCI Brazil 25/50 Index is designed to measure the performance of the large- and mid-cap segments of the Brazilian equity market. It applies certain investment limits that are imposed on regulated investment companies (“RICs”) under the current U.S. Internal Revenue Code. The MSCI Brazil 25/50 Index covers approximately 85% of the free float-adjusted market capitalization in Brazil. The MSCI Brazil 25/50 Index is an index created by applying the weight constraints described below to the MSCI Brazil Index. The U.S. dollar price return version of the MSCI Brazil 25/50 Index is reported by Bloomberg L.P. under the ticker symbol “MXBR2550.”

The MSCI Korea 25/50 Index

The MSCI Korea 25/50 Index is designed to measure the performance of the large- and mid-capitalization segments of the Korean equity market. It applies certain investment limits that are imposed on RICs under the current U.S. Internal Revenue Code. The MSCI Korea 25/50 Index covers approximately 85% of the free float-adjusted market capitalization in Korea. The MSCI Korea 25/50 Index is an index created by applying the weight constraints described below to the MSCI Korea Index. The U.S. dollar price return version of the MSCI Korea 25/50 Index is reported by Bloomberg L.P. under the ticker symbol “MXKR2550.”

The MSCI Mexico IMI 25/50 Index

The MSCI Mexico IMI 25/50 Index is designed to measure the performance of the large-, mid- and small-cap segments of the Mexican equity market. It applies certain investment limits that are imposed on RICs under the current U.S. Internal Revenue Code. The MSCI Mexico IMI 25/50 Index covers approximately 99% of the free float-adjusted market capitalization in Mexico. The MSCI Mexico IMI 25/50 Index is an index created by applying the weight constraints described below to the MSCI Mexico Investable Market Index. The U.S. dollar price return version of the MSCI Mexico IMI 25/50 Index is reported by Bloomberg L.P. under the ticker symbol “MXMX5IM.”

The MSCI Taiwan 25/50 Index

The MSCI Taiwan 25/50 Index is designed to measure the performance of the large- and mid-capitalization segments of the Taiwanese equity market. It applies certain investment limits that are imposed on RICs under the current U.S. Internal Revenue Code. The MSCI Taiwan 25/50 Index covers approximately 85% of the free float-adjusted market capitalization in Taiwan. The MSCI Taiwan 25/50 Index covers approximately 85% of the free float-adjusted market capitalization in Taiwan. The MSCI Taiwan 25/50 Index is an index created by applying the weight constraints described below to the MSCI Taiwan Index. The U.S. dollar price return version of the MSCI Taiwan 25/50 Index is reported by Bloomberg L.P. under the ticker “MXCXBICR.”

Objectives and Guiding Principles Underlying the MSCI 25/50 Indices

Under current regulations, a fund needs to satisfy certain tests, such as those relating to asset diversification and sources of income, for qualification as a RIC. More specifically, one requirement of a RIC is that, at the end of each quarter of a RIC’s tax year, no more than 25% of the value of the RIC’s assets may be invested in a single issuer and the sum of the weights of all issuers representing more than 5% of the fund should not exceed 50% of the fund’s total assets. The MSCI 25/50 Indices take into account these investment limits, aiming to offer a benchmarking alternative for RIC-compliant funds.

The following principles have guided MSCI in designing a methodology for constructing the MSCI 25/50 Indices from underlying non-constrained indices.

Reflecting the 25% and 50% concentration constraints. Reflecting the 25% and 50% concentration constraints is the primary consideration in terms of both index construction and index maintenance. Ensuring timely and on-going reflection of the constraints requires an MSCI 25/50 Index to be rebalanced periodically. The MSCI 25/50 Indices are rebalanced in February, May, August and November.

Minimizing tracking error to the parent index. Minimizing the tracking error between an MSCI 25/50 Index and the relevant parent index, while keeping the index turnover to a reasonable level, is another important objective. MSCI seeks to achieve this by rebalancing each MSCI 25/50 Index using an optimization process that aims to minimize the constituent weight differences between that MSCI 25/50 Index and the relevant parent index.

Construction and Maintenance of the MSCI 25/50 Indices

Constructing and Rebalancing the MSCI 25/50 Indices

The MSCI 25/50 Indices methodology follows a portfolio optimization framework. The “Barra Optimizer” is utilized to perform the optimization function, which is aimed at minimizing index turnover, tracking error and extreme deviation from the relevant parent index. The Barra Optimizer is an algorithm designed to facilitate the portfolio construction process.

Constraint targets. Each MSCI 25/50 Index is subject to the following constraints:

•	no issuer may exceed 25% of index weight; and

•	all issuers with weight above 5% may not exceed 50% of the index weight.

Minimizing tracking error from the relevant parent index. The MSCI 25/50 Indices methodology aims at minimizing the tracking error from the relevant pro forma parent index. The tracking error of an MSCI 25/50 Index versus the relevant parent index is measured as the sum of the squared weight differences between the constituent weights of that MSCI 25/50 Index and the relevant parent index.

Minimizing transaction cost. A transaction cost is applied as a proxy for index turnover on rebalancing from the current MSCI 25/50 Index to the relevant pro forma MSCI 25/50 Index.

Minimum weight of constituents. The minimum weight of any MSCI 25/50 Index constituent is equal to the weight of the smallest constituent in the relevant pro forma parent index.

Maximum weight of constituents. In order to avoid excess weight allocation to the smaller securities relative to their market cap weight, the maximum weight of any MSCI 25/50 Index constituent is capped at four times its weight in the relevant pro forma parent index. The constraint is relaxed in steps of one in case of infeasibilities. For certain narrow parent indices, the standard maximum weight constraint parameters might lead to an infeasible solution. In such cases, MSCI may apply relaxed constraints relative to the standard set of constraints.

Buffer Rules

A buffer of 10% of the value of each constraint is used in order to reduce the risk of non-compliance due to short-term market movements between two quarterly rebalancings. As a result, at the point of constructing or rebalancing an MSCI 25/50 Index, the weight of any single issuer cannot exceed 22.5% of the index weight and all issuers with weight above 4.5% cannot exceed 45% of the index weight.

Maintenance Rules

Quarterly index reviews. The MSCI 25/50 Indices are rebalanced quarterly and the changes resulting from the rebalancing are made as of the close of the last business day of each February, May, August and November, to coincide with the quarterly index reviews of their parent indices.

The MSCI 25/50 Indices are in general rebalanced nine business days before the effective date. The changes resulting from the rebalancing are announced on the same day.

In case a pro forma MSCI 25/50 Index violates the 25/50 constraints between the announcement date and the effective date, the previously announced results will be discarded and a newly rebalanced MSCI 25/50 Index will be announced.

There is no index rebalancing due to non-compliance between quarterly index reviews.

At each rebalancing, a constraint factor is calculated for each constituent of an MSCI 25/50 Index. The constraint factor is defined as the weight in the relevant MSCI 25/50 Index at the time of the rebalancing divided by the weight in the relevant parent index. The constraint factor as well as the constituents of the relevant MSCI 25/50 Index remain constant between index reviews except in case of corporate events.

Ongoing Event Related Changes. The addition of a newly eligible security in a parent index—for example, an early inclusion of a large initial public offering, or a security migrating to that parent index from another size segment—will result in the inclusion of that security in the relevant MSCI 25/50 Index and consequently trigger the full rebalancing of that MSCI 25/50 Index.

In the event of a merger or an acquisition where an index constituent acquires another index constituent or merges with another index constituent, the remaining company is maintained in the relevant MSCI 25/50 Index with a constraint factor calculated as the weighted average of the constraint factors before the corporate event.

If a spun-off security of an index constituent is added to a parent index, it will be added to the relevant MSCI 25/50 Index with the same constraint factor as the parent security.

The deletion of a constituent from a parent index following a corporate event triggers its deletion from the relevant MSCI 25/50 Index without rebalancing of that MSCI 25/50 Index.

Issuer Concentration Issues

A minimum of 15 issuers in the relevant parent index is required at any point in time for the relevant MSCI 25/50 Index to be rebalanced as described above. In the event the number of issuers drops below 15 but remains above 11 following a corporate event or a regular index review, MSCI will apply the following adjustments:

•	Number of issuers drops to 14: the buffer mentioned above will be reduced from 10% to 9%. Thus, the weight of any single issuer cannot exceed 22.75% of the index weight and all issuers with weight above 4.55% cannot exceed 45.5% of the index weight.

•	Number of issuers drops to 13: the buffer mentioned above will be reduced from 10% to 4%. Thus, the weight of any single issuer cannot exceed 24% of the index weight and all issuers with weight above 4.8% cannot exceed 48% of the index weight.

•	Number of issuers drops to 12: the buffer mentioned above will be reduced from 10% to 0%. Thus, the weight of any single issuer cannot exceed 25% of the index weight and all issuers with weight above 5% cannot exceed 50% of the index weight.

An MSCI 25/50 Index will need to be discontinued if the number of issuers drops below 12 as mathematically no solution can satisfy the 25% and 50% constraints. MSCI will however temporarily maintain the relevant MSCI

25/50 Index for a minimum of two months before discontinuation by adding the necessary number of securities to that MSCI 25/50 Index. The index discontinuation will coincide with one of the subsequent regular index reviews. The securities to be added will be chosen in the following order of priority:

•	Securities deleted from that MSCI 25/50 Index, provided they exhibit required liquidity and were not deleted due to financial difficulties, etc.

•	Eligible securities of relevant size not included in the relevant parent index (e.g., largest small cap size-segment securities).

In the event that no securities are eligible for temporary addition to the relevant MSCI 25/50 Index, MSCI will provide an index, as close as possible to the 25/50 constraints, for a minimum of two months before discontinuation. The index discontinuation will coincide with one of the subsequent regular index reviews.

Index Calculation and Corporate Events

Please refer to “Indices—The MSCI Indices” in this underlying supplement for information relating to the calculation of the MSCI 25/50 Indices, subject to the weight limits, buffer rules and issuer concentration issues described above, and the treatment of corporate events, subject to the maintenance rules described above. For these purposes, each MSCI 25/50 Index is deemed to be one of the MSCI Indices described in that section of the underlying supplement.

License Agreement

We have entered into or expect to enter into a non-exclusive license agreement with MSCI providing for the license to us and certain of our affiliates, in exchange for a fee, of the right to use the MSCI 25/50 Indices in connection with securities, including the notes. The MSCI 25/50 Indices are owned and published by MSCI.

The license agreement between MSCI and us provides or is expected to provide that the following language must be set forth in this document:

THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY ROYAL BANK OF CANADA AND ITS AFFILIATES. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE NOTES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN THE NOTES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE NOTES OR THE ISSUER OR OWNER OF THE NOTES. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THE NOTES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE NOTES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE NOTES ARE REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THE NOTES IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE NOTES.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, ISSUERS OF THE NOTES, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the notes, or any other person or entity, should use or refer to any MSCI trade name, trade mark or service mark rights to sponsor, endorse, market or promote the notes without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim affiliation with MSCI without the prior written permission of MSCI.

The Nasdaq-100 Index®

We obtained all information contained in this underlying supplement regarding the Nasdaq-100 Index®, including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Nasdaq, Inc. (“Nasdaq”), the index sponsor. Nasdaq has no obligation to continue to publish, and may discontinue publication of, the Nasdaq-100 Index® at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the Nasdaq-100 Index® in connection with the offer and sale of the securities.

In addition, information about the Nasdaq-100 Index® may be obtained from other sources including, but not limited to, the Nasdaq-100 Index® sponsor’s website (including information regarding the sector weightings of the Nasdaq-100 Index®). We are not incorporating by reference into this document the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Nasdaq-100 Index® is accurate or complete.

The Nasdaq-100 Index® is reported by Bloomberg L.P. under the ticker symbol “NDX.”

The Nasdaq-100 Index® is a modified market capitalization-weighted index that is designed to measure the performance of the 100 largest non-financial companies listed on the Nasdaq Stock Market. The Nasdaq-100 Index®, which includes companies across a variety of major industry groups, was launched on January 31, 1985, with a base index value of 125.00, as adjusted.

The Nasdaq-100 Index® share weights of the component securities of the Nasdaq-100 Index® at any time are based upon the total shares outstanding in each of those securities and are additionally subject, in certain cases, to rebalancing. Accordingly, each underlying stock’s influence on the level of the Nasdaq-100 Index® is directly proportional to the value of its Nasdaq-100 Index® share weight.

Calculation of the Nasdaq-100 Index®

At any moment in time, the value of the Nasdaq-100 Index® equals the aggregate value of the then-current Nasdaq-100 Index® share weights of each of the Nasdaq-100 Index® component securities, which are based on the total shares outstanding of each such Nasdaq-100 Index® component security, multiplied by each such security’s respective last sale price on the Nasdaq Stock Market (which may be the official closing price published by the Nasdaq Stock Market), and divided by a scaling factor (the “divisor”), which becomes the basis for the reported Nasdaq-100 Index® value. The divisor serves the purpose of scaling such aggregate value to a lower order of magnitude which is more desirable for Nasdaq-100 Index® reporting purposes.

Security Eligibility Criteria

Eligible security types generally include American depositary receipts, common stocks, ordinary shares and tracking stocks. Companies organized as real estate investment trusts (“REITs”) are not eligible for index inclusion. If the security is a depositary receipt representing a security of a non-U.S. issuer, then references to the “issuer” are references to the underlying security and the total shares outstanding is the actual number of depositary shares outstanding as reported by the depositary banks.

If an issuer has listed multiple security classes, all security classes are eligible, subject to meeting all other security eligibility criteria.

The issuer of the security’s primary U.S. listing must exclusively be listed on the Nasdaq Global Select Market or the Nasdaq Global Market. If the issuer of the security is organized under the laws of a jurisdiction outside the United States, then such security must have listed options on a registered options market in the United States or be eligible for listed options trading on a registered options market in the United States.

The security must be classified as a non-financial company (any industry other than financials) according to the Industry Classification Benchmark.

There is no market capitalization eligibility criterion. Each security must have a minimum average daily trading volume of 200,000 shares (measured over the three calendar months ending with the month that includes the reconstitution reference date).

The security must have traded for at least three full calendar months, not including the month of initial listing, on an eligible exchange, which includes Nasdaq (Nasdaq Global Select Market, Nasdaq Global Market or Nasdaq Capital Market), NYSE, NYSE American or Cboe BZX. Eligibility is determined as of the constituent selection reference date and includes that month. A security that was added to the Nasdaq-100 Index® as the result of a spin-off event will be exempt from the seasoning requirement. There is no float eligibility criterion.

The issuer of the security generally may not currently be in bankruptcy proceedings.

The issuer of the security generally may not have entered into a definitive agreement or other arrangement that would make it ineligible for index inclusion and where the transaction is imminent as determined by the Nasdaq Index Management Committee.

Reconstitution and Rebalancing of the Nasdaq-100 Index®

Nasdaq selects constituents once annually in December. The security eligibility criteria are applied using market data as of the end of October and total shares outstanding as of the end of November. Index reconstitutions are announced in early December and become effective after the close of trading on the third Friday in December.

The Nasdaq-100 Index® is rebalanced on a quarterly basis in March, June, September and December. The Nasdaq-100 Index® rebalance uses the total shares outstanding and last sale price of all Nasdaq-100 Index® securities as of the prior month-end (February, May, August and November, respectively). Index rebalance changes are announced in early March, June, September and December and become effective after the close of trading on the third Friday in March, June, September and December. A special rebalance may be conducted at any time based on the weighting restrictions described in the index rebalance procedure if it is determined to be necessary to maintain the integrity of the Nasdaq-100 Index®.

Constituent Selection

A reconstitution is conducted on an annual basis, at which time all eligible issuers, ranked by market capitalization, are considered for index inclusion based on the following order of criteria.

1.	The top 75 ranked issuers will be selected for inclusion in the Nasdaq-100 Index®.

2.	Any other issuers that were already members of the Nasdaq-100 Index® as of the reconstitution reference date and are ranked within the top 100 are also selected for inclusion in the Nasdaq-100 Index®.

3.	In the event that fewer than 100 issuers pass the first two criteria, the remaining positions will first be filled, in rank order, by issuers currently in the Nasdaq-100 Index® ranked in positions 101-125 that were ranked in the top 100 at the previous reconstitution or replacement- or spin-off-issuers added since the previous reconstitution.

4.	In the event that fewer than 100 issuers pass the first three criteria, the remaining positions will be filled, in rank order, by any issuers ranked in the top 100 that were not already members of the Nasdaq-100 Index® as of the reference date.

Constituent Weighting

The Nasdaq-100 Index® is a modified market capitalization-weighted index.

Quarterly Weight Adjustment

The Nasdaq-100 Index®’s quarterly weight adjustment employs a two-stage weight adjustment scheme according to issuer-level constraints.

Nasdaq-100 Index® securities’ initial weights are determined using up to two calculations of market capitalization: total shares outstanding-derived market capitalization and index share-derived market capitalization. Total shares outstanding-derived market capitalization is defined as a security’s last sale price multiplied by its total shares outstanding. Index share-derived market capitalization is defined as a security’s last sale price multiplied by its updated index shares as of the prior month end. Both total shares outstanding-derived and index share-derived market capitalizations can be used to calculate total shares outstanding-derived and index share-derived initial index weights by dividing each index security’s (total shares outstanding- or index share-derived) market capitalization by the aggregate (total shares outstanding- or index share-derived) market capitalization of all index securities.

When the rebalance coincides with the reconstitution, only total shares outstanding-derived initial weights are used. When the rebalance does not coincide with the reconstitution, index share-derived initial weights are used when doing so results in no weight adjustment; otherwise, total shares outstanding-derived weights are used in both stages of the weight adjustment procedure. Issuer weights are the aggregated weights of the issuers’ respective index securities.

Stage 1. If no initial issuer weight exceeds 24%, initial weights are used as Stage 1 weights; otherwise, initial weights are adjusted so that no issuer weight may exceed 20% of the Nasdaq-100 Index®.

Stage 2. If the aggregate weight of the subset of issuers whose Stage 1 weights exceed 4.5% does not exceed 48%, Stage 1 weights are used as final weights; otherwise, Stage 1 weights are adjusted so that the aggregate weight of the subset of issuers whose Stage 1 weights exceed 4.5% is set to 40%.

Annual Weight Adjustment

The Nasdaq-100 Index®’s annual weight adjustment employs a two-stage weight adjustment scheme according to security-level constraints. Nasdaq-100 Index® securities’ initial weights are determined via the quarterly weight adjustment procedure.

Stage 1. If no initial security weight exceeds 15%, initial weights are used as Stage 1 weights; otherwise, initial weights are adjusted so that no security weight may exceed 14% of the Nasdaq-100 Index®.

Stage 2. If the aggregate weight of the subset of index securities with the five largest market capitalizations is less than 40%, Stage 1 weights are used as final weights; otherwise, Stage 1 weights are adjusted so that (i) the aggregate weight of the subset of index securities with the five largest market capitalizations is set to 38.5% and (ii) no security with a market capitalization outside the largest five may have a final index weight exceeding the lesser of 4.4% or the final index weight of the index security ranked fifth by market capitalization.

Maintenance of the Nasdaq-100 Index®

Deletion Policy

If, at any time other than an index reconstitution, Nasdaq determines that an index security is ineligible for index inclusion, the index security is removed as soon as practicable.

This may include:

•	Listing on an ineligible index exchange.

•	Merger, acquisition or other major corporate event that would adversely impact the integrity of the Nasdaq-100 Index®.

•	If a company is organized as a REIT.

•	If an index security is classified as a financial company (financials industry) according to the Industry Classification Benchmark.

•	If the issuer has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® for two consecutive month ends.

•	If a security that was added to the Nasdaq-100 Index® as the result of a spin-off event has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® at the end of its second day of regular way trading as a Nasdaq-100 Index® member.

In the case of mergers and acquisitions, the effective date for the removal of an index issuer or security will be largely event-based, with the goal to remove the issuer or security as soon as completion of the acquisition or merger has been deemed highly probable. Notable events include, but are not limited to, completion of various regulatory reviews, the conclusion of material lawsuits and/or shareholder and board approvals.

If at the time of the removal of the index issuer or security there is not sufficient time to provide advance notification of the replacement issuer or security so that both the removal and replacement can be effective on the same day, the index issuer or security being removed will be retained and persisted in the index calculations at its last sale price until the effective date of the replacement issuer or security’s entry to the Nasdaq-100 Index®.

Securities that are added as a result of a spin-off may be deleted as soon as practicable after being added to the Nasdaq-100 Index®. This may occur when Nasdaq determines that a security is ineligible for inclusion because of reasons such as ineligible exchange, security type, industry or adjusted market capitalization. Securities that are added as a result of a spin-off may be maintained in the Nasdaq-100 Index® until a later date and then removed, for example, if a spin-off security has liquidity characteristics that diverge materially from the security eligibility criteria and could affect the integrity of the Nasdaq-100 Index®.

Replacement Policy

Securities may be added to the Nasdaq-100 Index® outside of the index reconstitution when there is a deletion. The index security (or all index securities under the same issuer, if appropriate) is replaced as soon as practicable if the issuer in its entirety is being deleted from the Nasdaq-100 Index®. The issuer with the largest market capitalization as of the prior month end which is not in the Nasdaq-100 Index® will replace the deleted issuer. Issuers that are added as a result of a spin-off are not replaced until after they have been included in a reconstitution.

For pending deletions set to occur soon after an index reconstitution and/or index rebalance effective date, Nasdaq may decide to remove the index security from the Nasdaq-100 Index® in conjunction with the index reconstitution and/or index rebalance effective date.

Corporate Actions

In the periods between scheduled index reconstitution and rebalancing events, individual index securities may be subject to a variety of corporate actions and events that require maintenance and adjustments to the Nasdaq-100 Index®.

At the quarterly rebalancing, no changes are made to the Nasdaq-100 Index® from the previous month end until the quarterly share change effective date, with the exception of corporate actions with an ex-date.

Governance of the Nasdaq-100 Index®

The Nasdaq Index Management Committee approves all new index methodologies. This committee is comprised of full-time professional members of Nasdaq. The committee meets regularly and reviews items including, but not limited to, pending corporate actions that may affect Nasdaq-100 Index® constituents, statistics comparing the composition of the Nasdaq-100 Index® to the market, companies that are being considered as candidates for addition to the Nasdaq-100 Index® and any significant market events.

License Agreement

The notes are not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (collectively, “Nasdaq”). Nasdaq has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the notes. Nasdaq makes no representation or warranty, express or implied to the owners of the notes, or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the NDX to track general stock market performance. Nasdaq’s only relationship to us is in the licensing or expected licensing of the Nasdaq®, NDX trademarks or service marks, and certain trade names of Nasdaq and the use of the NDX which are determined, composed and calculated by Nasdaq without regard to us or the securities. Nasdaq has no obligation to take the needs of us or the owners of the notes into consideration in determining, composing or calculating the NDX. Nasdaq is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Nasdaq has no liability in connection with the administration, marketing or trading of the notes.

NASDAQ DOES NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NDX OR ANY DATA INCLUDED THEREIN. NASDAQ MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NDX OR ANY DATA INCLUDED THEREIN. NASDAQ MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NDX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL NASDAQ HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. NASDAQ®, NASDAQ 100® AND NASDAQ 100 INDEX® ARE TRADE OR SERVICE MARKS OF NASDAQ AND ARE INCENSED FOR USE BY US. THE NOTES HAVE NOT BEEN PASSED ON BY NASDAQ AS TO THEIR LEGALITY OR SUITABILITY. THE NOTES ARE NOT ISSUED, ENDORSED, SOLD OR PROMOTED BY NASDAQ. NASDAQ MAKES NO WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO THE NOTES.

The Nasdaq-100® Technology Sector Index℠

The Nasdaq-100® Technology Sector Index℠ was developed by Nasdaq and is calculated, maintained and published by The Nasdaq OMX Group, Inc. (“Nasdaq OMX”). The underlying index is designed to measure the performance of Nasdaq-listed companies that are classified as technology according to the Industry Classification Benchmark which also meet other eligibility criteria determined by Nasdaq. The underlying index is reported by Bloomberg under the ticker symbol “NDXT.” All information contained in this underlying supplement regarding the Nasdaq-100® Technology Sector Index℠ has been derived from publicly available information, without independent verification.

The Nasdaq-100® Technology Sector Index℠ is calculated under an equal-weighted methodology. On February 22, 2006, the Nasdaq-100® Technology Sector Index℠ began with a base of 1,000.00. To be eligible for inclusion in the Nasdaq-100® Technology Sector Index℠, a security and its issuer must meet the following criteria:

•	the security must be included in the Nasdaq-100 Index®;

•	the issuer of the security’s primary U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market;

•	the issuer of the security must be classified as Technology according to the Industry Classification Benchmark (“ICB”);

•	if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then that security must have listed options on a registered options market in the United States or be eligible for listed-options trading on a registered options market in the United States;

•	the issuer of the security generally may not currently be in bankruptcy proceedings;

•	each security must have a minimum average daily trading volume of 200,000 shares (measured over the three calendar months ending with the month that includes the reconstitution reference date);

•	the issuer of the security generally may not have entered into a definitive agreement or other arrangement that would make it ineligible for index inclusion and where the transaction is imminent as determined by the Nasdaq Index Management Committee; and

•	the security must have traded for at least three full calendar months, not including the month of initial listing, on an eligible exchange, which includes Nasdaq (Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market), NYSE, NYSE American, or CBOE BZX. Eligibility is determined as of the constituent selection reference date and includes that month. A security that was added as a result of a spin-off will be exempt from the seasoning requirement.

Index Calculation

The Nasdaq-100® Technology Sector Index℠ is calculated without regard to ordinary dividends however it does reflect special dividends. The formula is as follows:

PRt =	Index Market Valuet
PR Index Divisort

where:

and:

“Index Security” shall mean a security that has been selected for membership in the Nasdaq-100® Technology Sector Index℠, having met all applicable eligibility requirements.

n = Number of Index Securities in the Nasdaq-100® Technology Sector Index℠.

qi = Number of shares of Index Security i applied in the Nasdaq-100® Technology Sector Index℠. The number of shares can be based on any number of items which would be identified in each specific Index Methodology including total shares outstanding (TSO), application of free float, dividend yield, modification due to foreign ownership restrictions, modification due to capping etc. This can also be referred to as Index Shares.

pi = Price in quote currency of Index Security i. Depending on the time of the calculation, the price can be either of the following:

(1)	The Start of Day (SOD) price which is the previous index calculation day’s (t-1) closing price for Index Security i adjusted for corporate action(s) occurring prior to market open on date t, if any, for the SOD calculation only;

(2)	The intraday price which reflects the current trading price received from the Index Exchange during the index calculation day;

(3)	The End of Day (EOD) price refers to the Last Sale Price; or

(4)	The Volume Weighted Average Price (VWAP)

t = current index calculation day

t – 1 = previous index calculation day

Index Calendar

The securities composing the Nasdaq-100® Technology Sector Index℠ are selected once annually each December. Securities currently within the Nasdaq-100® Technology Sector Index℠ must meet the eligibility criteria using market data through the end of October that year and total shares outstanding as of the end of November that year. Index reconstitutions are announced in early December and become effective after the close of trading on the third Friday in December.

The index is rebalanced on a quarterly basis in March, June, September and December. The index rebalance uses the Last Sale Price (“LSP”) of all Index securities as of the third Friday (February, May, August, and November, respectively). Index rebalance changes are announced in early March, June, September and December, and changes become effective after the close of trading on the third Friday in March, June, September and December.

Index Maintenance

Deletion Policy. If at any time other than an index reconstitution, a component of the Nasdaq-100® Technology Sector Index℠ is removed from the Nasdaq-100 Index® for any reason, it is also removed from the Nasdaq-100® Technology Sector Index℠ at the same time.

This may include:

•	listing on an ineligible index exchange;

•	a security is not classified under the Technology Subsector according to the ICB;

•	merger, acquisition, or other major corporate event that would otherwise adversely impact the integrity of the Index;

•	if a company is organized as a REIT;

•	if the issuer has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® for two consecutive month-ends; or

•	if a security that was added to the Nasdaq-100 Index® as the result of a spin-off event has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® at the end of its second day of regular way trading as a Nasdaq-100 Index® member.

In the case of mergers and acquisitions, the effective date for the removal of an Index issuer or security will be largely event-based, with the goal to remove the issuer or security as soon as completion of the acquisition or merger has been deemed highly probable. Notable events include, but are not limited to, completion of various regulatory reviews, the conclusion of material lawsuits and/or shareholder and board approvals.

Securities that are added as a result of a spin-off may be deleted as soon as practicable after being added to the index. This may occur when Nasdaq determines that a security is ineligible for inclusion because of reasons such as ineligible exchange, security type, or industry. Securities that are added as a result of a spin-off may be maintained in the index until a later date and then removed, for example if a spin-off security has liquidity or market capitalization characteristics that diverge materially from the security eligibility criteria and could affect the integrity of the index.

Replacement Policy. When a component of the Nasdaq-100 Index® that is classified as Technology according to ICB is removed from the Nasdaq-100 Index®, it is also removed from the Nasdaq-100® Technology Sector Index℠. As such, if the replacement company being added to the Nasdaq-100 Index® is classified as Technology according to ICB, it is added to the Nasdaq-100® Technology Sector Index℠ and will assume the weight of the removed company on the Index effective date.

When a component of the Nasdaq-100 Index® that is not classified as Technology according to ICB is removed and the replacement company being added to the Nasdaq-100 Index® is classified as Technology according to ICB, the replacement company is considered for addition to the Nasdaq-100® Technology Sector Index℠ at the next quarterly Rebalance.

When a component of the Nasdaq-100 Index® that is classified as Technology according to ICB is removed from the Nasdaq-100 Index® and the replacement company being added to the Nasdaq-100 Index® is not classified as Technology according to ICB, the company is removed from the Nasdaq-100® Technology Sector Index℠ and the divisor of the Nasdaq-100® Technology Sector Index℠ is adjusted to ensure Index continuity.

Additions Policy. If a security is added to the Nasdaq-100 Index® for any reason, it may be added to the Nasdaq-100® Technology Sector Index℠ at the same time.

Corporate Actions. In the periods between scheduled index reconstitution and rebalancing events, individual Index securities may be the subject to a variety of corporate actions and events that require maintenance and adjustments to the Nasdaq-100® Technology Sector Index℠.

License Agreement

The notes are not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (collectively, “Nasdaq”). Nasdaq has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the notes. Nasdaq makes no representation or warranty, express or implied to the owners of the notes, or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the Nasdaq-100® Technology Sector Index℠ to track general stock market performance. Nasdaq’s only relationship to us is in the licensing or expected licensing of the Nasdaq®, Nasdaq-100® Technology Sector Index℠ trademarks or service marks, and certain trade names of Nasdaq and the use of the Nasdaq-100® Technology Sector Index℠, which is determined, composed and calculated by Nasdaq without regard to us or the securities. Nasdaq has no obligation to take the needs of us or the owners of the notes into consideration in determining, composing or calculating the Nasdaq-100® Technology Sector Index℠. Nasdaq is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Nasdaq has no liability in connection with the administration, marketing or trading of the notes.

NASDAQ DOES NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100® TECHNOLOGY SECTOR INDEX℠ OR ANY DATA INCLUDED THEREIN. NASDAQ MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100® TECHNOLOGY SECTOR INDEX℠ OR ANY DATA INCLUDED THEREIN. NASDAQ MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100® TECHNOLOGY SECTOR INDEX℠ OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL NASDAQ HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. NASDAQ®, NASDAQ 100® AND NASDAQ 100 INDEX® ARE TRADE OR SERVICE MARKS OF NASDAQ AND ARE INCENSED FOR USE BY US. THE NOTES HAVE NOT BEEN PASSED ON BY NASDAQ AS TO THEIR LEGALITY OR SUITABILITY. THE NOTES ARE NOT ISSUED, ENDORSED, SOLD OR PROMOTED BY NASDAQ. NASDAQ MAKES NO WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO THE NOTES.

The Nikkei Stock Average Index

We obtained all information contained in this underlying supplement regarding the Nikkei Stock Average Index, including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Nikkei Inc. (“Nikkei”), the index sponsor. Nikkei has no obligation to continue to publish, and may discontinue publication of, the Nikkei Stock Average Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the Nikkei Stock Average Index in connection with the offer and sale of the securities.

In addition, information about the Nikkei Stock Average Index may be obtained from other sources including, but not limited to, the Nikkei Stock Average Index sponsor’s website. We are not incorporating by reference into this document the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Nikkei Stock Average Index is accurate or complete.

The Nikkei Stock Average Index is reported by Bloomberg L.P. under the ticker symbol “NKY.”

The Nikkei Stock Average Index, also known as the Nikkei 225 Index, is a stock index that measures the composite price performance of selected Japanese stocks. The Nikkei Stock Average Index is currently based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the Tokyo Stock Exchange (the “TSE”) representing a broad cross-section of Japanese industries. Non-ordinary shares, such as shares of exchange-traded funds, real estate investment trusts, preferred stock or other preferred securities or tracking stocks, are excluded from the Nikkei Stock Average Index.

All 225 Nikkei Underlying Stocks are stocks listed on the TSE Prime Market. Stocks listed on the TSE Prime Market are among the most actively traded stocks on the TSE. Prior to April 2022, constituent stocks were selected from the Tokyo Stock Exchange First Section. Nikkei rules require that the 75 most liquid issues (one-third of the component count of the Nikkei Stock Average Index) be included in the Nikkei Stock Average Index. The Nikkei Stock Average Index was launched on September 7, 1950 and first calculated by the TSE. Nikkei first calculated and published the Nikkei Stock Average Index in 1970.

Rules of the Periodic Review

Nikkei Underlying Stocks are reviewed twice a year (the “periodic review”) in accordance with the following rules with a base date at the end of January and July, and results of the review are applied in the beginning of April and October, respectively. Results of the review become effective on the first trading day of April and October, and the maximum number of Nikkei Underlying Stocks that can be affected is three, excluding any Nikkei Underlying Stock affected by corporate reorganization near the time of periodic review. Stocks selected by the procedures outlined below are presented as candidates to a committee composed of academics and market professionals for comment; based on comments from the committee, Nikkei determines and announces any changes to the Nikkei Underlying Stocks.

High Liquidity Group

The top 450 most liquid stocks are chosen from the TSE Prime Market. For purposes of this selection, liquidity is measured by (i) trading volume in the preceding 5-year period and (ii) the magnitude of price fluctuation by trading value (defined as (high price/low price)/trading value) in the preceding 5-year period. These 450 stocks constitute the “High Liquidity Group” for the review. Those Nikkei Underlying Stocks that are not in the High Liquidity Group are removed. Those stocks that are not currently Nikkei Underlying Stocks but that are in the top 75 of the High Liquidity Group are added.

Sector Balance

The High Liquidity Group is then categorized into the following six sectors: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

•	Technology — Pharmaceuticals, Electrical Machinery, Automobiles & Auto Parts, Precision Instruments and Communications;

•	Financials — Banking, Other Financial Services, Securities and Insurance;

•	Consumer Goods — Fishery, Food, Retail and Services;

•	Materials — Mining, Textiles & Apparel, Pulp & Paper, Chemicals, Petroleum, Rubber, Glass & Ceramics, Steel, Nonferrous Metals and Trading Companies;

•	Capital Goods/Others — Construction, Machinery, Shipbuilding, Transportation Equipment, Other Manufacturing and Real Estate; and

•	Transportation/Utilities — Railway & Bus, Land Transport, Marine Transport, Air Transport, Warehousing, Electric Power and Gas.

The “appropriate number” of constituents for each sector is defined to be half the number of stocks in that sector. After the liquidity-based adjustments, discussed above, a rebalancing is conducted if any of the sectors are over- or under-represented. The degree of representation is evaluated by comparing the actual number of constituents in the sector against the appropriate number for that sector.

For over-represented sectors, current constituents in the sector are deleted in the order of liquidity (lowest liquidity first) to correct the overage. For under-represented sectors, non-constituent stocks are added from the High Liquidity Group in the order of liquidity (highest liquidity first) to correct the shortage.

Extraordinary Replacement Rules

Nikkei Underlying Stocks that meet the following criteria will be deleted from the Nikkei Stock Average Index: designation as “securities to be delisted” or “securities on alert,” delisting due to corporate restructuring such as merger, share exchange or share transfer, or transfer to a market other than the TSE Prime Market. However, if a constituent stock is delisted due to a corporate restructuring and a stock of a company which succeeds the substance of the delisted company is added, the newly listed stock will replace the delisted stock on the date of its listing in principle. A constituent designated as a “security under supervision” remains a constituent at the time of designation. However, Nikkei may replace such constituent with a pre-announcement when it is highly inappropriate to keep the stock as a constituent (e.g. the probability of delisting is extremely high).

When a Nikkei Underlying Stock is deleted from the Nikkei Stock Average Index as outlined in the preceding paragraph, a new Nikkei Underlying Stock will be selected and added, in principle, from the same sector of the High Liquidity Group in order of liquidity. Notwithstanding the foregoing, the following rules may apply depending on the timing and circumstances of the deletion: (i) when such deletion is scheduled close to the time of the periodic review, additional stocks may be selected as part of the periodic review process and (ii) when multiple deletions are scheduled in a season other than the periodic review, additions may be selected using the liquidity and sector balancing rules outlined above.

Procedures to Implement Constituent Changes

As a general rule, for both the periodic review and the extraordinary replacement rules, additions and deletions are made effective on the same day in order to keep the number of Nikkei Underlying Stocks 225. However, under the circumstances outlined below, when an addition cannot be made on the same day as a deletion, the Nikkei Stock Average Index may be calculated with fewer than 225 Nikkei Underlying Stocks. In this case, the divisor is adjusted to ensure continuity.

Calculation of the Nikkei Stock Average Index

The Nikkei Stock Average Index is a modified, price-weighted index (i.e., a Nikkei Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) that is calculated by (i) multiplying the per share price of each Nikkei Underlying Stock by the corresponding price adjustment factor for such Nikkei Underlying Stock (a “PAF”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor. The divisor is subject to periodic adjustments as set forth below. The stock prices used in the calculation of the Nikkei Stock Average Index are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE). The level of the Nikkei Stock Average Index is calculated every 5 seconds.

The PAF of a Nikkei Underlying Stock will equal 1 if the per share price of such Nikkei Underlying Stock does not exceed 1% of the sum of the adjusted per share prices for all Nikkei Underlying Stocks. If the per share price of a Nikkei Underlying Stock exceeds 1% of the sum of the adjusted per share prices for all Nikkei Underlying Stocks, the PAF for such Nikkei Underlying Stock will be calculated in intervals of 0.1 (rounded down) and will equal the highest possible value that, when multiplied by the per share price of such Nikkei Underlying Stock, does not exceed 1% of the sum of the adjusted per share prices for all Nikkei Underlying Stocks. PAFs are evaluated annually on the base date at the end of July. If an average daily trading value of a stock to be added is relatively low compared with its expected weight, the stock may be added with the PAF which is one-half (rounded up to the nearest 0.1) of the value set by the method described in the preceding sentence. In such case, the PAF of the stock shall be raised to the planned value at the next periodic review in principle.

Effective October 2022, if the weight of any Nikkei Underlying Stock exceeds a certain threshold (the “weight cap threshold”) on the base date of a periodic review, a capping ratio will be applied to decrease the weight of that Nikkei Underlying Stock. The weight cap threshold for any Nikkei Underlying Stock is (i) 12% as of the October 2022 periodic review, (ii) 11% as of the October 2023 periodic review and (iii) 10% as of the October 2024 periodic review. For any Nikkei Underlying Stock to which a capping ratio is applied, the price of that Nikkei Underlying Stock is adjusted by a capped price adjustment factor (“CPAF”) equal to (i) the capping ratio multiplied by (ii) the PAF.

If, on the base date of a periodic review, the weight of any Nikkei Underlying Stock exceeds the weight cap threshold and a capping ratio does not already apply to that Nikkei Underlying Stock, a capping ratio of 0.9 is applied on the effective date of the periodic review. If a capping ratio already applies to any Nikkei Underlying Stock, the capping ratio will be decreased in increments of 0.1 on the effective date of the periodic review until there is a change in the CPAF. If, on the base date of a periodic change, the weight of a Nikkei Underlying Stock to which a capping ratio is applied is below 5%, the capping ratio will be increased in increments of 0.1 on the effective date of the periodic review until there is a change in the CPAF; however, the capping ratio will be canceled if it increases to 1.0. When a Nikkei Underlying Stock to which a capping ratio is applied effects a large-scale stock split or reverse split and the PAF is adjusted by the ratio of the split or reverse split, the capping ratio may be revised as necessary to ensure that the new CPAF does not change the weight of that Nikkei Underlying Stock.

In order to maintain continuity of the Nikkei Stock Average Index in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei Stock Average Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei Stock Average Index. Thereafter, the divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Nikkei Underlying Stock, the divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable PAF and divided by the new divisor (i.e., the level of the Nikkei Stock Average Index immediately after such change) will equal the level of the Nikkei Stock Average Index immediately prior to the change.

License Agreement

We have entered into or expect to enter into a non-exclusive license agreement with Nikkei, which will allow us and our affiliates, in exchange for a fee, to use the NKY in connection with this offering. We are not affiliated with Nikkei; the only relationship between Nikkei and us will be the licensing of the use of the NKY and trademarks relating to the NKY.

Nikkei is under no obligation to continue the calculation and dissemination of the NKY. The Securities are not sponsored, endorsed, sold or promoted by Nikkei. No inference should be drawn from the information contained in this document that Nikkei makes any representation or warranty, implied or express, to us, any holder of the Securities or any member of the public regarding the advisability of investing in securities generally, or in the Securities in particular, or the ability of the NKY to track general stock market performance.

Nikkei determines, composes and calculates the NKY without regard to the Securities. Nikkei has no obligation to take into account your interest, or that of anyone else having an interest, in the Securities in determining, composing or calculating the NKY. Nikkei is not responsible for, and has not participated in the determination of, the terms, prices or amount of the Securities and will not be responsible for, or participate in, any determination or calculation regarding the principal amount of the Securities payable at maturity. Nikkei has no obligation or liability in connection with the administration, marketing or trading of the Securities.

Nikkei disclaims all responsibility for any errors or omissions in the calculation and dissemination of the NKY or the manner in which the NKY is applied in determining any level of the NKY or any amount payable on the Securities.

NIKKEI DOES NOT GUARANTEE THE ACCURACY OR THE COMPLETENESS OF THE NKY OR ANY DATA INCLUDED IN THE NKY. NIKKEI ASSUMES NO LIABILITY FOR ANY ERRORS OR OMISSIONS.

“Nikkei®” is a trademark of Nikkei. The Securities are not sponsored, endorsed, sold or promoted by Nikkei, and Nikkei makes no representation regarding the advisability of investing in the Securities.

The Russell Indices

We obtained all information contained in this underlying supplement regarding the Russell 1000® Index, the Russell 2000® Index, the Russell 3000® Index and the Russell Midcap® Index (each a “Russell Index” and collectively, the “Russell Indices”), including, without limitation, their make-up, method of calculation, and changes in their components, from publicly available information. That information reflects the policies of, and is subject to change by, FTSE Russell, the index sponsor. FTSE Russell is a wholly owned subsidiary of the London Stock Exchange Group plc. FTSE Russell has no obligation to continue to publish, and may discontinue publication of, any of the Russell Indices at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the Russell Indices in connection with the offer and sale of securities.

In addition, information about the Russell Indices may be obtained from other sources including, but not limited to, the Russell Indices sponsor’s website (including information regarding the Russell Indices’ sector weightings). We are not incorporating by reference into this document the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Russell Indices is accurate or complete.

Each Russell Index is a subset of the Russell 3000E™ Index, which includes up to 4,000 of the largest U.S. companies as determined by total market capitalization with over 97% representation of the U.S. equity market.

Bloomberg Financial Services reports the levels of the Russell Indices with fewer decimal places of precision than FTSE Russell.

The Russell 1000® Index

The Russell 1000® Index measures the capitalization-weighted price performance of 1,000 U.S. large-cap stocks listed on eligible U.S. exchanges and is designed to track the performance of the large-capitalization segment of the U.S. equity market. The companies included in the Russell 1000® Index are the 1,000 largest companies that form the Russell 3000E™ Index. The Russell 1000® Index represents approximately 93% of the total market capitalization of the Russell 3000® Index. The Russell 1000® Index is reported by Bloomberg L.P. under the ticker symbol “RIY.”

The Russell 2000® Index

The Russell 2000® Index measures the capitalization-weighted price performance of 2,000 U.S. small-cap stocks listed on eligible U.S. exchanges and is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 of the companies that form the Russell 3000E™ Index (i.e., those ranking from 1,001 to 3000 in the Russell 3000E™ Index). The Russell 2000® Index represents approximately 7% of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is reported by Bloomberg L.P. under the ticker symbol “RTY.”

The Russell 3000® Index

The Russell 3000® Index measures the capitalization-weighted price performance of the largest 3,000 U.S. stocks listed on eligible U.S. exchanges and is designed to represent the broad U.S. equity market. The companies included in the Russell 3000® Index are the 3,000 largest U.S. companies that form the Russell 3000E™ Index. The Russell 3000® Index consists of the 3,000 companies included in the Russell 1000® Index and the Russell 2000® Index, which are subsets of the Russell 3000E™ Index. The Russell 3000® Index represents approximately 96% of the U.S. equity market. The Russell 3000E™ Index is not the same as the Russell 3000® Index, which is a subset of the Russell 3000E™ Index. The Russell 3000® Index is reported by Bloomberg L.P. under the ticker symbol “RAY.”

The Russell Midcap® Index

The Russell Midcap® Index measures the capitalization-weighted price performance of 800 U.S. mid-cap stocks listed on eligible U.S. exchanges and is designed to track the performance of the mid-capitalization segment of the U.S. equity market. The companies included in the Russell Midcap® Index are the 800 smallest U.S. companies that form the Russell 1000® Index, which is composed of the 1,000 largest U.S. companies that form the Russell 3000E™

Index. The Russell Midcap® Index represents approximately 27% of the total market capitalization of the Russell 1000® Index. The Russell Midcap® Index is reported by Bloomberg L.P. under the ticker symbol “RMCC.”

Selection of Stocks Underlying the Russell Indices

The Russell Indices are sub-indices of the Russell 3000E™ Index. To be eligible for inclusion in the Russell 3000E™ Index and, consequently, a Russell Index, a company must meet the following criteria as of the rank day in May (except that initial public offerings (“IPOs”) are considered for inclusion on a quarterly basis):

•	U.S. Equity Market. The company must be determined to be part of the U.S. equity market, meaning that its home country is the United States. If a company incorporates in, has a stated headquarters location in, and also trades in the same country (American Depositary Receipts and American Depositary Shares are not eligible), the company is assigned to its country of incorporation.

o	If any of the three criteria do not match, FTSE Russell then defines three Home Country Indicators (“HCIs”): country of incorporation, country of headquarters and country of the most liquid exchange as defined by two-year average daily dollar trading volume from all exchanges within a country. After the HCIs are defined, the next step in the country assignment involves an analysis of assets by location. FTSE Russell cross-compares the primary location of the company’s assets with the three HCIs. If the primary location of assets matches any of the HCIs, then the company is assigned to its primary asset location.

o	If there is not enough information to determine a company’s primary location of assets, FTSE Russell uses the primary location of the company’s revenue for the same cross-comparison and assigns the company to the appropriate country in a similar fashion. FTSE Russell uses an average of two years of assets or revenue data for analysis to reduce potential turnover.

o	If conclusive country details cannot be derived from assets or revenue, FTSE Russell assigns the company to the country in which its headquarters are located unless the country is a Benefit Driven Incorporation (“BDI”) country. If the country in which its headquarters are located is a BDI country, the company is assigned to the country of its most liquid stock exchange. The BDI countries are Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Guernsey, Isle of Man, Jersey, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten and Turks and Caicos Islands.

o	If a company is designated as a Chinese “N Share,” it will not be considered for inclusion within the Russell Indices. An N Share is a company incorporated outside of mainland China that trades on the NYSE, the NASDAQ or the NYSE American. An N Share will have a headquarters or Principal Executive Office or its establishment in mainland China, with the majority of its revenue or assets derived from mainland China.

•	U.S. Eligible Exchange. The following exchanges and markets are deemed to be eligible U.S. exchanges: CBOE, NYSE, NYSE American, NASDAQ and NYSE Arca. Stocks that are not traded on an eligible U.S. exchange (Bulletin Board, Pink Sheet and over-the-counter securities, including securities for which prices are displayed on the FINRA Alternative Display Facility) are not eligible for inclusion.

•	Minimum Closing Price. A stock must have a close price at or above $1.00 (on its primary exchange), subject to exceptions to reduce turnover.

•	Minimum Total Market Capitalization. Companies with a total market capitalization less than $30 million are not eligible for inclusion.

•	Minimum Free Float. Companies with less than 5% of their shares available in the marketplace are not eligible for inclusion.

•	Company Structure. Companies structured in the following ways are not eligible for inclusion: royalty trusts, U.S. limited liability companies, closed-end investment companies, business development companies (and other companies that are required to report Acquired Fund Fees and Expenses, as defined by the SEC), blank-check companies, special-purpose acquisition companies (“SPACs”), limited partnerships, exchange-traded funds and mutual funds.

•	UBTI. Real estate investment trusts and publicly traded partnerships that generate or have historically generated unrelated business taxable income (“UBTI”) and have not taken steps to block UBTI to equity holders are not eligible for inclusion. Information used to confirm UBTI impact includes the following publicly available sources: 10-K, SEC Form S-3, K-1, company annual report, dividend notices or company website.

•	Security Types. The following types of securities are not eligible for inclusion: preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights, depositary receipts, installment receipts and trust receipts.

•	Minimum Voting Rights. Companies assigned a developed market nationality are required to have more than 5% of the company’s voting rights (aggregated across all of its equity securities, including, where identifiable, those that are not listed or trading) in the hands of unrestricted shareholders. Shares referenced as “non-voting” or that provide legally minimum rights only will be viewed as having no voting power as it relates to the minimum voting rights review. Existing constituents with a developed market nationality who did not meet the above requirement had a five-year grandfathering period to comply. Constituents that continued to fail the minimum voting rights requirement were removed at the June 2023 reconstitution.

•	Multiple Share Classes. If an eligible company trades under multiple share classes, each share class is reviewed independently for eligibility for inclusion. Share classes in addition to the primary share class must meet the following minimum size, liquidity and float requirements to be eligible: (i) total market cap must be larger than $30 million; (ii) average daily dollar trading value must exceed that of the global median; and (iii) more than 5% of shares must be available in the marketplace.

Securities of eligible companies are included in Russell Indices based on total market capitalization. Total market capitalization is determined by multiplying total outstanding shares by the market price (generally, the last price traded on the primary exchange of the share class with the highest two-year trading volume, subject to exceptions) as of the rank day in May (except that IPOs are considered for inclusion on a quarterly basis). Common stock, non-restricted exchangeable shares and partnership units/membership interests (but not operating partnership units of umbrella partnership real estate investment trusts) are used to calculate a company’s total market capitalization. If multiple share classes of common stock exist, they are combined to determine total shares outstanding; however, in cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. For merger and spin-off transactions that are effective between rank day in May and the business day immediately before the index lock-down takes effect ahead of the annual reconstitution in June, the market capitalizations of the impacted securities are recalculated and membership is re-evaluated as of the effective date of the corporate action.

The 4,000 securities with the greater total market capitalization become members of the Russell 3000E™ Index. All remaining Russell Indices are a subset of the Russell 3000E™ Index. Market capitalization breakpoints for the Russell Indices are determined by the breaks between the rankings of companies (based on descending total market capitalization). Market capitalization breakpoints for the Russell 3000® Index are determined by the break between the companies ranked #1 through #3,000. Market capitalization breakpoints for the Russell 1000® Index are determined by the break between the companies ranked #1 through #1,000. Market capitalization breakpoints for the Russell 2000® Index are determined by the break between the companies ranked #1,001 through #3,000. Market capitalization breakpoints for the Russell Midcap® Index are determined by the break between the companies ranked #201 through #1,000. New members are assigned on the basis of the breakpoints, and existing members are reviewed to determine if they fall within a cumulative 5% market cap range around these new market capitalization breakpoints. If an existing member’s market cap falls within this cumulative 5% of the market capitalization breakpoint, it will remain in its current index rather than be moved to a different Russell Index.

After membership is determined, a security’s shares are adjusted to include only those shares available to the public (“free float”). The purpose of this adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set. Stocks in the Russell Indices are weighted by their available (also called float-adjusted) market capitalization. The following types of shares are removed from total market capitalization to arrive at free float or available market capitalization, based on information recorded in SEC corporate filings: officers’ and directors’ holdings, private holdings exceeding 10% of shares outstanding, institutional holdings exceeding 30% of shares outstanding, shares held by publicly listed companies, shares held by an Employee Stock Ownership Plan or a Leveraged Employee Stock Ownership Plan; shares locked up during an IPO; direct government holdings; and indirect government holdings exceeding 10% of shares outstanding.

Reconstitution occurs on the fourth Friday in June. A full calendar for reconstitution is published each spring, with such reconstitution schedule governed by FTSE Russell guidelines.

Corporate Actions and Events Affecting the Russell Indices

FTSE Russell applies corporate actions to the Russell Indices on a daily basis. FTSE Russell applies the following methodology guidelines, among others, when adjusting the applicable Russell Index in response to corporate actions:

•	“No Replacement” Rule. Securities that leave the relevant Russell Index for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the relevant Russell Index over a year will fluctuate according to corporate activity.

•	Statement of Principles and Adjustments for Specific Corporate Events. FTSE Russell has stated as general principles that the treatment of corporate events (a) should reflect how such events are likely to be dealt with in investment portfolios to maintain the portfolio structure in line with the target set out in the index objective and index methodology and (b) should normally be designed to minimize the trading activity required by investors to match the index performance. No assurance can be provided that corporate actions and events will be treated by FTSE Russell in a manner consistent with its statement of general principles.

In addition, FTSE Russell has established guidance for the treatment of corporate actions and events, including , but not limited to, dividends, capital repayments, companies converting to a REIT structure, share buybacks, rights issues, mergers, acquisitions, tender offers, split-offs, spin-offs, bankruptcies, insolvencies, liquidations and trading suspensions. However, because of the complexities involved in some cases, those guidelines are not definitive rules that will determine FTSE Russell’s actions in all circumstances. FTSE Russell reserves the right to determine the most appropriate method of implementation for any corporate event which is not covered by those guidelines or which is of a complex nature.

•	Changes to Shares Outstanding and Free Float. Each Russell Index will be reviewed quarterly for updates to shares outstanding and to free floats used within the calculation of each Russell Index. In March, September and December, shares outstanding and free float will be updated to reflect cumulative share changes greater than 1%, cumulative free float changes greater than 1% for constituents with a free float greater than 5% but less than or equal to 15% and cumulative free float changes greater than 3% for constituents with a free float greater than 15%. In June, the shares and free float updates will be implemented regardless of size. Shares and free float updates can be triggered in some cases by certain events, such as some primary or secondary offerings.

License Agreement

FTSE Russell and the Bank have entered into or expect to enter into a non-exclusive license agreement providing for the license to the Bank, and certain of its affiliates, in exchange for a fee, of the right to use indices owned and published by FTSE Russell in connection with some securities, including the notes. The license agreement provides or is expected to provide that the following language must be stated in this document.

FTSE Russell does not guarantee the accuracy and/or the completeness of the Russell Indices or any data included in the Russell Indices and has no liability for any errors, omissions, or interruptions in the Russell Indices. FTSE Russell makes no warranty, express or implied, as to results to be obtained by the calculation agent, holders of the notes, or any other person or entity from the use of the Russell Indices or any data included in the Russell Indices in connection with the rights licensed under the license agreement described in this document or for any other use. FTSE Russell makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the Russell Indices or any data included in the Russell Indices. Without limiting any of the above information, in no event will FTSE Russell have any liability for any special, punitive, indirect or consequential damages, including lost profits, even if notified of the possibility of these damages.

The notes are not sponsored, endorsed, sold or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Russell Indices to track general stock market performance or a segment of the same. FTSE Russell’s publication of the Russell Indices in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the stocks upon which the Russell Indices are based. FTSE Russell’s only relationship to the Bank is the licensing of certain trademarks and trade names of FTSE Russell and of the Russell Indices, which are determined, composed and calculated by FTSE Russell without regard to the Bank or the notes. FTSE Russell is not responsible for and has not reviewed the notes nor any associated literature or publications and FTSE Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell Indices. FTSE Russell has no obligation or liability in connection with the administration, marketing or trading of the notes.

“Russell 1000®,” “Russell 2000®,” “Russell 3000®” and “Russell Midcap®” are registered trademarks of FTSE Russell in the U.S. and other countries.

The Russell Style Indices

All information contained in this underlying supplement regarding the Russell 1000® Growth Index, the Russell 2000® Growth Index and the Russell 3000® Growth Index (each, a “Russell Growth Index” and collectively, the “Russell Growth Indices”) and the Russell 1000® Value Index, the Russell 2000® Value Index and the Russell 3000® Value Index (each, a “Russell Value Index” and collectively, the “Russell Value Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, FTSE Russell (“FTSE”), which is wholly owned by the London Stock Exchange Group. The Russell Growth Indices and the Russell Value Indices (each, a “Russell Style Index” and collectively, the “Russell Style Indices”) are calculated, maintained and published by FTSE. FTSE has no obligation to continue to publish, and may discontinue publication of, any of the Russell Style Indices.

The constituents included in each Russell Style Index are members of the Russell 1000® Index, the Russell 2000® Index or the Russell 3000® Index (each, a “Russell Index” and collectively, the “Russell Indices”), as applicable. The Russell 1000® Index measures the capitalization-weighted price performance of 1,000 large-capitalization stocks (with respect to the Russell 1000® Index, the “Component Stocks”) and is designed to track the performance of the large-capitalization segment of the U.S. equity market. The Russell 2000® Index measures the capitalization-weighted price performance of 2,000 small-capitalization stocks (with respect to the Russell 2000® Index, the “Component Stocks”) and is designed to track the performance of the small-capitalization segment of the U.S. equity market. The Russell 3000® Index measures the capitalization-weighted price performance of 3,000 large-capitalization stocks (with respect to the Russell 3000® Index, the “Component Stocks”) and is designed to represent the broad U.S. equity market. For additional information about the Russell Indices, please see “Indices—The Russell Indices” in this underlying supplement.

The Russell 1000® Growth Index

The Russell 1000® Growth Index measures the capitalization-weighted price performance of the stocks included in the Russell 1000® Index that are determined by FTSE to be growth oriented, with higher price-to-book ratios and higher forecasted and historical growth. The Russell 1000® Growth Index is reported by Bloomberg L.P. under the ticker symbol “RLG.”

The Russell 1000® Value Index

The Russell 1000® Value Index measures the capitalization-weighted price performance of the stocks included in the Russell 1000® Index that are determined by FTSE to be value oriented, with lower price-to-book ratios and lower forecasted and historical growth. The Russell 1000® Value Index is reported by Bloomberg L.P. under the ticker symbol “RLV.”

The Russell 2000® Growth Index

The Russell 2000® Growth Index measures the capitalization-weighted price performance of the stocks included in the Russell 2000® Index that are determined by FTSE to be growth oriented, with higher price-to-book ratios and higher forecasted and historical growth. The Russell 2000® Growth Index is reported by Bloomberg L.P. under the ticker symbol “RUO.”

The Russell 2000® Value Index

The Russell 2000® Value Index measures the capitalization-weighted price performance of the stocks included in the Russell 2000® Index that are determined by FTSE to be value oriented, with lower price-to-book ratios and lower forecasted and historical growth. The Russell 2000® Value Index is reported by Bloomberg L.P. under the ticker symbol “RUJ.”

The Russell 3000® Growth Index

The Russell 3000® Growth Index measures the capitalization-weighted price performance of the stocks included in the Russell 3000® Index that are determined by FTSE to be growth oriented, with higher price-to-book ratios and higher forecasted and historical growth. The Russell 3000® Growth Index is reported by Bloomberg L.P. under the ticker symbol “RAG.”

The Russell 3000® Value Index

The Russell 3000® Value Index measures the capitalization-weighted price performance of the stocks included in the Russell 3000® Index that are determined by FTSE to be value oriented, with lower price-to-book ratios and lower forecasted and historical growth. The Russell 3000® Value Index is reported by Bloomberg L.P. under the ticker symbol “RAV.”

Determining Style

FTSE uses a “non-linear probability” method to assign stocks to a Russell Value Index, an index that measures the capitalization-weighted price performance of the relevant Component Stocks determined by FTSE to be value oriented, with lower price-to-book ratios and lower forecasted and historical growth, and a Russell Growth Index, an index that measures the capitalization-weighted price performance of the relevant Component Stocks determined by FTSE to be growth oriented, with higher price-to-book ratios and higher forecasted and historical growth.

FTSE uses three variables in the determination of value and growth. For value, book-to-price (B/P) ratio is used, while for growth, two variables — I/B/E/S forecast medium-term growth (2-year) and sales per share historical growth (5-year) — are used. The term “probability” is used to indicate the degree of certainty that a stock is value or growth based on its relative book-to-price (B/P) ratio, I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year).

First, the relevant Component Stocks are ranked by their adjusted book-to-price ratio (B/P), their I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year). These rankings are then converted to standardized units, where the value variable represents 50% of the score and the two growth variables represent the remaining 50%. Next, these units are combined to produce a composite value score (“CVS”).

The relevant Component Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value weights to each stock. In general, a stock with a lower CVS is considered growth, a stock with a higher CVS is considered value and a stock with a CVS in the middle range is considered to have both growth and value characteristics, and is weighted proportionately in the relevant Russell Growth Index and the corresponding Russell Value Index. Stocks are always fully represented by the combination of their growth and value weights (e.g., a stock that is given a 20% weight in a Russell Value Index will have an 80% weight in the corresponding Russell Growth Index). Style index assignment for non-pricing vehicle share classes will be based on that of the pricing vehicle and assigned consistently across all additional share classes.

Stock A, in the figure below, is a security with 20% of its available shares assigned to a Russell Value Index and the remaining 80% assigned to the corresponding Russell Growth Index. The growth and value probabilities will always sum to 100%. Hence, the sum of a stock’s market capitalization in a Russell Growth Index and the corresponding Russell Value Index will always equal its market capitalization in the relevant Russell Index.

In the figure above, the quartile breaks are calculated such that approximately 25% of the available market capitalization lies in each quartile. Stocks at the median are divided 50% in each of the relevant Russell Growth Index and the corresponding Russell Value Index. Stocks below the first quartile are 100% in the Russell Growth Index. Stocks above the third quartile are 100% in the relevant Russell Value Index. Stocks falling between the first and third quartile breaks are included in both the relevant Russell Growth Index and the corresponding Russell Value Index to varying degrees, depending on how far they are above or below the median and how close they are to the first or third quartile breaks.

Roughly 70% of the available market capitalization is classified as all growth or all value. The remaining 30% have some portion of their market value in either the relevant Russell Value Index or the corresponding Russell Growth Index, depending on their relative distance from the median value score. Note that there is a small position cutoff rule. If a stock’s weight is more than 95% in one Russell Style Index, its weight is increased to 100% in that Russell Style Index.

In an effort to mitigate unnecessary turnover, FTSE implements a banding methodology at the CVS level of the growth and value style algorithm. If a company’s CVS change from the previous year is less than or equal to +/- 0.10 and if the company remains in the relevant Russell Index, then the CVS remains unchanged during the next reconstitution process. Keeping the CVS static for these companies does not mean the probability (growth/value) will remain unchanged in all cases due to the relation of a CVS score to the overall Russell Style Index. However, this banding methodology is intended to reduce turnover caused by smaller, less meaningful movements while continuing to allow the larger, more meaningful changes to occur, signaling a true change in a company’s relation to the market.

In calculating growth and value weights, stocks with missing or negative values for B/P, or missing values for I/B/E/S growth (negative I/B/E/S growth is valid), or missing sales per share historical growth (6 years of quarterly numbers are required), are allocated by using the mean value score of the Industry Classification Benchmark subsector, sector, supersector or industry group of the relevant Russell Index into which the company falls. Each missing (or negative B/P) variable is substituted with the subsector, sector, supersector or industry group independently. An industry must have five members or the substitution reverts to the subsector and so forth to the sector. In addition, a weighted value score is calculated for securities with low analyst coverage for I/B/E/S medium-term growth. For securities with coverage by a single analyst, 2/3 of the subsector, sector, supersector or industry group value score is weighted with 1/3 the security’s independent value score. For those securities with coverage by two analysts, 2/3 of the independent security’s value score is used and only 1/3 of the subsector, sector, supersector or industry group is weighted. For those securities with at least three analysts contributing to the I/B/E/S medium-term growth, 100% of the independent security’s value score is used.

License Agreement

FTSE Russell and the Bank have entered into or expect to enter into a non-exclusive license agreement providing for the license to the Bank, and certain of its affiliates, in exchange for a fee, of the right to use indices owned and published by FTSE Russell in connection with some securities, including the notes. The license agreement provides or is expected to provide that the following language must be stated in this document.

FTSE Russell does not guarantee the accuracy and/or the completeness of the Russell Style Indices or any data included in the Russell Style Indices and has no liability for any errors, omissions, or interruptions in the Russell Style Indices. FTSE Russell makes no warranty, express or implied, as to results to be obtained by the calculation agent, holders of the notes, or any other person or entity from the use of the Russell Style Indices or any data included in the Russell Style Indices in connection with the rights licensed under the license agreement described in this document or for any other use. FTSE Russell makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the Russell Style Indices or any data included in the Russell Style Indices. Without limiting any of the above information, in no event will FTSE Russell have any liability for any special, punitive, indirect or consequential damages, including lost profits, even if notified of the possibility of these damages.

The notes are not sponsored, endorsed, sold or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Russell Style Indices to track general stock market performance or a segment of the same. FTSE Russell’s publication of the Russell Style Indices in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the stocks upon which the Russell Style Indices are based. FTSE Russell’s only relationship to the Bank is the licensing of certain trademarks and trade names of FTSE Russell and of the Russell Style Indices, which are determined, composed and calculated by FTSE Russell without regard to the Bank or the notes. FTSE Russell is not responsible for and has not reviewed the notes nor any associated literature or publications and FTSE Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell Style Indices. FTSE Russell has no obligation or liability in connection with the administration, marketing or trading of the notes.

“Russell 1000®,” “Russell 2000®” and “Russell 3000®” are registered trademarks of FTSE Russell in the U.S. and other countries.

The S&P®/ASX 200 Index

We obtained all information contained in this underlying supplement regarding the S&P®/ASX 200 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), the index sponsor. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, the S&P®/ASX 200 Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the S&P®/ASX 200 Index in connection with the offer and sale of the securities.

In addition, information about the S&P®/ASX 200 Index may be obtained from other sources including, but not limited to, the S&P®/ASX 200 Index sponsor’s website (including information regarding (i) the S&P®/ASX 200 Index’s top ten constituents, (ii) the S&P®/ASX 200 Index’s sector weightings and (iii) the S&P®/ASX 200 Index’s country weightings). We are not incorporating by reference into this document the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the S&P®/ASX 200 Index is accurate or complete.

The S&P®/ASX 200 Index is reported by Bloomberg L.P. under the ticker symbol “AS51.”

General

The S&P®/ASX 200 Index is recognized as the institutional investable benchmark in Australia. The S&P®/ASX 200 Index measures the performance of the 200 largest and most liquid index-eligible stocks listed on the Australian Securities Exchange (the “ASX”) by float-adjusted market capitalization.

Composition of the S&P®/ASX 200 Index

The S&P/ASX Equity Indices Committee (the “Index Committee”) aims to design a highly liquid and tradable index whose total market capitalization is large enough to approximate the market segment it is capturing while keeping the number of stocks at a minimum. Both market capitalization and liquidity are assessed using the previous six months’ worth of data. Quarterly review changes take effect the third Friday of March, June, September and December.

Eligibility Criteria

Additions to the S&P®/ASX 200 Index are evaluated based on the following eligibility criteria.

•	Listing. Only securities listed on the ASX are considered for inclusion in the S&P®/ASX 200 Index.

•	Domicile. Both domestic and foreign-domiciled entities are eligible for inclusion in the S&P®/ASX 200 Index. Foreign-domiciled securities may be subject to specialized treatment due to the date reporting conventions of certain foreign securities listed on the ASX. Such action is necessary in order to ensure the S&P®/ASX 200 Index remains representative of the Australian market while limiting constituent turnover and reducing index volatility.

A company is considered to be domestic if:

•	The company is incorporated in Australia and traded on the ASX; or

•	The company is incorporated overseas but has an exclusive listing on the ASX; or

•	The company is incorporated overseas and is traded on the other overseas markets, but most of the trading activity occurs on the ASX.

Generally, a foreign-domiciled company is a company that is:

•	Incorporated overseas; and/or

•	Listed on one or more overseas markets; and

•	Has the majority of its trading activity occurring on an overseas exchange.

When determining the domestic or foreign-domicile classification, the value and volume of shares traded on the ASX relative to any overseas market listings, are reviewed across various time periods of up to 12 months. Changes in classification will typically be made in cases where there is a clear and sustained majority of trading (60% or more) on the ASX relative to other overseas market listings, or vice versa. Any changes in classification as a result of a merger or acquisition are reviewed on case by case basis.

•	Eligible Securities. Common and equity preferred stocks (which are not of a fixed income nature) are eligible for inclusion in the S&P®/ASX 200 Index. Hybrid stocks, such as convertible stock, bonds, warrants and preferred stock that provide a guaranteed fixed return, are not eligible. Listed investment companies (LICs) that invest in a portfolio of securities are not eligible. Companies that are currently the target of an acquisition are ineligible.

•	Market Capitalization. The market capitalization criterion for stock inclusion is based upon the daily average market capitalization of a security over the last six months. The ASX stock price history (last six months, adjusted for price-adjusting corporate actions), latest available shares on issue and the investable weight factor (“IWF”) are the relevant variables for the calculation. The IWF is a variable that is primarily used to determine the available float of a security for ASX-listed securities.

•	Liquidity. Only securities that are regularly traded are eligible for inclusion in the S&P®/ASX 200 Index. A stock’s liquidity is measured relative to its peers. Stocks must have a minimum Relative Liquidity of 50% to be included in the S&P®/ASX 200 Index. Relative Liquidity is calculated as follows:

where:

•	Stock Median Liquidity is the median daily value traded on the ASX for each stock divided by the average float/index weight-adjusted market capitalization for the previous six months; and

•	Market Liquidity is determined using the market capitalization weighted average of the stock median liquidities of the 500 constituents in the All Ordinaries index, an index composed of the 500 largest securities listed on the ASX.

Calculation of the S&P®/ASX 200 Index

The S&P®/ASX 200 Index is a float-adjusted market capitalization-weighted index calculated in the same manner as the S&P Indices, except that a stock must have a minimum IWF of 0.3 to be eligible for inclusion in the S&P®/ASX 200 Index. For additional information about the calculation of the S&P®/ASX 200 Index, see “Indices—The S&P U.S. Indices—Calculation of the S&P Indices” in this underlying supplement. For purposes of such section, the S&P®/ASX 200 Index is an “S&P Index.”

Maintenance of the S&P®/ASX 200 Index

Rebalancing. Rebalancing of the S&P®/ASX 200 Index series occurs on a regular basis. Shares and IWFs updates are also applied regularly. The reference date used for the six months’ worth of trading data is the second to last Friday of the month prior to the rebalancing.

Frequency. The S&P®/ASX 200 Index constituents are rebalanced quarterly to ensure adequate market capitalization and liquidity. Quarterly rebalancing changes take effect after the market close on the third Friday of March, June, September and December.

Buffers. In order to limit the level of index turnover, eligible non-constituent securities will generally only be considered for index inclusion once a current constituent stock is excluded due to a sufficiently low rank and/or liquidity, based on the float-adjusted market capitalization. Potential index inclusions and exclusions need to satisfy a buffer requirement in terms of the rank of the stock relative to the S&P®/ASX 200 Index. The buffer aims to limit the level of index turnover that may take place at each quarterly rebalancing, maximizing the efficiency and limiting the cost associated with holding the index portfolio.

Addition	Rank Buffer for Deletion
179th or higher	221st or lower

This float-adjusted market capitalization rank buffer serves as the guideline used by the Index Committee to arrive at any potential constituent changes to the S&P®/ASX 200 Index. However, the Index Committee has complete discretion to by-pass these rules when circumstances warrant.

Intra-Rebalancing Additions/Deletions. The S&P®/ASX 200 Index is a fixed count index, so intra-rebalancing index additions are generally made only if a vacancy is created by an index deletion. Index additions are made according to market size and liquidity. The reference date used to determine the index replacement is determined on a case by case basis and taken closer to the time of the event that triggered the vacancy. Deletions can occur between index rebalancing dates due to acquisitions, mergers and spin-offs or due to suspension or bankruptcies. The decision to remove a stock from the S&P®/ASX 200 Index will be made once there is sufficient evidence that the transaction will be completed. Stocks that are removed due to mergers & acquisitions activity are removed from the S&P®/ASX 200 Index at the cash offer price for cash-only offers. Otherwise the best available price in the market is used.

Initial Public Offerings (“IPOs”). An IPO is added to the S&P®/ASX 200 Index only when an appropriate vacancy occurs or due to a rebalance and is subject to proven liquidity for at least eight weeks. An exception may be made for extraordinary large offerings where sizeable trading volumes justify inclusion. Available price and value traded data as of the reference date is used to determine eligibility for IPOs.

Spin-offs. A spun-off company is added to all indices of the parent company at a zero price on the ex-date. Should the spun-off company not be considered eligible for the S&P®/ASX 200 Index that it is added to on the basis of its float-adjusted market capitalization, then it will be removed from the S&P®/ASX 200 Index after at least one day of regular way trading.

Share Updates. The share count for all constituents of the S&P®/ASX 200 Index are reviewed quarterly and are rounded to the nearest thousand (‘000) for all domestic Australian stocks. Share updates for foreign-domiciled securities will take place at each quarterly rebalancing. The update to the number of shares outstanding will only take place when, on the rebalancing reference date, the three-month average of CHESS Depositary Interests (“CDIs”), a type of depositary receipt developed by ASX, or the total securities held in the Australian branch of issuer sponsored register (where supplied) and in the Clearing House Electronic Sub-register System (“CHESS”), an ASX computer system for the management of transaction settlements, differs from the current number of shares used by 5% or more. Where CDI information is not supplied to the ASX by the company’s share register, estimates for Australian equity capital will be drawn from CHESS data and, ultimately, registry-sourced data.

Investable Weight Factor (IWF) Updates. IWFs are reviewed annually as part of the September quarterly rebalancing. In addition to the annual IWF review, certain events may warrant an intra-quarter or quarterly IWF update. For more information on IWF updates, see “Indices—The S&P U.S. Indices—Maintenance of the S&P Indices—Investable Weight Factor (IWF) Updates” in this underlying supplement. For purposes of such section, the S&P®/ASX 200 Index is an “S&P Index.”

Corporate Action Adjustments. For a summary of the types of index maintenance adjustments upon various corporate actions and whether or not a divisor adjustment is required, see the table under “Indices—The S&P U.S. Indices—Maintenance of the S&P Indices—Corporate Action Adjustments” in this underlying supplement. For purposes of such section, the S&P®/ASX 200 Index is an “S&P Index.”

Governance of the S&P®/ASX 200 Index

The S&P®/ASX 200 Index is maintained by the Index Committee. S&P Dow Jones chairs the Index Committee, which is composed of five voting members representing both S&P Dow Jones and the ASX. The Index Committee meets regularly to review market developments and convenes as needed to address major corporate actions. At each meeting, the Index Committee may review pending corporate actions that may affect constituents of the S&P®/ASX 200 Index, statistics comparing the composition of the S&P®/ASX 200 Index to the market, companies that are being considered as candidates for addition to the S&P®/ASX 200 Index and any significant market events. In addition, the Index Committee may revise the S&P®/ASX 200 Index’s policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

License Agreement

The AS51 is published and maintained by the S&P Australian Index Committee (the “ASX Committee”), a team of representatives from both Standard & Poor’s and the Australian Stock Exchange. The AS51 is composed of the S&P®/ASX 100 stocks plus an additional 100 stocks selected by the ASX Committee. The AS51 essentially covers large-cap and mid-cap stocks evaluated for liquidity and size. Additional information concerning the AS51 may be obtained from the Australian Stock Exchange website at www.asx.com.au. We are not incorporating by reference the website or any material it includes in this document.

The S&P Equal Weight Indices

All information contained in this underlying supplement regarding the S&P 500® Equal Weight Index, the S&P MidCap 400® Equal Weight Index and the S&P SmallCap 600® Equal Weight Index (each, an “S&P Equal Weight Index” and collectively, the “S&P Equal Weight Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”). The S&P Equal Weight Indices are calculated, maintained and published by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, any of the S&P Equal Weight Indices.

The composition of the S&P 500® Equal Weight Index, the S&P MidCap 400® Equal Weight Index and the S&P SmallCap 600® Equal Weight Index is the same as that of the S&P 500® Index, the S&P MidCap 400® Index and the S&P SmallCap 600® Index (each, an “S&P U.S. Index” and collectively, the “S&P U.S. Indices”), respectively. For additional information about the S&P U.S. Indices, please see “Indices—The S&P U.S. Indices” in this underlying supplement.

The S&P 500® Equal Weight Index

The S&P 500® Equal Weight Index is an equal-weighted version of the S&P 500® Index. The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. The S&P 500® Equal Weight Index is reported by Bloomberg L.P. under the ticker symbol “SPW.”

The S&P MidCap 400® Equal Weight Index

The S&P MidCap 400® Equal Weight Index is an equal-weighted version of the S&P MidCap 400® Index. The S&P MidCap 400® Index consists of stocks of 400 companies selected to provide a performance benchmark for the medium market capitalization segment of the U.S. equity markets. The S&P MidCap 400® Equal Weight Index is reported by Bloomberg L.P. under the ticker symbol “MIDEWI.”

The S&P SmallCap 600® Equal Weight Index

The S&P SmallCap 600® Equal Weight Index is an equal-weighted version of the S&P SmallCap 600® Index. The S&P SmallCap 600® Index consists of stocks of 600 companies selected to provide a performance benchmark for the small market capitalization segment of the U.S. equity markets. The S&P SmallCap 600® Equal Weight Index is reported by Bloomberg L.P. under the ticker symbol “SMLEWI.”

Methodology of the S&P Equal Weight Indices

Composition of an S&P Equal Weight Index is the same as that of the corresponding S&P U.S. Index. Constituent changes are incorporated in an S&P Equal Weight Index as and when they are made in the corresponding S&P U.S. Index. When a company is added to an S&P Equal Weight Index in the middle of the quarter, it takes the weight of the company that it replaced. The one exception is when a company is removed from an S&P Equal Weight Index at a price of $0.00. In that case, the company’s replacement is added to that S&P Equal Weight Index at the weight using the previous day’s closing value or the most immediate prior business day that the deleted company was not valued at $0.00.

Each S&P Equal Weight Index is generally calculated and maintained in the same manner as the corresponding S&P U.S. Index, except that each constituent is equally weighted rather than weighted by float-adjusted market capitalization. To calculate an equal-weighted index, the market capitalization for each stock used in the calculation of the index is redefined so that each index constituent has an equal weight in the index at each rebalancing date. In addition to being the product of the stock price, the stock’s shares outstanding and the stock’s float factor (“IWF”), an additional weight factor (“AWF”) is also introduced in the market capitalization calculation to establish equal weighting. The AWF of a stock is the adjustment factor of that stock assigned at each index rebalancing date that makes all index constituents’ modified market capitalization equal (and, therefore, equal weight), while maintaining the total market value of the overall index.

Each S&P Equal Weight Index is reset to equal weight quarterly after the close of business on the third Friday of March, June, September and December. The reference date for weighting is the second Friday of the reweighting month and changes are effective after the close of the following Friday using prices as of the reweighting reference date and membership, shares outstanding and IWFs as of the reweighting effective date.

Each S&P Equal Weight Index is calculated, maintained and governed using the same methodology as the corresponding S&P U.S. Index, subject to the equal weight methodology described above. For additional information about the calculation, maintenance and governance of the S&P U.S. Indices, please see “Indices—The S&P U.S. Indices” in this underlying supplement.

License Agreement

S&P® is a registered trademark of Standard & Poor’s Financial Services LLC and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P. “Standard & Poor’s®”, “S&P 500®,” “S&P MidCap 400®,” “S&P SmallCap 600®” and “S&P®” are trademarks of Standard & Poor’s Financial Services LLC. These trademarks have been sublicensed or are expected to be sublicensed for certain purposes by us. The S&P Equal Weight Indices are a product of S&P and/or its affiliates and have been licensed or are expected to be licensed for use by us. The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Standard & Poor’s Financial Services LLC or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P Equal Weight Indices to track general market performance. S&P Dow Jones Indices’ only relationship to us with respect to the S&P Equal Weight Indices is the licensing of the S&P Equal Weight Indices and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The S&P Equal Weight Indices are determined, composed and calculated by S&P Dow Jones Indices without regard to us or the notes. S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the notes into consideration in determining, composing or calculating the S&P Equal Weight Indices. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the S&P Equal Weight Indices will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by us, but which may be similar to and competitive with the notes. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P Equal Weight Indices. It is possible that this trading activity will affect the value of the notes.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P EQUAL WEIGHT INDICES OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P EQUAL WEIGHT INDICES OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY

AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The S&P 500® Futures Excess Return Index

All information contained in this underlying supplement regarding the S&P 500® Futures Excess Return Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”). The S&P 500® Futures Excess Return Index is calculated, maintained and published by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue the publication of, the S&P 500® Futures Excess Return Index.

The S&P 500® Futures Excess Return Index measures the performance of a rolling position in the nearest maturing quarterly E-mini® S&P 500® futures contracts (Symbol: ES) (the “Underlying Futures Contracts”) trading on the Chicago Mercantile Exchange (the “Exchange”). E-mini® S&P 500® futures contracts are U.S. dollar-denominated futures contracts based on the S&P 500® Index. For more information about the S&P 500® Index, see “Indices—The S&P U.S. Indices” in this underlying supplement. The S&P 500® Futures Excess Return Index is reported by Bloomberg under the ticker symbol “SPXFP.”

Index Rolling

As each Underlying Futures Contract approaches maturity, it is replaced by the next maturing Underlying Futures Contract in a process referred to as “rolling.” The rolling of the S&P 500® Futures Excess Return Index occurs quarterly over a one-day rolling period (the “roll day”) every March, June, September and December, effective after the close of trading five business days preceding the last trading date of the maturing Underlying Futures Contract, subject to adjustment in the case of holidays or market disruptions.

Index Calculations

The S&P 500® Futures Excess Return Index is an excess return index, meaning that its performance is based solely on changes in the daily contract price of its Underlying Futures Contract and positive or negative yields associated with rolling Underlying Futures Contracts. An excess return index is distinct from a total return index, which, in addition to reflecting those price and roll returns, would also reflect interest on a hypothetical cash position collateralizing the Underlying Futures Contracts

The closing level of the S&P 500® Futures Excess Return Index on any trading day reflects the change in the daily contract price of the Underlying Futures Contract since the immediately preceding trading day. On each quarterly roll day, the closing level of the S&P 500® Futures Excess Return Index reflects the change from the daily contract price of the maturing Underlying Futures Contract on the immediately preceding trading day to the daily contract price of the next maturing Underlying Futures Contract on that roll day.

The daily contract price of an Underlying Futures Contract will be the settlement price reported by the Exchange. If the Exchange fails to open due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events, the S&P 500® Futures Excess Return Index uses the prior daily contract prices. In situations where the Exchange is forced to close early due to unforeseen events, such as computer or electric power failures, weather conditions or other events, S&P Dow Jones calculates the closing level of the S&P 500® Futures Excess Return Index based on the daily contract prices published by the Exchange or, if no daily contract price is available, the Index Committee will determine the course of action.

Index Governance

An S&P Dow Jones index committee (the “Index Committee”) maintains the S&P 500® Futures Excess Return Index. All committee members are full-time professional members of S&P Dow Jones’ staff. The Index Committee may revise index policy covering rules for including currencies, the timing of rebalancing or other matters. The Index Committee considers information about changes to the S&P 500® Futures Excess Return Index and related matters to be potentially market moving and material. Therefore, all Index Committee discussions are confidential.

The Index Committees reserve the right to make exceptions when applying the methodology of the S&P 500® Futures Excess Return Index if the need arises. In any scenario where the treatment differs from the general rules stated in this document or supplemental documents, notice will be provided, whenever possible.

In addition to the daily governance of the S&P 500® Futures Excess Return Index and maintenance of its index methodology, at least once within any 12-month period, the Index Committee reviews the methodology to ensure the S&P 500® Futures Excess Return Index continues to achieve the stated objectives, and that the data and methodology remain effective. In certain instances, S&P Dow Jones may publish a consultation inviting comments from external parties.

License Agreement

The S&P® is a registered trademark of Standard & Poor’s Financial Services LLC and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P. “Standard & Poor’s®”, “S&P 500® Futures,” “S&P 500®” and “S&P®” are trademarks of Standard & Poor’s Financial Services LLC. These trademarks have been sublicensed or are expected to be sublicensed for certain purposes by us. The SPXFP is a product of S&P and/or its affiliates and has been licensed or is expected to be licensed for use by us. The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Standard & Poor’s Financial Services LLC or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the SPXFP to track general market performance. S&P Dow Jones Indices’ only relationship to us with respect to the SPXFP is the licensing of the SPXFP and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The SPXFP is determined, composed and calculated by S&P Dow Jones Indices without regard to us or the notes. S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the notes into consideration in determining, composing or calculating the SPXFP. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the SPXFP will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by us, but which may be similar to and competitive with the notes. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the SPXFP. It is possible that this trading activity will affect the value of the notes.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE SPXFP OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SPXFP OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The Underlying Futures Contracts

E-mini® S&P 500® futures contracts are U.S. dollar-denominated futures contracts, based on the S&P 500® Index, traded on the Exchange, representing a contract unit of $50 multiplied by the S&P 500® Index, measured in cents per index point.

E-mini® S&P 500® futures contracts listed for the nearest nine quarters, for each March, June, September and December, and the nearest three Decembers are available for trading. Trading of the E-mini® S&P 500® futures contracts will terminate at 9:30 a.m. Eastern time on the third Friday of the contract month.

The daily settlement prices of the E-mini® S&P 500® futures contracts are based on trading activity in the relevant contract (and in the case of a lead month also being the expiry month, together with trading activity on lead month-second month spread contracts) on the Exchange during a specified settlement period. The final settlement price of E-mini® S&P 500® futures contracts is based on the opening prices of the component stocks in the S&P 500® Index, determined on the third Friday of the contract month.

Overview of Futures Markets

Futures contracts are contracts that legally obligate the holder to buy or sell an asset at a predetermined delivery price during a specified future time period. Futures contracts are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets. The futures contracts included in the S&P 500® Futures Excess Return Index are exchange-traded futures contracts. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of an underlying asset or financial instrument during a stated delivery month for a fixed price. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the underlying asset or financial instrument is to be delivered by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

No purchase price is paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but it may be lower than 5% of the notional value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts.

In the United States, futures contracts are traded on designated contract markets. At any time prior to the expiration of a futures contract, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position, subject to the availability of a liquid secondary market. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant,” which is a member of the clearing house.

Unlike equity securities, futures contracts, by their terms, have stated expirations. At a specific point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular asset or financial instrument with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling.” For example, a market participant with a long position in a futures contract expiring in November who wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell the November contract, which serves to close out the existing long position, and buy a futures contract expiring in December. This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.

Futures exchanges and clearing houses in the United States are subject to regulation by the Commodity Futures Trading Commission. Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances.

The S&P Select Industry Indices

All information contained in this underlying supplement regarding the S&P® Banks Select Industry Index, the S&P® Biotechnology Select Industry Index, the S&P® Homebuilders Select Industry Index, the S&P® Metals & Mining Select Industry Index, the S&P® Oil & Gas Exploration & Production Select Industry Index, the S&P® Regional Banks Select Industry Index and the S&P® Retail Select Industry Index (each, a “Select Industry Index” and collectively, the “Select Industry Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”). The Select Industry Indices are calculated, maintained and published by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, any of the Select Industry Indices.

The Select Industry Indices are modified equal-weighted indices that are designed to measure the performance of stocks composing specific Global Industry Classification Standard (“GICS®”) sub-industries or groups of sub-industries in the S&P Total Market Index. Membership is based on a company’s GICS® classification, as well as liquidity and market capitalization requirements.

The S&P Total Market Index

The S&P Total Market Index (the “S&P TM Index”) offers broad market exposure to companies of all market capitalizations, including all eligible U.S. common equities with a primary listing on the New York Stock Exchange, NYSE Arca, NYSE American, Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX, Cboe BYX, Cboe EDGA or Cboe EDGX exchanges. Only U.S. companies are eligible for inclusion in the S&P TM Index.

The S&P® Banks Select Industry Index

The S&P® Banks Select Industry Index is a modified equal-weighted index that is designed to measure the performance of the following GICS® sub-industries of the S&P TM Index: asset management & custody banks (must also meet the North American Industry Classification of depository credit intermediation); diversified banks; regional banks; diversified financial services; and commercial & residential mortgage finance. The S&P® Banks Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIBK.”

The S&P® Biotechnology Select Industry Index

The S&P® Biotechnology Select Industry Index is a modified equal-weighted index that is designed to measure the performance of the GICS® biotechnology sub-industry of the S&P TM Index. The S&P® Biotechnology Select Industry Index may also include companies in the life sciences tools & services supplementary sub-industry. The S&P® Biotechnology Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIBI.”

The S&P® Homebuilders Select Industry Index

The S&P® Homebuilders Select Industry Index is a modified equal-weighted index that is designed to measure the performance of the GICS® homebuilding sub-industry of the S&P TM Index. The S&P® Homebuilders Select Industry Index may also include companies in the following supplementary GICS® sub-industries: building products; home furnishings; home improvement retail; home furnishing retail; and household appliances. The S&P® Homebuilders Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIHO.”

The S&P® Metals & Mining Select Industry Index

The S&P® Metals & Mining Select Industry Index is a modified equal-weighted index that is designed to measure the performance of the following GICS® sub-industries of the S&P TM Index: aluminum; coal & consumable fuels; copper; diversified metals & mining; gold; precious metals & minerals; silver; and steel. The S&P® Metals & Mining Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIMM.”

The S&P® Oil & Gas Exploration & Production Select Industry Index

The S&P® Oil & Gas Exploration & Production Select Industry Index is a modified equal-weighted index that is designed to measure the performance of the following GICS® sub-industries of the S&P TM Index: integrated oil & gas; oil & gas exploration & production; and oil & gas refining & marketing. The S&P® Oil & Gas Exploration & Production Select Industry Index is reported by Bloomberg under the ticker symbol “SPSIOP.”

The S&P® Regional Banks Select Industry Index

The S&P® Regional Banks Select Industry Index is a modified equal-weighted index that is designed to measure the performance of the GICS® regional banks sub-industry of the S&P TM Index. The S&P® Regional Banks Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIRBK.”

The S&P® Retail Select Industry Index

The S&P® Retail Select Industry Index is a modified equal-weighted index that is designed to measure the performance of the following GICS® sub-industries of the S&P TM Index: apparel retail; automotive retail; broadline retail; computer & electronic retail; consumer staples merchandise retail; drug retail; food retailers; and other specialty retail. The S&P® Retail Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIRE.”

Select Industry Index Eligibility

To qualify for membership in a Select Industry Index, at each quarterly rebalancing, a company must satisfy the following criteria:

(1)	be a member of the S&P TM Index;

(2)	be included in the relevant GICS® sub-industries for the relevant Select Industry Index (stocks included in such sub-industry, “primary stocks”);

(3)	meet one of the following float-adjusted market capitalization (“FMC”) and float-adjusted liquidity ratio (“FALR”) requirements:

(a)	be a current constituent, have an FMC greater than or equal to US$300 million and have an FALR greater than or equal to 50%;

(b)	have an FMC greater than or equal to US$500 million and an FALR greater than or equal to 90%; or

(c)	have an FMC greater than or equal to US$400 million and an FALR greater than or equal to 150%.

Notwithstanding the foregoing, to be eligible for inclusion in the S&P® Banks Select Industry Index, a company’s FMC must be above US$2 billion and its FALR must be above 100%, and existing constituents of the S&P® Banks Select Industry Index are removed at the quarterly rebalancing date if either their FMC falls below US$1 billion or their FALR falls below 50%.

In the event that fewer than 35 stocks are selected for each Select Industry Index using the eligible primary stocks, certain indices will select stocks for inclusion from a supplementary list of highly correlated sub-industries (supplementary stocks) based on a process established by S&P Dow Jones. Additionally, minimum FMC requirements may be relaxed for all Select Industry Indices to ensure that there are at least 22 stocks in each Select Industry Index as of each rebalancing effective date.

Liquidity. An FALR, defined as the annual dollar value traded divided by the FMC, is used to measure liquidity. Using composite pricing and consolidated volume (excluding dark pools) across all venues (including historical values), annual dollar value traded is defined as the average closing price multiplied by the historical volume over the 365 calendar days prior to the evaluation date. This is reduced to the available trading period for initial public offerings or spin-offs that do not have 365 calendar days of trading history. In these cases, the dollar value traded available as of the evaluation date is annualized. Liquidity requirements are reviewed during the quarterly rebalancings. The price, shares outstanding and IWF (as defined below) are used to calculate the FMC.

Takeover Restrictions. At the discretion of S&P Dow Jones, constituents with shareholder ownership restrictions defined in company bylaws may be deemed ineligible for inclusion in a Select Industry Index. Ownership restrictions preventing entities from replicating the index weight of a stock may be excluded from the eligible universe or removed from the relevant Select Industry Index. S&P Dow Jones will provide up to five days advance notification of a deletion between rebalancings due to ownership restrictions.

Multiple Share Classes. Some companies in the S&P TM Index are represented by multiple share classes. As of December 2015, each company in the Select Industry Indices is represented once by the primary listing, which is generally the most liquid share line.

Calculation of the Select Industry Indices

The Select Industry Indices are equal-weighted, with adjustments to individual constituent weights to ensure concentration and liquidity requirements, and calculated by means of the divisor methodology used by S&P Dow Jones for the Select Industry Indices.

The index value of each Select Industry Index is simply the market value of that Select Industry Index divided by the index divisor:

Index Value = (Index Market Value) / Divisor

Index Market Value =

where N is the number of stocks in the index, Pi is the price of stock i, Sharesi is total shares outstanding of stock i, IWFi is the float factor of stock i (as defined below), and AWFi is the adjustment factor of stock i assigned at each index rebalancing date, t, which makes all index constituents modified market capitalization equal (and, therefore, equal weight), while maintaining the total market value of the overall index. The AWF for each index constituent, i, at rebalancing date, t, is calculated by:

AWFi,t = Z / N × FloatAdjustedMarketValuei,t

where Z is an index-specific constant set for the purpose of deriving the AWF and, therefore, each stock’s share count used in the index calculation (often referred to as modified index shares).

Float Adjustment. Float adjustment means that the number of shares outstanding is reduced to exclude closely held shares from the calculation of the index value because such shares are not available to investors. The goal of float adjustment is to adjust each company’s total shares outstanding for long-term strategic shareholders, who often have interests such as maintaining control rather than the shorter-term economic fortunes of the company. Generally, these long-term strategic shareholders include, but are not limited to, officers and directors, private equity, venture capital and special equity firms, asset managers and insurance companies with direct board of director representation, other publicly traded companies that hold shares, holders of restricted shares, company-sponsored employee share plans/trusts, defined contribution plans/savings, and investment plans, foundations or family trusts associated with the company, government entities at all levels (other than government retirement/pension funds), sovereign wealth funds and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. Restricted shares are generally not included in total shares outstanding except for shares held as part of a lock-up agreement. Shares that are not considered outstanding are also not included in the available float. These generally include treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock and rights.

For each component, S&P Dow Jones calculates an Investable Weight Factor (“IWF”), which represents the portion of the total shares outstanding that are considered part of the public float for purposes of the relevant Select Industry Index.

Divisor. Continuity in index values of each Select Industry Index is maintained by adjusting its divisor for all changes in its constituents’ share capital after its base date. This includes additions and deletions to the relevant Select Industry Index, rights issues, share buybacks and issuances and non-zero price spin-offs. The value of each Select Industry Index’s divisor over time is, in effect, a chronological summary of all changes affecting the base capital of that Select Industry Index. The divisor of each Select Industry Index is adjusted such that the index value of that Select Industry Index at an instant just prior to a change in base capital equals the index value of that Select Industry Index at an instant immediately following that change.

Constituent Weightings

At each quarterly rebalancing, companies are initially equally weighted, with adjustments made to ensure that no individual constituent’s index weight exceeds the value that can be traded in a single day for a given theoretical portfolio value ranging from US$500 million to US$2,000 million (the “Theoretical Portfolio Value”). Theoretical Portfolio Values are determined and reviewed annually by an S&P Dow Jones’ index committee (the “Index Committee”). Any updates to Theoretical Portfolio Values are made at the discretion of the Index Committee and announced to the clients with ample lead time.

S&P Dow Jones calculates a maximum basket liquidity weight for each constituent in the Select Industry Indices using the ratio of the constituent’s three-month median daily value traded to the Theoretical Portfolio Value as of the last business day of February, May, August, and November for the rebalancing effective after the closing on the third Fridays of March, June, September, and December, respectively. Each constituent’s initial equal weight is compared to the calculated maximum basket liquidity weight, and the constituent’s weight is set to the lesser of the maximum basket liquidity weight or the initial equal weight.

If the resulting weights fail to sum to 100%, the weight of the constituent with the lowest maximum basket liquidity weight from the remining equal weighted constituents is increased to the maximum basket liquidity weight. The relevant Select Industry Index then equal weights the remaining constituents again. This process repeats iteratively until no equal weight stock exceeds the assigned maximum basket liquidity weight and the resulting weights sum to 100%.

If necessary, a final adjustment is made to ensure that no stock in a Select Industry Index has a weight greater that 4.5%. This step of the iterative weighting process may force the weight of those stocks limited to their maximum basket liquidity weight to exceed that weight. In such cases, S&P Dow Jones will make no further adjustments. If any of the Select Industry Indices contain exactly 22 stocks as of the rebalancing effective date, the relevant Select Industry Index is equally weighted without basket liquidity constraints.

Maintenance of the Select Industry Indices

Membership of the Select Industry Indices is reviewed quarterly. Rebalancings occur after the closing on the third Friday of the quarter ending month. The reference date for additions and deletions is after the closing of the last trading date of the previous month. For selection purposes, all S&P Select Industry Indices use shares outstanding and IWF figures as of the rebalancing effective date. Closing prices as of the second Friday of the rebalancing month are used for setting index shares. The Index Committee may change the date of a given rebalancing for reasons including market holidays occurring on or around the scheduled rebalancing date. Any such change will be announced by S&P Dow Jones with proper advance notice where possible.

The table below summarizes the treatment of certain corporate actions.

Corporate Action	Treatment
Company addition/deletion

Addition Only

Stocks are added between rebalancings only if a deletion in the relevant Select Industry Index causes the constituent count to fall below 22. In those cases, each stock deletion is accompanied with a stock addition. A new stock is added to that Select Industry Index at the weight of the deleted stock.

Deletion Only

A stock is deleted from the relevant Select Industry Index if dropped from the S&P TM Index. If a deletion causes the number of stocks in the relevant Select Industry Index to fall below 22, each stock deletion is accompanied with a corresponding stock addition. The weights of all stocks in that Select Industry Index will proportionately change, due to the absolute change in the number of index constituents. Relative weights will stay the same. The index divisor will change due to the net change in the market capitalization of that Select Industry Index.

Change in shares outstanding	Shares outstanding changes are offset by an AWF. There is no change to the market capitalization of the relevant Select Industry Index and no divisor adjustment.
Split/reverse split	Shares outstanding are adjusted by the split ratio. Stock price is adjusted by the split ratio. There is no change to the market capitalization of the relevant Select Industry Index and no divisor adjustment.
Spin-off	In the case of spin-offs, the Select Industry Indices will follow the S&P TM Index’s treatment of the action. In general, both the parent and spin-off company will remain in the relevant Select Industry Index until the subsequent rebalancing. The spin-off company is added to the relevant Select Industry Index at a zero price at the close of the day before the ex-date. No price adjustment is applied to the parent and there is no divisor change. If the spin-off company is dropped from the S&P TM Index, the weight of the spun-off company is added back to the parent stock’s weight after at least one day of trading.
Change in IWF	IWF changes are offset by an AWF. There is no change to the market capitalization of the relevant Select Industry Index and no divisor adjustment.
Ordinary dividend	When a company pays an ordinary cash dividend, the relevant Select Industry Index does not make any adjustments to the price or shares of the stock. As a result, there are no divisor adjustments to that Select Industry Index.
Special dividend	The stock price is adjusted by the amount of the dividend. The net change to the market capitalization of the relevant Select Industry Index causes a divisor adjustment.
Rights offering	All rights offerings that are in the money on the ex-date are applied under the assumption that the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The change in price and shares is offset by an AWF to keep the market capitalization (stock weight) of the relevant Select Industry Index unchanged. There is no change to the market capitalization of that Select Industry Index and no divisor adjustment.

In the case of mergers involving two index constituents, the merged entity remains in the relevant Select Industry Index provided it satisfies the eligibility criteria. If the merged entity qualifies for inclusion in the relevant Select Industry Index, the stock deemed the target is dropped, the index shares for the acquirer will remain unchanged, and the weightings of the remaining constituents adjust proportionally.

If a constituent’s GICS® classification changes to an ineligible sub-industry for a Select Industry Index, the constituent is removed at the subsequent rebalancing.

Governance of the Select Industry Indices

The Index Committee maintains the Select Industry Indices. All Index Committee members are full-time professional members of S&P Dow Jones’ staff. The Index Committee meets regularly. At each meeting, the Index Committee reviews pending corporate actions that may affect the Select Industry Indices constituents, statistics comparing the composition of the Select Industry Indices to the market, companies that are being considered as candidates for addition to a Select Industry Index and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

License Agreement

S&P® is a registered trademark of Standard & Poor’s Financial Services LLC and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P. “Standard & Poor’s®” and “S&P®” are trademarks of Standard & Poor’s Financial Services LLC. These trademarks have been sublicensed or are expected to be sublicensed for certain purposes by us. The Select Industry Indices are a product of S&P and/or its affiliates and have been licensed or are expected to be licensed for use by us. The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Standard & Poor’s Financial Services LLC or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Select Industry Indices to track general market performance. S&P Dow Jones Indices’ only relationship to us with respect to the Select Industry Indices is the licensing of the Select Industry Indices and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The Select Industry Indices are determined, composed and calculated by S&P Dow Jones Indices without regard to us or the notes. S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the notes into consideration in determining, composing or calculating the Select Industry Indices. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the Select Industry Indices will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by us, but which may be similar to and competitive with the notes. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Select Industry Indices. It is possible that this trading activity will affect the value of the notes.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE SELECT INDUSTRY INDICES OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SELECT INDUSTRY INDICES OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR

GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The S&P Select Sector Indices

All information contained in this underlying supplement regarding the Communication Services Select Sector Index, the Consumer Discretionary Select Sector Index, the Consumer Staples Select Sector Index, the Energy Select Sector Index, the Financial Select Sector Index, the Health Care Select Sector Index, the Industrials Select Sector Index, the Materials Select Sector Index, the Real Estate Select Sector Index, the Technology Select Sector Index and the Utilities Select Sector Index (each, a “Select Sector Index” and collectively, the “Select Sector Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”). The Select Sector Indices are calculated, maintained and published by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, any of the Select Sector Indices.

The constituents included in each Select Sector Index at each moment in time are members of the S&P 500® Index. For additional information about the S&P 500® Index, please see “Indices—The S&P U.S. Indices” in this underlying supplement. S&P Dow Jones assigns constituents to a Select Sector Index based on the constituent’s classification under the Global Industry Classification Standard (“GICS®”).

The Communication Services Select Sector Index

The Communication Services Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® communication services sector, which currently includes companies in the following industries: diversified telecommunication services; wireless telecommunication services; media; entertainment; and interactive media & services. The Communication Services Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXCPR.”

The Consumer Discretionary Select Sector Index

The Consumer Discretionary Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® consumer discretionary sector, which currently includes companies in the following industries: broadline retail; specialty retail; hotels, restaurants & leisure; textiles, apparel & luxury goods; household durables; automobiles; automobile components; distributors; leisure products; and diversified consumer services. The Consumer Discretionary Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXY.”

The Consumer Staples Select Sector Index

The Consumer Staples Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® consumer staples sector, which currently includes companies in the following industries: consumer staples distribution & retail; household products; food products; beverages; tobacco; and personal care products. The Consumer Staples Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXR.”

The Energy Select Sector Index

The Energy Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® energy sector, which currently includes companies in the following industries: oil, gas & consumable fuels; and energy equipment & services. The Energy Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXE.”

The Financial Select Sector Index

The Financial Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® financials sector, which currently includes companies in the following industries: financial services; insurance; banks; capital markets; mortgage real estate investment trusts (“REITs”); and consumer finance. The Financial Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXM.”

The Health Care Select Sector Index

The Health Care Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® health care sector, which currently includes companies in the following industries: pharmaceuticals; health care equipment & supplies; health care providers & services; biotechnology; life sciences tools & services; and health care technology. The Health Care Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXV.”

The Industrials Select Sector Index

The Industrials Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® industrials sector, which currently includes companies in the following industries: aerospace & defense; industrial conglomerates; machinery; air freight & logistics; passenger airlines; marine transportation; ground transportation; transportation infrastructure; commercial services & supplies; professional services; electrical equipment; construction & engineering; trading companies & distributors; and building products. The Industrials Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXI.”

The Materials Select Sector Index

The Materials Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® materials sector, which currently includes companies in the following industries: chemicals; metals & mining; paper & forest products; containers & packaging; and construction materials. The Materials Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXB.”

The Real Estate Select Sector Index

The Real Estate Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® real estate sector, which currently includes companies in the following industries: diversified REITs; industrial REITs; hotel & resort REITs; office REITs; health care REITs; residential REITs; retail REITs; specialized REITs; and real estate management & development. The Real Estate Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXRE.”

The Technology Select Sector Index

The Technology Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® information technology sector, which currently includes companies in the following industries: technology hardware, storage & peripherals; software; communications equipment; semiconductors & semiconductor equipment; IT services; and electronic equipment, instruments & components. The Technology Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXT.”

The Utilities Select Sector Index

The Utilities Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® utilities sector, which currently includes companies in the following industries: electric utilities; water utilities; multi-utilities; independent power and renewable electricity producers; and gas utilities. The Utilities Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXU.”

Select Sector Index Capping Methodology

For capping purposes, the Select Sector Indices are rebalanced quarterly after the close of business on the third Friday of March, June, September and December using the following procedures:

(1)	The rebalancing reference date is the second Friday of March, June, September and December.

(2)	With prices reflected on the rebalancing reference date, adjusted for any applicable corporate actions, and membership, shares outstanding and investable weight factors (“IWFs”) as of the rebalancing effective date, each company is weighted by float-adjusted market capitalization (“FMC”). Modifications are made as defined below.

(3)	If any company has an FMC weight greater than 24%, the company’s weight is capped at 23%, which allows for a 2% buffer. This buffer is meant to mitigate against any company exceeding 25% as of the quarter-end diversification requirement date.

(4)	All excess weight is proportionally redistributed to all uncapped companies within the relevant Select Sector Index.

(5)	After this redistribution, if the FMC weight of any other company breaches 23%, the process is repeated iteratively until no company breaches the 23% weight cap.

(6)	The sum of the companies with weights greater than 4.8% cannot exceed 50% of the total index weight. These caps are set to allow for a buffer below the 5% limit.

(7)	If the rule in paragraph 6 is breached, all companies are ranked in descending order by FMC weight, and the smallest company whose weight is greater than 4.8% that causes the paragraph 6 breach has its weight reduced to 4.5%.

(8)	This process continues iteratively until paragraph 6 is satisfied.

(9)	Index share amounts are assigned to each constituent to arrive at the weights calculated above. Since index shares are assigned based on prices one week prior to rebalancing, the actual weight of each constituent at the rebalancing differs somewhat from these weights due to market movements.

(10)	If, on the second to last business day of March, June, September or December, a company has a weight greater than 24% or the sum of the companies with weights greater than 4.8% exceeds 50%, a secondary rebalancing will be triggered with the rebalancing effective date being after the close of the last business day of the month. This secondary rebalancing will use the closing prices as of the second to last business day of March, June, September or December, and membership, shares outstanding and IWFs as of the rebalancing effective date.

When companies represented in the Select Sector Indices are represented by multiple share classes, maximum weight capping is based on company FMC, with the weight of multiple-class companies allocated proportionally to each share class based on its FMC as of the rebalancing reference date. If no capping is required, both share classes remain in the relevant Select Sector Index at their natural FMC.

Calculation, Maintenance and Governance of the Select Sector Indices

The Select Sector Indices are calculated, maintained and governed using the same methodology as the S&P 500® Index, subject to the capping methodology described above. For additional information about the calculation, maintenance and governance of the S&P 500® Index, please see “Indices—The S&P U.S. Indices” in this underlying supplement.

License Agreement

S&P® is a registered trademark of Standard & Poor’s Financial Services LLC and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P. “Standard & Poor’s®”, “S&P 500®” and “S&P®” are trademarks of Standard & Poor’s Financial Services LLC. These trademarks have been sublicensed or are expected to be sublicensed for certain purposes by us. The Select Sector Indices are a product of S&P and/or its affiliates and have been licensed or are expected to be licensed for use by us. The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Standard & Poor’s Financial Services LLC or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Select Sector Indices to track general market performance. S&P Dow Jones Indices’ only relationship to us with respect to the Select Sector Indices is the licensing of the Select Sector Indices and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The Select Sector Indices are determined, composed and calculated by S&P Dow Jones Indices without regard to us or the notes. S&P

Dow Jones Indices have no obligation to take our needs or the needs of holders of the notes into consideration in determining, composing or calculating the Select Sector Indices. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the Select Sector Indices will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by us, but which may be similar to and competitive with the notes. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Select Sector Indices. It is possible that this trading activity will affect the value of the notes.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE SELECT SECTOR INDICES OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SELECT SECTOR INDICES OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The S&P Style Indices

All information contained in this underlying supplement regarding the S&P 500® Growth Index, the S&P MidCap 400® Growth Index and the S&P SmallCap 600® Growth Index (each, an “S&P Growth Index” and collectively, the “S&P Growth Indices”) as well as the S&P 500® Value Index, the S&P MidCap 400® Value Index and the S&P SmallCap 600® Value Index (each, an “S&P Value Index” and collectively, the “S&P Value Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”). The S&P Growth Indices and the S&P Value Indices (each, an “S&P Style Index” and collectively, the “S&P Style Indices”) are calculated, maintained and published by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, any of the S&P Style Indices.

Each S&P Style Index is a subset of the S&P 500® Index, the S&P MidCap 400® Index or the S&P SmallCap 600® Index (each, an “S&P U.S. Index” and collectively, the “S&P U.S. Indices”), as applicable. For additional information about the S&P U.S. Indices, please see “Indices—S&P U.S. Indices” in this underlying supplement.

The S&P 500® Growth Index

The S&P 500® Growth Index is a subset of the S&P 500® Index and is a float-adjusted market capitalization-weighted index composed of large-capitalization U.S. equities that exhibit growth characteristics. The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. The S&P 500® Growth Index is reported by Bloomberg L.P. under the ticker symbol “SGX.”

The S&P 500® Value Index

The S&P 500® Value Index is a subset of the S&P 500® Index and is a float-adjusted market capitalization-weighted index composed of large-capitalization U.S. equities that exhibit value characteristics. The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. The S&P 500® Value Index is reported by Bloomberg L.P. under the ticker symbol “SVX.”

The S&P MidCap 400® Growth Index

The S&P MidCap 400® Growth Index is a subset of the S&P MidCap 400® Index and is a float-adjusted market capitalization-weighted index composed of medium-capitalization U.S. equities that exhibit growth characteristics. The S&P MidCap 400® Index consists of stocks of 400 companies selected to provide a performance benchmark for the medium market capitalization segment of the U.S. equity markets. The S&P MidCap 400® Growth Index is reported by Bloomberg L.P. under the ticker symbol “MIDG.”

The S&P MidCap 400® Value Index

The S&P MidCap 400® Value Index is a subset of the S&P MidCap 400® Index and is a float-adjusted market capitalization-weighted index composed of medium-capitalization U.S. equities that exhibit value characteristics. The S&P MidCap 400® Index consists of stocks of 400 companies selected to provide a performance benchmark for the medium market capitalization segment of the U.S. equity markets. The S&P MidCap 400® Value Index is reported by Bloomberg L.P. under the ticker symbol “MIDV.”

The S&P SmallCap 600® Growth Index

The S&P SmallCap 600® Growth Index is a subset of the S&P SmallCap 600® Index and is a float-adjusted market capitalization-weighted index composed of small-capitalization U.S. equities that exhibit growth characteristics. The S&P SmallCap 600® Index consists of stocks of 600 companies selected to provide a performance benchmark for the small market capitalization segment of the U.S. equity markets. The S&P SmallCap 600® Growth Index is reported by Bloomberg L.P. under the ticker symbol “SMLG.”

The S&P SmallCap 600® Value Index

The S&P SmallCap 600® Value Index is a subset of the S&P SmallCap 600® Index and is a float-adjusted market capitalization-weighted index composed of small-capitalization U.S. equities that exhibit value characteristics. The S&P SmallCap 600® Index consists of stocks of 600 companies selected to provide a performance benchmark for the small market capitalization segment of the U.S. equity markets. The S&P SmallCap 600® Value Index is reported by Bloomberg L.P. under the ticker symbol “SMLV.”

Composition of the S&P Style Indices

Each S&P Style Index is a subset of the relevant S&P U.S. Index and is a float-adjusted market-capitalization weighted index. S&P Dow Jones allocates the complete float-adjusted market capitalization of the companies included in the relevant S&P U.S. Index between the corresponding S&P Value Index and S&P Growth Index based on an assessment of those companies’ respective value and growth characteristics.

The market capitalization of companies exhibiting the strongest value characteristics relative to their respective growth characteristics is allocated to the relevant S&P Value Index (approximately 33% of the market capitalization of its parent index), and the market capitalization of companies exhibiting the strongest growth characteristics relative to their respective value characteristics (approximately 33% of the market capitalization of its parent index) is allocated to the corresponding S&P Growth Index. The market capitalization of the remaining companies included in the relevant S&P U.S. Index is split between the corresponding S&P Value Index and S&P Growth Index, with more of the market capitalization of companies exhibiting stronger value characteristics relative to their respective growth characteristics being allocated to the relevant S&P Value Index and more of the market capitalization of companies exhibiting the stronger growth characteristics relatively to their respective value characteristics being allocated to the corresponding S&P Growth Index.

Construction of the S&P Style Indices

Each S&P Style Index is derived from its parent index, the relevant S&P U.S. Index. An S&P Style Index cannot have a constituent that is not also a member of the relevant S&P U.S. Index.

Style Factors. The S&P Growth Indices and the S&P Value Indices measure growth and value along two separate dimensions, with three factors each used to measure growth and value. The list of factors used is outlined in the table below.

Growth Factors	Value Factors
Three-year net change in earnings per share (excluding extra items) over price per share	Book value to price ratio
Three-year sales per share growth rate	Earnings to price ratio
Momentum (12-month % price change)	Sales to price ratio

•	If earnings from three years prior are not available, two-year change in earnings per share (excluding extra items) over price per share is used. If earnings from two years prior are not available, one-year change in earnings per share (excluding extra items) over price per share is used. If earnings from one year prior are not available, the factor is set equal to zero. If the starting values is less than zero, the score is multiplied by a factor of negative 1.

•	If sales from three years prior are not available, two-year sales per share growth rate is used. If sales from two years prior are not available, one-year sales per share growth rate is used. If sales from one year prior are not available, the factor is set equal to zero. If the starting values is less than zero, the score is multiplied by a factor of negative 1.

•	If there is not enough trading history to calculate 12-month momentum then the momentum factor is calculated from the stock’s listing date.

•	If book value to price ratio, earnings to price ratio, or sales to price ratio is not available then such factor is set equal to zero.

Style Scores. Raw values for each of the above factors are calculated by S&P Dow Jones for each company in the S&P Total Market Index universe. The S&P Total Market Index is a float-adjusted, market capitalization-weighted index designed to track the broad U.S. equity market, including large-, mid-, small- and micro-cap stocks.

These raw values are first “winsorized” (a statistical tool used to minimize the influence of outliers in data) to the 90th percentile and then standardized by dividing the difference between each company’s raw score and the mean of the entire set by the standard deviation of the entire set. A “growth score” for each company is computed as the average of the standardized values of the three growth factors. Similarly, a “value score” for each company is computed as the average of the standardized values of the three value factors. At the end of this step each company has a growth score and a value score.

Establishing Style Baskets. Companies within the relevant S&P U.S. Index are then ranked based on their growth and value scores. A company with a high growth score would have a higher “growth rank,” while a company with a low value score would have a lower “value rank.” For example, the index constituent with the highest value score would have a value rank of 1, while the constituent with the lowest value score would have a value rank of 500 in the case of the S&P 500® Index, 400 in the case of the S&P MidCap 400® Index or 600 in the case of the S&P SmallCap 600®  Index.

The companies within the relevant S&P U.S. Index are then sorted in ascending order by the ratio of their growth rank to their value rank. The companies at the top of the list have a higher growth rank (or higher growth score) and a lower value rank (or lower value score) and, therefore, exhibit pure growth characteristics. The companies at the top of the list, comprising 33% of the total market capitalization of the relevant S&P U.S. Index, are included in the “growth basket.”

The companies at the bottom of the list have a higher value rank (or higher value score) and a lower growth rank (or lower growth score) and, therefore, exhibit pure value characteristics. The companies at the bottom of the list, comprising 33% of the total market capitalization of the relevant S&P U.S. Index, are included in the “value basket.”

The companies in the middle of the list have similar growth ranks and value ranks and, therefore, exhibit neither pure growth nor pure value characteristics. The companies in the middle of the list, comprising 34% of the total market capitalization of the relevant S&P U.S. Index, are included in the “blended basket.”

Growth and Value Indices. The style baskets described above are the starting points for the S&P Style Indices’ construction. 100% of the float market capitalization of a company in the value basket is assigned to the relevant S&P Value Index, and 100% of the float market capitalization of a company in the growth basket is assigned to the corresponding S&P Growth Index.

The middle 34% of float market capitalization consists of companies that have similar growth and value ranks. The market capitalization of these companies that are in the blended basket is distributed between the relevant S&P Value Index and the corresponding S&P Growth Index based on their distances from the midpoint of the growth basket and the midpoint of the value basket. The midpoint of each style basket is calculated as the average of value scores and growth scores of all companies in that style basket.

Based on back-tested results, the total market capitalization is approximately equally divided among each S&P Growth Index and its corresponding S&P Value Index. However, there is no mathematical procedure employed to force equal market capitalization for each S&P Growth Index and its corresponding S&P Value Index, since price movements of constituent stocks would result in inequality immediately following any reconstitution. Therefore, the future allocation of the market capitalization to the S&P Style Indices may not be equal.

Each S&P Style Index is calculated following S&P Dow Jones’ modified market capitalization-weighted, divisor-based index methodology. Corporate actions and index changes are implemented in the same manner as for other market capitalization-weighted indices, provided that additional adjustments, when needed, are made in accordance with the Corporate Actions and Other Adjustments table below. See “Indices—The S&P U.S. Indices” in this underlying supplement for additional information.

Maintenance of the S&P Style Indices

Rebalancing. Each S&P Style Index is rebalanced once a year in December. The rebalancings occur after the close on the third Friday of December. The reference date for growth and value expressions is after the close of the last trading date of the previous month.

Style scores, float market-capitalization weights and growth and value midpoint averages are reset only once a year at the December rebalancing.

Other changes to the S&P Style Indices are made on an as-needed basis, following the guidelines of the relevant S&P U.S. Index. Changes in response to corporate actions and market developments can be made at any time. Constituent changes are typically announced for the relevant S&P U.S. Index two-to-five days before they are scheduled to be implemented.

Corporate Actions and Other Adjustments

Parent Index Action	Adjustment Made to the Relevant S&P Style Index	Divisor Adjustment?
Constituent Change	If the index constituent being dropped is a member of an S&P Style Index, it is removed from such S&P Style Index. The replacement stock will then be added to either the relevant S&P Value Index or the corresponding S&P Growth Index (or both) based on its growth/value rank, and S&P Dow Jones will announce the percent of float market capitalization of the replacement stock to be added to the relevant S&P Value Index or the corresponding S&P Growth Index (or both) via its index corporate events report. The percent of float market capitalization of the constituent in each S&P Style Index for the replacement stock is calculated using the Global Industry Classification Standard industry-level averages for stocks outside the S&P Composite 1500 index other than spin-offs, and such percentage will be based on old values for inter-index moves.	Yes

Share Changes between Quarterly Share Adjustments	Share count follows the relevant S&P U.S. Index share count.	Yes

Quarterly Share Changes	Share count follows the relevant S&P U.S. Index share count. In addition, the new percent of float market capitalization in the relevant S&P Value Index and the corresponding S&P Growth Index changes for all constituent stocks at the December rebalancing. These will be pre-announced in a manner similar to quarterly share changes.	Yes

Spin-Off	Index membership follows the relevant S&P U.S. Index. The “child stock” is assigned the same percent of float market capitalization in each S&P U.S. Index as its “parent stock.”	No

Governance of the S&P Style Indices

The S&P Style Indices are maintained by an index committee (the “Index Committee”). All members of the Index Committee are full-time professional members of S&P Dow Jones’ staff. The Index Committee meets regularly. At each meeting, the Index Committee may review pending corporate actions that may affect constituents of an S&P Style Index, statistics comparing the composition of the S&P Style Indices to the market, companies that are being considered as candidates for addition to an S&P Style Index and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

License Agreement

S&P® is a registered trademark of Standard & Poor’s Financial Services LLC and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P. “Standard & Poor’s®”, “S&P 500®,” “S&P MidCap 400®,” “S&P SmallCap 600®” and “S&P®” are trademarks of Standard & Poor’s Financial Services LLC. These trademarks have been sublicensed or are expected to be sublicensed for certain purposes by us. The S&P Style Indices are a product of S&P and/or its affiliates and have been licensed or are expected to be licensed for use by us. The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Standard & Poor’s Financial Services LLC or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P Style Indices to track general market performance. S&P Dow Jones Indices’ only relationship to us with respect to the S&P Style Indices is the licensing of the S&P Style Indices and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The S&P Style Indices are determined, composed and calculated by S&P Dow Jones Indices without regard to us or the notes. S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the notes into consideration in determining, composing or calculating the S&P Style Indices. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the S&P Style Indices will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by us, but which may be similar to and competitive with the notes. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P Style Indices. It is possible that this trading activity will affect the value of the notes.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P STYLE INDICES OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P STYLE INDICES OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR

ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The S&P U.S. Indices

We obtained all information contained in this underlying supplement regarding the S&P 500® Index, the S&P MidCap 400® Index and the S&P SmallCap 600® Index (each, an “S&P Index” and collectively, the “S&P Indices”) including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), the index sponsor. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, any S&P Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the S&P Indices in connection with the offer and sale of securities.

In addition, information about the S&P Indices may be obtained from other sources including, but not limited to, the S&P Indices sponsor’s website (including information regarding the S&P Indices’ sector weightings). We are not incorporating by reference into this document the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the S&P Indices is accurate or complete.

The S&P 500® Index

The S&P 500® Index is published by S&P Dow Jones and is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. The S&P 500® Index covers approximately 80% of the United States equity market. As of the date of this underlying supplement, to be added to the S&P 500® Index, a company must have a market capitalization of $18.0 billion or more. The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

The S&P MidCap 400® Index

The S&P MidCap 400® Index is published by S&P Dow Jones and is comprised of 400 companies selected to provide a performance benchmark for the mid-sized market capitalization segment of the United States equity market. As of the date of this underlying supplement, to be added to the S&P MidCap 400® Index, a company must have a market capitalization within the range of $6.7 billion to $18.0 billion. The S&P MidCap 400® Index is reported by Bloomberg L.P. under the ticker symbol “MID.”

The S&P SmallCap 600® Index

The S&P SmallCap 600® Index is published by S&P Dow Jones and is comprised of 600 companies selected to provide a performance benchmark for the small market capitalization segment in the United States equity market. As of the date of this underlying supplement, to be added to the S&P SmallCap 600® Index, a company must have a market capitalization within the range of $1.0 billion to $6.7 billion. The S&P SmallCap 600® Index is reported by Bloomberg L.P. under the ticker symbol “SML.”

Composition of the S&P Indices

Changes to the S&P Indices are made on an as needed basis, with no annual or semi-annual reconstitution. Constituent changes are typically announced with at least three business days’ advance notice. Less than three business days’ notice may be given at the discretion of the S&P Dow Jones’ U.S. index committee.

Eligibility Criteria

For each S&P Index, additions to such S&P Index are evaluated based on the following eligibility criteria. These criteria are for additions to an S&P Index, not for continued membership. A stock may be removed from an S&P Index if it violates the eligibility criteria and if ongoing conditions warrant its removal as described below under “Maintenance of the S&P Indices—Deletion from an S&P Index.”

•	Domicile. The company must be a U.S.-domiciled company. The incorporation and/or registration, operational headquarters location, and primary stock exchange listing are the principal factors determining country of domicile. Other factors considered include the geographic breakdown of revenue and assets, ownership information, location of officers, directors and employees, investor perception, and other factors deemed to be relevant by the S&P Dow Jones’ U.S. index committee.

•	Security Filing Type. The company issuing the security satisfies the U.S. Securities Exchange Act of 1934’s periodic reporting obligations by filing certain required forms for domestic issuers, such as but not limited Form 10-K annual reports, Form 10-Q quarterly reports, and Form 8-K current reports.

•	Exchange Listing. A primary listing on one of the following U.S. exchanges is required: NYSE, NYSE Arca, NYSE American, Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX, Cboe BYX, Cboe EDGA or Cboe EDGX exchanges. Ineligible exchanges include the Over-the-counter (OTC) Markets, including the Pink Open Market.

•	Organizational Structure and Share Type. Eligible organizational structures and share types are corporations (including equity and mortgage real estate investment trusts) and common stock (i.e., shares). Ineligible organizational structures and share types include, but are not limited to, business development companies, limited partnerships, master limited partnerships, limited liability companies, closed-end funds, exchange-traded funds, exchange-traded notes, royalty trusts, special purpose acquisition companies, tracking stocks, preferred and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights and American depositary receipts. In addition, the securities of companies with multiple share class structures (including companies with listed and unlisted share classes) are no longer eligible to be added to an S&P Index, but securities already included in an S&P Index have been grandfathered and are not affected by this change.

•	Market Capitalization. The total company market capitalization should be within the specified range applicable to the S&P Index, as noted above. This range is reviewed at the beginning of each calendar quarter and updated as needed to ensure they reflect current market conditions. Companies passing the total company level market capitalization criteria are also required to have a security level float-adjusted market capitalization (“FMC”) that is at least 50% of the applicable S&P Index’s total company level minimum market capitalization threshold.

•	IWF. For each stock, an investable weight factor (“IWF”) is calculated, which is equal to the percentage of such stock’s shares that are freely available for trading in the public market. A stock must have a minimum IWF of 0.1 as of the rebalancing effective date to be eligible for inclusion in an S&P Index.

•	Liquidity. A float-adjusted liquidity ratio (“FALR”), defined as the annual dollar value traded divided by the FMC, is used to measure liquidity. Using composite pricing and consolidated volume (excluding dark pools), annual dollar value traded is defined as the average closing price multiplied by the historical volume over the 365 calendar days prior to the evaluation date. This is reduced to the available trading period for initial public offerings (“IPOs”), spin-offs or public companies considered to be U.S. domiciled for index purposes that do not have 365 calendar days of trading history on a U.S. exchange. In these cases, the dollar value traded available as of the evaluation date is annualized. The price, shares outstanding and IWF as of the evaluation date are used to calculate the FMC. The evaluation date is the open of trading on the day prior to the announcement date. The stock should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date. The FALR must be greater than or equal to 0.75 at the time of addition to an S&P U.S. Index. Current index constituents have no minimum requirement.

•	Financial Viability. The sum of the most recent four consecutive quarters’ Generally Accepted Accounting Principles (“GAAP”) earnings (net income excluding discontinued operations) should be positive as should the most recent quarter. For equity real estate investment trusts, financial viability is based on GAAP earnings and/or funds from operations, if reported.

•	Treatment of IPOs. IPOs should be traded on an eligible exchange for at least 12 months before being considered for addition to an S&P Index. For former special purpose acquisition companies (“SPACs”), S&P Dow Jones considers the de-SPAC transaction to be an event equivalent to an IPO, and 12 months of trading post the de-SPAC event are required before a former SPAC can be considered for inclusion in an

S&P Index. Spin-offs or in-specie distributions from existing constituents do not need to be seasoned for 12 months prior to their inclusion in an S&P Index.

Companies that migrate from an ineligible exchange, emerge from bankruptcy, are newly designated to be domiciled in the U.S. for index purposes by S&P Dow Jones or convert from an ineligible share or organizational type to an eligible type do not need to trade on an eligible U.S. exchange for 12 months before being considered for addition.

•	Sector Classification. Sector balance, as measured by a comparison of each GICS® sector’s weight in the applicable S&P Index with its weight in the S&P Total Market Index, in the relevant market capitalization range, is also considered in the selection of companies for the S&P Indices. The S&P Total Market Index is a float-adjusted, market-capitalization weighted index designed to track the broad equity market, including large-, mid-, small- and micro-cap stocks.

Calculation of the S&P Indices

The S&P Indices are float-adjusted market capitalization-weighted indices. On any given day, the value of an S&P Index is the total FMC of that S&P Index’s constituents divided by that S&P Index’s divisor. The FMC reflects the price of each stock in an S&P Index multiplied by the number of shares used in such S&P Index’s value calculation.

Float Adjustment. A stock’s weight in an S&P Index is determined by the FMC of the stock. Under float adjustment, the share counts in calculating the S&P Indices reflect only those shares available to investors rather than all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies, government agencies or other long-term strategic holders given such shares are not available to investors in the public markets.

Divisor. Continuity in index values of an S&P Index is maintained by adjusting its divisor for all changes in its constituents’ share capital after its base date. This includes additions and deletions to the relevant S&P Index, rights issues, share buybacks and issuances and non-zero price spin-offs. The value of an S&P Index’s divisor over time is, in effect, a chronological summary of all changes affecting the base capital of such S&P Index. The divisor of an S&P Index is adjusted such that the index value of such S&P Index at an instant just prior to a change in base capital equals the index value of such S&P Index at an instant immediately following that change.

Maintenance of the S&P Indices

Changes to index composition are made on an as-needed basis. There is no scheduled reconstitution. Rather, changes in response to corporate actions and market developments can be made at any time. Index additions and deletions are typically announced with at least three business days’ advance notice. Less than three business days’ notice may be given at the discretion of the S&P Dow Jones’ U.S. index committee.

Deletion from an S&P Index. For each S&P Index, deletions from such S&P Index occur as follows:

•	A company is deleted from an S&P Index if it is involved in a merger, acquisition or significant restructuring such that it no longer meets the eligibility criteria:

o	A company delisted as a result of a merger, acquisition or other corporate action is removed at a time announced by S&P Dow Jones, normally at the close of the last day of trading or expiration of a tender offer. Constituents that are halted from trading may be kept in the applicable S&P Index until trading resumes, at the discretion of S&P Dow Jones’ U.S. index committee. If a stock is moved to the pink sheets or the bulletin board, the stock is removed.

o	A company that substantially violates one or more of the eligibility criteria may be deleted at the S&P Dow Jones’ U.S. index committee’s discretion.

Any company that is removed from an S&P Index (including discretionary and bankruptcy/exchange delistings) must wait a minimum of one year from its removal date before being screened for the eligibility criteria.

S&P Dow Jones believes turnover in S&P Index membership should be avoided when possible. At times a stock included in an S&P Index may appear to temporarily violate one or more of the addition criteria. However, the addition criteria are for addition to an S&P Index, not for continued membership. As a result, an S&P Index constituent that appears to violate criteria for addition to such S&P Index is not deleted unless ongoing conditions warrant an index change. When a stock is removed from an S&P Index, S&P Dow Jones explains the basis for the removal.

Migration. Current constituents of a S&P Composite 1500® component index (which include each S&P Index) can be migrated from one S&P Composite 1500® component index to another provided they meet the total company level market capitalization eligibility criteria for the new index. Migrations from one S&P Composite 1500® index to another do not need to meet the financial viability, liquidity or 50% of the respective index’s total company level minimum market capitalization threshold criteria.

Companies that are spun-off from current index constituents do not need to meet the outside addition criteria, but they should be considered U.S. domiciled. For spin-offs, index membership eligibility is determined using when-issued prices, if available. At the discretion of the Index Committee, a spin-off company may be retained in the parent stock’s index if the Committee determines it has a total market capitalization representative of the parent index. If the spin-off company’s estimated market cap is below the minimum defined in the outside addition criteria but there are other constituent companies in the applicable S&P Index that have a significantly lower total market cap than the spin-off company, the S&P Dow Jones’ U.S. index committee may decide to retain the spin-off company in the applicable S&P Index.

Share Updates. Share counts are updated to the latest publicly available filings on a quarterly basis.

Investable Weight Factor (IWF) Updates. IWF changes are implemented either annually, quarterly or on an accelerated schedule following the relevant event depending on the nature of the change as explained below.

•	Annual Review. IWFs are reviewed annually based on the most recently available data filed with various regulators and exchanges.

•	Quarterly Review. IWF changes will only be made at the quarterly review if the change represents at least 5% of total current shares outstanding and is related to a single corporate action that did not qualify for the accelerated implementation rule (as described below). For quarterly reviews that coincide with the annual review, the annual review rules apply.

•	Mandatory Action. Certain mandatory actions, such as M&A driven share/IWF changes, stock splits, and mandatory distributions, are not subject to a minimum threshold for implementation. In order to minimize index turnover, any IWF changes resulting from such mandatory actions are implemented based on the pre-event IWFs of the securities involved.

•	Accelerated Implementation Rule. Material share/IWF changes resulting from certain non-mandatory corporate actions follow an accelerated implementation rule with sufficient advance notification. The accelerated implementation rule is intended to reduce turnover intra-quarter while also enhancing opportunities for index trackers to take advantage of non-mandatory material liquidity events.

o	For actions qualifying for accelerated implementation but less than $1 billion, an adjustment to the company’s IWF will only be made to the extent that such an IWF change helps the new float share total mimic the shares available in the offering.

o	For actions qualifying for accelerated implementation and at least $1 billion, IWF changes are implemented to reflect the shares made available in the offering plus the latest share and ownership information publicly available at the time of the announcement.

Share/IWF Reference Date and Freeze Period. A reference date, after the market close five weeks prior to the third Friday in March, June, September and December, is the cutoff for publicly available information used for quarterly shares outstanding and IWF changes. All shares outstanding and ownership information contained in public filings and/or official sources dated on or before the reference date are included in that quarter’s update. In addition, there is a freeze period on a quarterly basis for any changes that result from the accelerated implementation rule. The freeze period begins after the market close on the Tuesday prior to the second Friday of each rebalancing month (i.e., March, June, September and December) and ends after the market close on the third Friday of the rebalancing month.

Pro-forma files for float-adjusted market capitalization indices are generally released after the market close on the first Friday, two weeks prior to the rebalancing effective date. Pro-forma files for capped and alternatively weighted indices are generally released after the market close on the second Friday, one week prior to the rebalancing effective date. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday, March 5, the share/IWF freeze period will begin after the close of trading on Tuesday, March 9, and will end after the close of trading the following Friday, March 19 (i.e., the third Friday of the rebalancing month).

During the share/IWF freeze period, shares and IWFs are not changed and the accelerated implementation rule is suspended, except for mandatory corporate action events (such as merger activity, stock splits and rights offerings). The suspension includes all changes that qualify for accelerated implementation and would typically be announced or effective during the share/IWF freeze period. At the end of the freeze period, all suspended changes will be announced on the third Friday of the rebalancing month and implemented five business days after the quarterly rebalancing effective date.

Companies that are the target of cash M&A events, and publicly available guidance indicates the event is expected to close by quarter end, may have their share count frozen at their current level for rebalancing purposes.

Corporate Action Adjustments. The table below summarizes the types of index maintenance adjustments upon various corporate actions and indicates whether or not a divisor adjustment is required.

Type of Corporate Action	Index Treatment
Company addition/deletion

Addition

Companies are added at the float market capitalization weight. The net change to the index market capitalization causes a divisor adjustment.

Deletion

The weights of all stocks in the applicable S&P Index will proportionally change. Relative weights will stay the same. The index divisor will change due to the net change in the index market capitalization.

Changes in shares outstanding	Increasing the shares outstanding increases the market capitalization of the applicable S&P Index. Similarly, decreasing the shares outstanding decreases the market capitalization of the applicable S&P Index. The change to the index market capitalization causes a divisor adjustment.
Split/reverse split	Shares outstanding are adjusted by split ratio. Stock price is adjusted by split ratio. There is no change to the index market capitalization and no divisor adjustment.
Spin-off

The spin-off is added to the applicable S&P Index on the ex-date at a price of zero. The spin-off index shares are based on the spin-off ratio. On the ex-date the spin-off will have the same attributes as its parent company, and will remain in the applicable S&P Index for at least one trading day. As a result, there will be no change to the index divisor on the ex-date.

Type of Corporate Action	Index Treatment
If the spin-off is ineligible for continued inclusion, it will be removed after the ex-date. The weight of the spin-off being removed is reinvested across all the index components proportionately such that the relative weights of all index components are unchanged. The net change in index market capitalization will cause a divisor change.
Change in IWF	Increasing the IWF increases the market capitalization of the applicable S&P Index. Similarly, decreasing the IWF decreases the market capitalization of the applicable S&P Index. A net change to the index market capitalization causes a divisor adjustment.
Ordinary dividend	When an index component pays an ordinary cash dividend, also referred to as a regular cash dividend, the applicable S&P Index does not make any adjustments to the price or shares of the stock. As a result there are no divisor adjustments to such index component.
Special dividend	The stock price is adjusted by the amount of the dividend. The net change to the index market capitalization causes a divisor adjustment.
Rights offering	All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The net change in market capitalization causes a divisor adjustment.

Other Adjustments. In cases where there is no achievable market price for a stock being deleted, it can be removed at a zero or minimal price at the S&P Dow Jones’ U.S. index committee’s discretion.

Governance of the S&P Indices

Each S&P Index is maintained by S&P Dow Jones’ U.S. index committee. All index committee members are full-time professional members of S&P Dow Jones’ staff. The index committee meets monthly. At each meeting, the index committee reviews pending corporate actions that may affect constituents of the S&P Indices, statistics comparing the composition of the S&P Indices to the market, companies that are being considered as candidates for addition to the S&P Indices, and any significant market events. In addition, the index committee may revise an S&P Index’s policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

License Agreement

S&P® is a registered trademark of Standard & Poor’s Financial Services LLC and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P. “Standard & Poor’s®”, “S&P 500®,” “S&P MidCap 400®,” “S&P SmallCap 600®” and “S&P®” are trademarks of Standard & Poor’s Financial Services LLC. These trademarks have been sublicensed or are expected to be sublicensed for certain purposes by us. The S&P Indices are a product of S&P and/or its affiliates and have been licensed or are expected to be licensed for use by us. The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Standard & Poor’s Financial Services LLC or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P Indices to track general market performance. S&P Dow Jones Indices’ only relationship to us with respect to the S&P Indices is the licensing of the S&P Indices and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The

S&P Indices are determined, composed and calculated by S&P Dow Jones Indices without regard to us or the notes. S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the notes into consideration in determining, composing or calculating the S&P Indices. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the S&P Indices will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by us, but which may be similar to and competitive with the notes. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P Indices. It is possible that this trading activity will affect the value of the notes.

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The STOXX Benchmark Indices

We obtained all information contained in this underlying supplement regarding the STOXX® Europe Total Market Index, the STOXX® Europe 600 Index, the EURO STOXX® Index, the STOXX® Europe 600 Supersector indices, the EURO STOXX® Supersector indices, the STOXX® Europe 50 Index and the EURO STOXX 50® Index (each, a “STOXX Benchmark Index” and collectively, the “STOXX Benchmark Indices”), including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information. This information reflects the policies of, and is subject to change by, STOXX Limited, a wholly owned subsidiary of Deutsche Börse AG, the index sponsor. The STOXX Benchmark Indices are calculated, maintained and published by STOXX Limited. STOXX Limited has no obligation to continue to publish, and may discontinue publication of, any STOXX Benchmark Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the STOXX Benchmark Indices in connection with the offer and sale of securities.

In addition, information about the STOXX Benchmark Indices may be obtained from other sources including, but not limited to, the STOXX Benchmark Indices sponsor’s website. We are not incorporating by reference into this document the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the STOXX Benchmark Indices is accurate or complete.

The STOXX® Europe Total Market Index

The STOXX® Europe Total Market Index is a free-float market capitalization weighted index composed of at least 95% of the free-float market capitalization traded on each of the major exchanges of 17 European countries: Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Norway, Poland, Portugal, Spain, Sweden, Switzerland and the United Kingdom. The euro price return version of the STOXX® Europe Total Market Index is reported by Bloomberg L.P. under the ticker symbol “BKXP.”

Only common stocks and equities with similar characteristics from financial markets that provide reliable real-time, historical component and currency pricing, and reference and corporate actions data are eligible for inclusion in the STOXX® Europe Total Market Index. In addition, only listed companies on a regulated market on a major exchange as determined by STOXX are eligible to be included in the STOXX® Europe Total Market Index. Investment instruments (Industry Classification Benchmark: 8985 or 8995) and companies that were recently removed from the STOXX® Europe Total Market Index due to mergers and acquisition are not eligible for inclusion in the STOXX® Europe Total Market Index.

Each stock is uniquely assigned to a specific country and listing within the STOXX investable universe. The country classification and listing is based on the country of incorporation, the primary listing and the country with the largest trading volume. American and other depositary receipts (e.g., ADRs/GDRs) are assigned to the same country as the stock on which the receipt is issued. Each country is assigned to one or more regions. The STOXX® Europe Total Market Index is composed of stocks assigned to countries within the Europe region.

All stocks in the investable stock universe of each country included in STOXX® Europe Total Market Index are ranked in terms of their free-float market capitalization at the cut-off date to produce the review list. The largest companies in the investible universe of each country with a cumulative free-float market capitalization up to and including 93% of the investible universe of that country qualify for inclusion in the STOXX® Europe Total Market Index. The stocks covering the next 2% of cumulative free-float market capitalization are selected among the largest remaining current components of the STOXX® Europe Total Market Index representing the portion of capitalization above 93% and up to and including 99%. If the country coverage is still below the defined threshold, then the largest remaining stocks are selected until the country coverage is reached.

No weighting cap factor is applied in calculating the STOXX® Europe Total Market Index.

The STOXX® Europe 600 Index

The STOXX® Europe 600 Index is a free-float-market capitalization weighted index composed of 600 of the largest stocks in terms of free-float market capitalization traded on the major exchanges of 17 European countries: Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Norway,

Poland, Portugal, Spain, Sweden, Switzerland and the United Kingdom. At any given time, some eligible countries may not be represented in the STOXX® Europe 600 Index. The euro price return version of the STOXX® Europe 600 Index is reported by Bloomberg L.P. under the ticker symbol “SXXP.”

The selection list for the STOXX® Europe 600 Index is composed of the most liquid stock of each component of the STOXX® Europe Total Market Index that has a minimum liquidity of greater than one million EUR measured over 3-month average daily trading value. From the selection list, the largest 550 stocks qualify for inclusion in the STOXX® Europe 600 Index. The remaining 50 stocks are selected from the largest remaining current components ranked between 551 and 750. If the number of stocks selected is still below 600, the largest remaining stocks are selected until there are enough stocks.

The weighting cap factor limits the weight of each component stock within the STOXX® Europe 600 Index to a maximum of 20% of the STOXX® Europe 600 Index at the time of each review.

The EURO STOXX® Index

The EURO STOXX® Index is a free-float market capitalization weighted index composed of the largest stocks in terms of free-float market capitalization traded on the major exchanges of 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. At any given time, some eligible countries may not be represented in the EURO STOXX® Index. The euro price return version of the EURO STOXX® Index is reported by Bloomberg L.P. under the ticker symbol “SXXE.”

The EURO STOXX® Index is composed of all of the components of the STOXX® Europe 600 Index that are traded in euros and assigned to countries in the Eurozone.

The weighting cap factor limits the weight of each component stock within the EURO STOXX® Index to a maximum of 20% of the EURO STOXX® Index at the time of each review.

The STOXX® Europe 600 Supersector Indices and the EURO STOXX® Supersector Indices

The STOXX® Europe 600 Index and the EURO STOXX® Index are each divided into 20 supersector indices according to the Industry Classification Benchmark (“ICB”), an international system for categorizing companies that is maintained by FTSE Russell. Each supersector index includes the components of its parent index that have been issued by companies within the relevant ICB supersector. The ICB supersectors are: automobiles and parts; banks; basic resources; chemicals; construction and materials; consumer products and services; energy; financial services; food, beverage and tobacco; health care; industrial goods and services; insurance; media; personal care, drug and grocery stores; real estate; retail; technology; telecommunications; travel and leisure; and utilities.

The STOXX® Europe 600 Banks Index is one of 20 STOXX® Europe 600 Supersector indices and includes stocks composing the STOXX® Europe 600 Index that have been issued by companies in the ICB banks supersector. The banks supersector tracks companies providing a broad range of financial services, including retail banking, loans and money transmissions. The euro price return version of the STOXX® Europe 600 Banks Index is reported by Bloomberg L.P. under the ticker symbol “SX7P.”

The EURO STOXX® Banks Index is one of 20 EURO STOXX® Supersector indices and includes stocks composing the EURO STOXX® Index that have been issued by companies in the ICB banks supersector. The banks supersector tracks companies providing a broad range of financial services, including retail banking, loans and money transmissions. The euro price return version of the EURO STOXX® Banks Index is reported by Bloomberg L.P. under the ticker symbol “SX7E.”

With respect to each STOXX® Europe 600 Supersector index, the weighting cap factor limits the weight of the highest weighted component stock to a maximum of 30% at the time of each review and limits the weight of the second highest weighted component stock to a maximum of 15% at the time of each review. No weighting cap factor is applied in calculating the EURO STOXX® Supersector indices.

The STOXX® Europe 50 Index

The STOXX® Europe 50 Index is a free-float market capitalization weighted index composed of 50 of the largest stocks in terms of free-float market capitalization traded on the major exchanges of 17 European countries: Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Norway, Poland, Portugal, Spain, Sweden, Switzerland and the United Kingdom. At any given time, some eligible countries may not be represented in the STOXX® Europe 50 Index. The euro price return version of the STOXX® Europe 50 Index is reported by Bloomberg L.P. under the ticker symbol “SX5P.”

The selection list for the STOXX® Europe 50 Index is composed of the components of the STOXX® Europe 600 Index. In addition, the selection list for the STOXX® Europe 50 Index includes only the top 60% of the free-float market capitalization of each of the 20 STOXX® Europe 600 Supersector indices and all current STOXX® Europe 50 Index component stocks. All the stocks on the selection list are ranked in terms of free-float market capitalization. The largest 40 stocks on the selection list are selected for inclusion in the STOXX® Europe 50 Index; the remaining 10 stocks are selected from the largest remaining current stocks ranked between 41 and 60. If the number of stocks selected is still below 50, then the largest remaining stocks are selected until there are 50 stocks.

The weighting cap factor limits the weight of each component stock within the STOXX® Europe 50 Index to a maximum of 10% of the STOXX® Europe 50 Index at the time of each review.

The EURO STOXX 50® Index

The EURO STOXX 50® Index is a free-float market capitalization weighted index composed of 50 of the largest stocks in terms of free-float market capitalization traded on the major exchanges of 9 Eurozone countries: Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands and Spain. At any given time, some eligible countries may not be represented in the EURO STOXX 50® Index. The euro price return version of the EURO STOXX 50® Index is reported by Bloomberg L.P. under the ticker symbol “SX5E.”

The selection list for the EURO STOXX® 50 Index is composed of the components of the EURO STOXX® Index. In addition, the selection list for the EURO STOXX® 50 Index includes the top 60% of the free-float market capitalization of each of the 20 EURO STOXX® Supersector indices and all current EURO STOXX® 50 Index component stocks. All the stocks on the selection list are ranked in terms of free-float market capitalization. The largest 40 stocks on the selection list are selected for inclusion in the EURO STOXX® 50 Index; the remaining 10 stocks are selected from the largest remaining current stocks ranked between 41 and 60. If the number of stocks selected is still below 50, then the largest remaining stocks are selected until there are 50 stocks.

The weighting cap factor limits the weight of each component stock within the EURO STOXX® 50 Index to a maximum of 10% of the EURO STOXX® 50 Index at the time of each review.

STOXX Benchmark Index Maintenance

The composition of each of the STOXX® Europe Total Market Index, the STOXX® Europe 600 Index, the EURO STOXX® Index, the STOXX® Europe 600 Supersector Indices and the EURO STOXX® Supersector Indices is reviewed quarterly in March, June, September and December. For the STOXX® Europe Total Market Index, the review cut-off date is the last trading day of the month following the last quarterly index review. For the remaining STOXX Benchmark Indices, the review cut-off date is the last trading day of the month preceding the review month.

The composition of each of the STOXX® Europe 50 Index and the EURO STOXX 50® Index is reviewed annually in September. The review cut-off date is the last trading day of August. The composition of the STOXX® Europe 50 Index and the EURO STOXX 50® Index is also reviewed monthly and components that rank 75 or below are replaced and non-component stocks that rank 25 or above are added.

In addition, changes to country classification and listing are effective as of the next quarterly review. At that time, the relevant STOXX Benchmark Index is adjusted accordingly to remain consistent with its country membership rules by deleting the company where necessary.

The STOXX Benchmark Indices are also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings, bankruptcy, and price and share adjustments) that affect a STOXX Benchmark Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

With respect to the STOXX® Europe Total Market Index, removed companies are not replaced. With respect to the STOXX® Europe 600 Index, the EURO STOXX® Index, the STOXX® Europe 600 Supersector Indices, the EURO STOXX® Supersector Indices, the STOXX® Europe 50 Index and the EURO STOXX 50® Index, to maintain the number of components constant, a removed company is replaced by the highest-ranked non-component on the relevant selection list. The selection list is updated on a monthly basis according to the review component selection process.

The free-float factors for each component stock used to calculate each STOXX Benchmark Index are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.

STOXX Benchmark Index Calculation

Each STOXX Benchmark Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the value of a STOXX Benchmark Index can be expressed as follows:

Index =	free-float market capitalization of the relevant STOXX Benchmark Index divisor

The “free-float market capitalization of the relevant STOXX Benchmark Index” is equal to the sum of the products, for each component stock, of the price, number of shares, free-float factor, weighting cap factor and, if applicable, the exchange rate from the local currency into the index currency of the relevant STOXX Benchmark Index as of the time that STOXX Benchmark Index is being calculated.

The free-float factor of each component stock is intended to reduce the number of shares to the actual amount available on the market. All fractions of the total number of shares that are larger than or equal to 5% and whose holding is of a long-term nature are excluded from the calculation of the STOXX Benchmark Indices, including: cross-ownership (stock owned either by the company itself, in the form of treasury shares, or owned by other companies); government ownership (stock owned by either governments or their agencies); private ownership (stock owned by either individuals or families); and restricted shares that cannot be traded during a certain period or have a foreign ownership restriction. Block ownership is not applied for holdings of custodian nominees, trustee companies, mutual funds, investment companies with short-term investment strategies, pension funds and similar entities.

Each STOXX Benchmark Index is also subject to a divisor, which is adjusted to maintain the continuity of the values of that STOXX Benchmark Index despite changes due to corporate actions. The following is a summary of the adjustments to any component stock of a STOXX Benchmark Index made for corporate actions and the effect of such adjustment on the divisor of that STOXX Benchmark Index, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

𝜏	=	withholding tax
Divt	=	dividend amount announced by company
pt-1	=	closing price on the day before the ex-date
padj	=	new adjusted price
wft-1	=	weighting factor on the day before the ex-date
wfadj	=	new adjusted weighing factor
st-1	=	number of shares on the day before the ex-date
sadj	=	new adjusted number of shares
SP	=	subscription price

Special Cash Dividend	Divisor
Cash distributions that are outside the scope of the regular dividend policy or that the company defines as an extraordinary distribution.	decreases

padj = pt-1 - Divt × (1 – 𝜏*)

____________________

* If a withholding tax (𝜏) applies then 𝜏 > 0, else 𝜏 = 0.

Split and Reverse Split	Divisor
padj = pt-1 × A / B	unchanged
sadj = st-1 × B / A
Rights Offering

If the subscription price is not available or equal to or greater than the closing price on the day before the ex-date (out-of-the-money), then no adjustment is made.

If the subscription price is available as a price range and not as a fixed price, the price and share adjustment is performed only if both lower and upper range are in the money. The average value between lower and upper range will be used as a subscription price.

If the subscription price is not available or equal to or greater than the closing price on the day before the ex-date (out-of-the-money), then no adjustment is made.

If the subscription price is available as a price range and not as a fixed price, the price and share adjustment is performed only if both lower and upper range are in the money. The average value between lower and upper range will be used as a subscription price.

Standard Rights Issue	Divisor
padj = (pt-1 × A + SP × B) / (A + B)	increases
sadj = st-1 × (A + B) / A
Highly Dilutive Rights Issue	Divisor
A rights offering is considered as Highly Dilutive Rights Issue (HDRI) when the share ratio is larger or equal to 200% but smaller than 2000% (20 > B/A ≥ 2).
• Scenario 1: If the rights are tradable on ex-date on the same eligible stock exchange as the parent company:
o The rights will be included into the indices with a theoretical price on the ex-date with the same parameters as the parent company.	unchanged on ex-date
o The rights will be removed at the close of the day they start to trade based on its closing price.	decreases after deletion of rights
o If the rights issue results into listing of new shares and satisfy certain criteria relating to free float factors and share adjustments under STOXX methodology, then the number of shares will be increased after the new shares have been listed.	increases on the day of the share increase

• Scenario 2: If the rights are not tradable on ex-date or not tradable on the ex-date on the same eligible stock exchange as the parent company:	decreases on ex-date
o Only a price adjustment will be applied.
o If the rights issue results into listing of new shares and satisfy certain criteria relating to free float factors and share adjustments under STOXX methodology, then the number of shares will be increased after the new shares have been listed.	increases on the day of the share increase
Extremely Dilutive Rights Issue	Divisor
A rights offering is considered as Extremely Dilutive Rights Issue (EDRI) when the share ratio is larger or equal to 2000% (B/A ≥ 20).
• Extremely dilutive rights issues with sufficient notice period* are treated as following: STOXX will announce the deletion of the company from all indices following the standard rules for index replacements. The company may enter the indices again at the next periodic index review, but only after the new shares have been listed.	Decreases
• Extremely dilutive rights issues without sufficient notice period are treated as highly dilutive rights issues.

____________________

* Sufficient notice period means that STOXX is able to announce index changes with two trading days’ notice.

Ordinary Stock Dividend	Divisor
padj = pt-1 × A / (A + B)	unchanged
sadj = st-1 × (A + B) / A
Stock Dividend From Treasury Stock (only if treated as a special cash dividend)	Divisor
Stock dividends from treasury stocks will be adjusted as cash dividends.	decreases
padj = pt-1 - pt-1 × B / (A + B)
Stock Dividend From Redeemable Shares (only if treated as a special cash dividend)	Divisor
Stock dividends from redeemable shares will be adjusted as cash dividends. In such a case, redeemable shares are considered as:	decreases
• A separated share line with a fixed price.
• Ordinary shares that are self-tendered on the same ex-date.
padj = pt-1 - pt-1 × B / (A + B)

Stock Dividend of Another Company	Divisor
padj = [(pt-1 × A) – [(1 – 𝜏*) × price of the other company × B]] / A	decreases

___________________

* If a withholding tax (𝜏) applies then 𝜏 > 0, else 𝜏 = 0.

Return of Capital and Share Consolidation	Divisor
The event will be applied as a combination of cash/special dividend together with a reverse split.
• If the return of capital is considered as regular cash dividend, then the treatment under “Split and Reverse Split” above applies.	decreases
• If the return of capital is considered as special cash dividend, then the treatment under “Special Cash Dividend” and “Split and Reverse Split” above apply accordingly.	decreases
padj = [pt-1 - capital return announced by company × (1 – 𝜏*)] × A / B
____________________ * If a withholding tax (𝜏) applies then 𝜏 > 0, else 𝜏 = 0.
sadj = st-1 × B / A
Repurchase of Shares/Self-Tender	Divisor
padj = [(pt-1 × st-1) – (tender price × number of tendered shares)] / sadj	decreases
sadj = st-1 - number of tendered shares
Spin-off	Divisor
The adjusted price (padj), the number of shares before the ex-date (st-1) and the weighting factor on the day before the ex-date (wft-1) refer to the parent company.	unchanged on ex-date
padj = (pt-1 × A – price of spun-off shares × B) / A
New number of shares for the spun-off company = st-1 × B
Combination of Stock Distribution (Dividend or Split) and Rights Offering	Divisor
For the below corporate actions, the following additional assumptions apply:
• Shareholders receive ‘B’ new shares from the distribution and ‘C’ new shares from the rights offering for every ‘A’ share held.
• If ‘A’ is not equal to one, all the following ‘new number of shares’ formulas need to be divided by ‘A’:
o If rights are applicable after stock distribution (one action applicable to another)	increases
padj = [pt-1 × A + SP × C × (1 + B / A)] / [(A + B) × (1 + C / A)]
sadj = st-1 × [(A + B) × (1 + C / A)] / A	increases
o If stock distribution is applicable after rights (one action applicable to another)
padj = (pt-1 × A + SP × C) / [(A + C) × (1 + B / A)]	increases
sadj = st-1 × (A + C) × (1 + B / A)
o Stock distribution and rights (neither action is applicable to the other)

padj = (pt-1 × A + SP × C) / (A + B + C)
sadj = st-1 × (A + B + C) / A
Addition/Deletion of A Company
No price adjustments are made. The change in market capitalization determines the divisor adjustment. If the change in market capitalization between added and deleted companies of an index increases (decreases), then the divisor increases (decreases). If the change is null, then the divisor remains unchanged.
Free Float and Shares Changes
No price adjustments are made. The change in market capitalization determines the divisor adjustment. If the change in market capitalization of an index increases (decreases), then the divisor increases (decreases). If the change is null, then the divisor remains unchanged.

License Agreement

We have entered into or expect to enter into a non-exclusive license agreement with STOXX providing for the license to us and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use indices owned and published by STOXX in connection with certain securities, including the notes offered hereby.

The license agreement between us and STOXX requires or is expected to require that the following language be stated in this document:

STOXX has no relationship to us, other than the licensing of the STOXX Benchmark Indices and the related trademarks for use in connection with the notes. STOXX does not:

•	sponsor, endorse, sell, or promote the notes;

•	recommend that any person invest in the notes offered hereby or any other securities;

•	have any responsibility or liability for or make any decisions about the timing, amount, or pricing of the notes;

•	have any responsibility or liability for the administration, management, or marketing of the notes; or

•	consider the needs of the notes or the holders of the notes in determining, composing, or calculating the STOXX Benchmark Indices, or have any obligation to do so.

STOXX will not have any liability in connection with the notes. Specifically:

•	STOXX does not make any warranty, express or implied, and disclaims any and all warranty concerning:

o	the results to be obtained by the notes, the holders of the notes or any other person in connection with the use of the STOXX Benchmark Indices and the data included in the STOXX Benchmark Indices;

o	the accuracy or completeness of the STOXX Benchmark Indices and their data;

o	the merchantability and the fitness for a particular purpose or use of the STOXX Benchmark Indices and their data;

•	STOXX will have no liability for any errors, omissions, or interruptions in the STOXX Benchmark Indices or their data; and

•	Under no circumstances will STOXX be liable for any lost profits or indirect, punitive, special, or consequential damages or losses, even if STOXX knows that they might occur.

The licensing agreement between us and STOXX is solely for their benefit and our benefit, and not for the benefit of the holders of the notes or any other third parties.

The Swiss Market Index

We obtained all information contained in this underlying supplement regarding the Swiss Market Index (SMI®) (the “SMI®”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, SIX Group Ltd (“SIX”), the index sponsor. SIX has no obligation to continue to publish, and may discontinue publication of, the SMI® at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the SMI® in connection with the offer and sale of securities.

In addition, information about the SMI® may be obtained from other sources including, but not limited to, the SMI® sponsor’s website (including information regarding (i) the SMI®’s top ten constituents and their respective weightings and (ii) the sector weightings of the SMI®). We are not incorporating by reference into this document the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the SMI® is accurate or complete.

The SMI® is reported by Bloomberg L.P. under the ticker symbol “SMI.”

The SMI® is a capped free-float adjusted market capitalization-weighted price return index of the Swiss equity market. The SMI® was standardized on June 30, 1988 with an initial baseline value of 1,500 points.

Composition of the SMI®

The SMI® is composed of the most highly capitalized and liquid stocks of the Swiss Performance Index® (“SPI®”) and represents more than 75% of the free-float market capitalization of the Swiss equity market. The SMI® is composed of the 20 highest ranked securities of the SPI®, where the ranking of each security is determined by a combination of the following criteria:

•	average free-float market capitalization over the last 12 months (compared to the capitalization of the entire SPI®); and

•	cumulated on order book turnover over the last 12 months (compared to the total turnover of the SPI®).

Both figures are each given a weighting of 50% and the result is ranked in descending order to form the selection list. Securities ranked 23 or lower in the selection list are excluded from the SMI®. The first 18 securities of the selection list are selected directly into the SMI®. To reduce fluctuations in the SMI®, a buffer is applied for securities ranked 19 to 22. Out of the candidates from ranks 19 to 22, current components are selected with priority over the other candidates. New components out of the buffer are selected until 20 components have been reached.

Instruments that are primary listed on more than one stock exchange and generate less than 50% of their total turnover at SIX Swiss Exchange need to fulfill additional liquidity criteria in order to be selectable for the SMI®. For this purpose, at the ordinary index review in September, all index components of the SPI® are ranked in descending order according to their cumulative order book turnover of the last 12 months relative to the total turnover of the index universe. For this list, only turnover from exchanges where the instrument has a primary listing is considered. Such an instrument with multiple primary listings may not be ranked lower than 18th on this list in order to be selected for inclusion in the SMI®. If such an instrument, which is an index component, is ranked at position 23 or lower, it will be excluded from the SMI®.

Capped Weighting of the SMI®

Each security included in the SMI® is weighted according to its free-float market capitalization, which is calculated by multiplying a security’s price by the number of shares and a free-float factor (as described below), subject to the capping requirements described herein. The number of shares and the free-float factor are reviewed on a quarterly basis. Each security included in the SMI® with a free-float market capitalization larger than 18% of the total market capitalization of the SMI® is capped to that weight of 18% at each quarterly review.

Additionally, the components of the SMI® are capped at 18% between two ordinary index reviews as soon as two components exceed a weight of 20% each. If such an intra-quarter breach is observed after the close of markets, the new cap factors are calculated so that any component has a maximum weight of 18%. This cap factor is set to be effective after the close of the following trading day.

The free-float factor is a relative fraction multiplied by the number of shares used with the aim of ensuring that only shares that are available for trading are considered in the calculation of the SMI®. The free-float factor is calculated only for shares with voting rights. Large positions in a security that reach or exceed the threshold of 5% and are held in firm hands are subtracted from the total market capitalization. The following positions in a security are deemed to be held in firm hands:

•	Shareholding that has been acquired by one person or a group of persons who are subject to a shareholder or lockup agreement.

•	Shareholding that has been acquired by one person or a group of persons who, according to publicly known facts, have a long-term interest in a company.

Notwithstanding the above, positions in securities held by institutions of the following kind are deemed free-floating: custodian nominees, trustee companies, investment funds, pension funds and investment companies. SIX classifies at its own discretion persons and groups of persons who cannot be clearly assigned because of their area of activity or the absence of important information. Fund instruments are set to be freely tradable and therefore the free-float factor is defined to be 100%.

If an issuer has issued more than one equity instrument (e.g., registered shares, bearer shares, participation certificates or bonus certificates) it is possible that one issuer is represented in the SMI® with more than one instrument. In this case, the free-float market capitalization of those instruments is cumulated for the calculation of the cap factors. If the cumulated index weight exceeds the 18% threshold, the weight is capped accordingly. The cumulated, capped index weight is distributed proportionally based on the free-float market capitalization of those instruments.

Calculation of the SMI®

The SMI® is calculated using the Laspeyres method with the weighted arithmetic mean of a defined number of securities issues. The index level is calculated by dividing the market capitalizations of all securities included in the SMI® by a divisor:

where:

I = index value	t = time	c = capping factor	i = specific component in the index
M = market value	s = number of shares	p = price
D = divisor	f = free-float factor	x = exchange rate	n = number of index components

The weight of a particular index component is derived from the proportion of shares available in the market, which is defined as the product of the listed shares (si,t) and the free-float factor (fi,t). The cap factor (ci,t) is used to scale the relative weight of an index component. To receive the free-float market capitalization of the component, the weight is multiplied by the price (pi,t) in index currency (xi,t).

The divisor is a technical number used to calculate the SMI®. If the market capitalization changes due to a corporate event, the divisor changes while the index level remains the same. The new divisor is calculated on the evening of the day before the corporate event takes effect.

In calculating the SMI®, the last available price for a given instrument is taken into account. To determine the opening value of the SMI®, if no price has been paid on the day of calculation, the previous day’s closing price is used. Only the prices achieved via the electronic order book of the SIX are used. Since the opening phase may cause price fluctuations, the SMI® is first calculated two minutes after the start of on order book trading. For the closing value of the SMI®, the individual component closing prices from the closing auction are used. If no closing price is available, the price is used which was used in the calculation of the previous index tick.

A final settlement value (“FSV”) for use in derivatives is calculated using the first-paid price between 9:00:00 CET and 9:02:15 CET on each business day. If no price is available during this period for a component, the last available price is used.

Maintenance of the SMI®

Ordinary Index Review

Each year on the third Friday of September, the composition of the SMI® is updated in the ordinary index review based on the selection list of June. With the cut-off dates on March 31, September 30 and December 31, a provisional selection list is created, which serves as the basis for the adjustment of extraordinary corporate actions. The number of securities and free-float shares are adjusted on four ordinary adjustment dates a year: the third Friday in March, June, September and December.

Extraordinary Corporate Actions

An extraordinary corporate action is an initial public offering (“IPO”), merger and acquisition activity, spin-off, insolvency or any other event that leads to a listing or delisting. Although there is a clearly defined effective date for an extraordinary corporate action, its effect can usually not be anticipated with a generally valid formula. Since in most cases an extraordinary corporate action involves index-relevant listing or delisting, an extraordinary adjustment of the index composition and its weighting is made.

Newly listed instruments that fulfill the selection criteria of the SMI® are extraordinarily included in the SMI® on the second trading day and the SMI® is adjusted with the free-float market capitalization from the end of the first trading day. The extraordinary inclusion of a new listing may lead to an extraordinary exclusion of an existing index component.

Extraordinary inclusions are usually implemented after an announcement period of five trading days. Adjusted capping factors are usually implemented after an announcement period of five trading days, but no less than one trading day.

If an IPO of a real estate instrument leads to an extraordinary inclusion, it is included in the SMI® in three equal installments over three trading days starting on the second trading day after the IPO by gradually increasing the number of shares or the free float factor.

In the event of a planned delisting, the exclusion of an index component will be carried out, if possible, at the next ordinary index review on the 3rd Friday in March, June, September or December. However, if the delisting is effective prior to the next ordinary index review, the index component will be excluded from the SMI® on the effective date of the delisting. Similarly, an index component which no longer meets the criteria for remaining in the SMI® due to a pending takeover may be excluded from the SMI® ahead of time. In order to keep the number of components stable for the SMI®, the extraordinarily excluded component is replaced by the first ranked candidate of the applicable selection list.

Extraordinary exclusions and inclusions are usually implemented after an announcement period of five trading days. Adjusted capping factors are usually implemented considering an announcement period of five trading days, but at least of one trading day.

Extraordinary inclusions to the SMI® are made if the selection criteria for the index have been fulfilled during a 3 month period, this on a quarterly basis after close of trading on the 3rd Friday in March, June, September and December as follows:

Latest Listing Date	Earliest Extraordinary Acceptance Date
5 trading days prior to the end of November	March
5 trading days prior to the end of February	June
5 trading days prior to the end of May	September
5 trading days prior to the end of August	December

In the case of major market changes as a result of a corporate action, an instrument may be admitted to the SMI® outside of the accepted admission period as long as it clearly fulfills the index selection rules. For the same reasons, a component can be excluded if the requirements for admission to the SMI® are no longer fulfilled.

In the event of major market changes as a result of a corporate action, the Swiss Index Committee of SIX can decide, based on the request of the Index Commission, that an instrument be included in an index outside the specified deadlines, provided that the selection criteria of the index are clearly met. For the same reasons, however, an index component may also be excluded if the requirements for remaining in the SMI® are no longer met.

License Agreement

The Securities are not in any way sponsored, endorsed, sold or promoted by the SIX Swiss Exchange Ltd and the SIX Swiss Exchange Ltd makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the Swiss Market Index and/or the figure at which the Swiss Market Index stands at any particular time on any particular day or otherwise. However, the SIX Swiss Exchange Ltd shall not be liable (whether in negligence or otherwise) to any person for any error in the Swiss Market Index and the SIX Swiss Exchange Ltd shall not be under any obligation to advise any person of any error therein.

® SIX Group, SIX Swiss Exchange, SPI, Swiss Performance Index (SPI), SPI EXTRA, SPI ex SLI, SMI, Swiss Market Index (SMI), SMI MID (SMIM), SMI Expanded, SXI, SXI Real Estate, SXI Swiss Real Estate, SXI Life Sciences, SXI Bio+Medtech, SLI, SLI Swiss Leader Index, SBI, SBI Swiss Bond Index, SAR, SAR SWISS AVERAGE RATE, SARON, SCR, SCR SWISS CURRENT RATE, SCRON, SAION, SCION, VSMI and SWX Immobilienfonds Index are trademarks that have been registered in Switzerland and/or abroad by SIX Group Ltd respectively SIX Swiss Exchange Ltd. Their use is subject to a license.

The TOPIX® Index

We obtained all information contained in this underlying supplement regarding the TOPIX® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. This information reflects the policies of, and is subject to change by, JPX Market Innovation & Research, Inc. (“JPXI”), the index sponsor. JPXI has no obligation to continue to publish, and may discontinue publication of, the TOPIX® Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the TOPIX® Index in connection with the offer and sale of securities.

In addition, information about the TOPIX® Index may be obtained from other sources including, but not limited to, the TOPIX® Index sponsor’s website (including information regarding the TOPIX® Index’s sector weightings). We are not incorporating by reference into this document the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the TOPIX® Index is accurate or complete.

The TOPIX® Index is reported by Bloomberg L.P. under the ticker symbol “TPX.”

General

The TOPIX® Index (also known as the “Tokyo Stock Price Index®”) was developed by the Tokyo Stock Exchange, Inc. (the “TSE”). Publication of the TOPIX® Index began on July 1, 1969, based on an initial index value of 100 at January 4, 1968, which was reset at 1,000 on April 1, 1998. The TOPIX® Index is computed and published every second via TSE’s Market Information System and is reported to securities companies across Japan and available worldwide through computerized information networks.

Composition of the TOPIX® Index

The TOPIX® Index is a capped free-float adjusted market capitalization weighted index comprised of domestic common stocks listed on the Tokyo Stock Exchange (TSE) covering an extensive portion of the Japanese stock market. On April 4, 2022, JPXI began revisions to the TOPIX® Index in conjunction with the restructuring of the TSE into three new market segments: the Prime Market, the Standard Market and the Growth Market. Prior to April 4, 2022, the component stocks of the TOPIX® Index consisted of all Japanese common stocks listed on the First Section of the TSE. Japanese stocks admitted to the TSE were previously assigned to one of the First Section, the Second Section or the Mothers. Stocks listed on the First Section were typically limited to larger, longer established and more actively traded issues, stocks listed on the Second Section were typically limited to mid-sized companies and stocks listed on the Mothers were typically limited to high-growth start-up companies. Stocks that were components of the TOPIX® Index as of April 1, 2022 remain as its components after the market restructuring, regardless of their new market segment. However, component stocks with tradeable share market capitalization of under JPY 10 billion on the base date of June 20, 2021 are designated as “phased weighting reduction constituents,” and their weighting will be gradually reduced in ten stages on the last business day of each quarter beginning in October 2022 and ending in January 2025. Subject to a re-evaluation after the fourth stage, they will be removed from the TOPIX® Index on the last business day of January 2025.

Calculation of the TOPIX® Index

The TOPIX® Index is a capped free-float adjusted market capitalization-weighted index. The TOPIX® Index is not expressed in Japanese Yen, but is presented in terms of points (as a decimal figure), rounded to the nearest one-hundredth. The TOPIX® Index is calculated by multiplying 100 by the figure obtained by dividing the current free-float adjusted market value (the current market price per share at the time of the index calculation multiplied by the applicable number of free-float adjusted listed common shares listed at the same instance) (the “Current Market Value”) by the base market value (i.e., the Current Market Value on the base date) (the “Base Market Value”).

The calculation of the TOPIX® Index can be represented by the following formula:

Index	=	Current Market Value	x	100
Base Market Value

Individual Constituent Weight Cap. The upper weighting limit for any one constituent of TOPIX® Index is 10%. If an issue’s weight calculated by free-float adjusted market capitalization as of the last business day of every August is over the upper limit, a cap-adjustment ratio for adjustment of weight will be applied to said issue on the last business day of October. Even if the weight again exceeds the upper limit due to stock price movements or other reasons, the cap-adjustment ratio will not be changed until the last business day of the next October.

Number of Shares Used for Index Calculation. The number of shares used in the above calculation is adjusted by multiplying the number of shares listed by a free-float weight (“FFW”) ratio. The FFW ratio is the percentage of listed shares deemed to be available for trading in the public market. The purpose of the FFW ratio is to exclude shares that are deemed to be not available to investors in the public markets. JPXI considers the following to be non-free-float shares: shares held by the top 10 major shareholders, treasury and other similar stock (including certain cross-share holdings that have limited voting rights), shares held by board members and other representatives, shares held by other listed companies for investment purposes other than pure investment and other shares deemed by JPXI to unavailable for trading in the market.

Maintenance of the TOPIX® Index

Addition and Deletion of Constituents.

Additions to the component stocks can occur (1) through the initial listing of a company on or transfer to the Prime Market, with those changes taking effect on the last business day of the month after such initial listing; (2) through the initial listing of a new company resulting from a corporate consolidation that results in an index constituent being delisted, with those changes taking effect on the new listing date; (3) through the delisting of an index constituent due to a merger with a surviving stock that is not an index constituent, with those changes taking effect on the delisting date; or (4) through the cancelation, as of the last business day of August 2023, of the designation “Securities on Special Alert” on a former component stock that had caused that stock to be removed from the TOPIX® Index, provided that that stock meets tradeable share market capitalization and annual traded value ratio requirements, with those changes taking effect on the last business day of October 2023.

Deletions of constituents can occur due to (1) delisting, resulting from a corporate consolidation, when the surviving company re-lists with the TSE, with those changes taking effect on the initial listing date of the new company (normally two business days after the delisting date); (2) delisting of a company for reasons other than those stated above, with those changes taking effect on the delisting date; or (3) designation of stocks as “securities to be delisted” or “security on special alert”, with those changes taking effect four business days after such designation.

Changes in Number of Shares Used for Index Calculation.

Changes in the number of shares will be made due to changes to the free-float weight ratio using the stock price at the end of trading on the business day before the adjustment date. The free float weight ratio assigned to each listed company is reviewed annually, with timings that vary according to the settlement terms of each such listed company. Free float weights may also be subject to extraordinary review in the case of certain corporate actions (e.g., allocation of new shares to a third party, conversion of preferred shares or exercise of subscription warrants, company spin-offs, mergers, acquisitions, take-over bids) and for other reasons JPXI believes appropriate.

In addition, changes in the number of shares will be made for certain other events including: public offering, third-party-allotment, issues to shareholders with payment, exercise of subscription warrants, conversion of preferred stock, cancellation of treasury stock, merger/acquisition, sale of shares held by the Government of Japan (Nippon Telegraph and Telephone, Japan Tobacco and Japan Post Holdings only), rights offering (limited to cases where the allotted subscription warrant securities are listed), demerger (absorption-type) and other events for which adjustments are deemed appropriate, such as stock splits.

Adjustments to Base Market Value. Whenever the market value of the TOPIX® Index changes due to an increase or decrease in constituents, capital increase or similar events other than market fluctuations, the Base Market Value is adjusted with the aim of maintaining continuity. Such events requiring adjustment include the addition or removal of component stocks as well as changes in the number of shares used for index calculation.

The formula for the adjustment is as follows:

Previous Business Day Market Value	=	(Previous Business Day Market Value ± Adjustment Amount)
Pre-Adjustment Base Market Value		New Base Market Value after adjustment

where Adjustment Amount is equal to the changes in the number of shares included in the calculation of the TOPIX® Index multiplied by the price of those shares used for the purposes of the adjustment.

Therefore,

New Base Market Value	=	Old Base Market Value x (Previous Business Day Market Value ± Adjustment Amount)
Previous Business Day Market Value

The Base Market Value remains at the new value until a further adjustment is necessary as a result of another change. As a result of such change affecting the Current Market Value or any stock underlying the TOPIX® Index, the Base Market Value is adjusted in such a way that the new value of the TOPIX® Index will equal the level of the TOPIX® Index immediately prior to such change. No adjustment is made to the Base Market Value, however, in the case of events such as stock splits, gratis allotment of shares (limited to cases where the allotment is of treasury stock) and reverse splits, which theoretically do not affect market value.

Information on the reasons for base market value adjustments, details on the adjustments, adjustment dates and other data is available through TSE’s notice system, published daily by TSE based on reports and other information from listed companies.

License Agreement

We have entered into or expect to enter into a non-exclusive license agreement with JPX (as defined below) providing for the license to us and certain of our affiliates, in exchange for a fee, of the right to use the TOPIX® Index in connection with securities, including the notes.

i.	The TOPIX Index Value and the TOPIX Marks are subject to the proprietary rights owned by JPX Market Innovation & Research, Inc. or affiliates of JPX Market Innovation & Research, Inc. (hereinafter collectively referred to as “JPX”) and JPX owns all rights and know-how relating to TOPIX such as calculation, publication and use of the TOPIX Index Value and relating to the TOPIX Marks.

ii.	JPX shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX Index Value or to change the TOPIX Marks or cease the use thereof.

iii.	JPX makes no warranty or representation whatsoever, either as to the results stemmed from the use of the TOPIX Index Value and the TOPIX Marks or as to the figure at which the TOPIX Index Value stands on any particular day.

iv.	JPX gives no assurance regarding accuracy or completeness of the TOPIX Index Value and data contained therein. Further, JPX shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX Index Value.

v.	No notes are in any way sponsored, endorsed or promoted by JPX.

vi.	JPX shall not bear any obligation to give an explanation of the notes or advice on investments to any purchaser of the notes or to the public.

vii.	JPX neither selects specific stocks or groups thereof nor takes into account any needs of the issuing company or any purchaser of the notes, for calculation of the TOPIX Index Value.

viii.	Including but not limited to the foregoing, JPX shall not be responsible for any damage resulting from the issue and sale of the notes.

Exchange-Traded Funds

The ARK Innovation ETF

All information contained in this underlying supplement regarding the ARK Innovation ETF (the “ARKK Fund”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, ARK ETF Trust (“ARK Trust”). The ARKK Fund is an actively-managed exchange-traded fund managed by ARK Investment Management LLC (“ARK LLC”), the investment adviser to the ARKK Fund. The ARKK Fund trades on NYSE Arca, Inc. under the ticker symbol “ARKK.”

The investment objective of the ARKK Fund is long-term growth of capital.

As an actively-managed fund, the ARKK Fund is subject to management risk. In managing the ARKK Fund, ARK LLC applies investment strategies, techniques and analyses in making investment decisions for the ARKK Fund, but there can be no guarantee that these actions will produce the intended results. The ability of ARK LLC to successfully implement the ARKK Fund’s investment strategy will significantly influence that ARKK Fund’s performance.

The ARKK Fund will invest under normal circumstances primarily (at least 65% of its assets) in equity securities of U.S. and non-U.S. companies that are relevant to the ARKK Fund’s investment theme of disruptive innovation. ARK LLC defines “disruptive innovation” as the introduction of a technologically enabled new product or service that potentially changes the way the world works. ARK LLC believes that companies relevant to this theme are those that rely on or benefit from the development of new products or services, technological improvements and advancements in scientific research relating to the areas of genomics; innovation in automation and manufacturing, transportation, energy, artificial intelligence and materials; the increased use of shared technology, infrastructure and services; and technologies that make financial services more efficient. ARK LLC defines “genomics” as the study of genes and their functions, and related techniques (e.g., genomic sequencing).

ARK Trust is a registered investment company that consists of numerous separate investment portfolios, including the ARKK Fund. Information provided to or filed with the SEC by ARK Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-191019 and 811-22883, respectively, through the SEC’s website at http://www.sec.gov.

The Invesco QQQ Trust℠, Series 1

All information contained in this underlying supplement regarding the Invesco QQQ Trust℠, Series 1 (the “QQQ Fund”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, The Bank of New York Mellon, as trustee of the QQQ Fund (the “QQQ Fund Trustee”), and Invesco Capital Management LLC, as sponsor of the QQQ Fund (the “QQQ Fund Sponsor”). The QQQ Fund is a unit investment trust that issues securities called “Invesco QQQ Shares.” The QQQ Fund is an exchange-traded fund that trades on The Nasdaq Stock Market under the ticker symbol “QQQ.”

The QQQ Fund is a unit investment trust. The investment objective of the QQQ Fund is to seek to track the investment results, before fees and expenses, of the Nasdaq-100 Index®. For more information about the Nasdaq-100 Index®, please see “Indices—The Nasdaq-100 Index®.”

The QQQ Fund holds all of the stocks in the Nasdaq-100 Index® and cash and is not actively managed by traditional methods, which typically involve effecting changes in the holdings of securities on the basis of judgments made relating to economic, financial and market considerations. To maintain the correspondence between the composition and weights of the securities held by the QQQ Fund and the component securities of the Nasdaq-100 Index® (“QQQ Index Securities”), the QQQ Fund Trustee adjusts the holdings of the QQQ Fund from time to time to conform to periodic changes in the identity and/or relative weights of the QQQ Index Securities.

The QQQ Fund will not be able to replicate exactly the performance of the Nasdaq-100 Index® because the total return generated by the securities held by the QQQ Fund will be reduced by transaction costs incurred in adjusting the actual balance of the securities held by the QQQ Fund and other expenses of the QQQ Fund, whereas such transaction costs and expenses are not included in the calculation of the Nasdaq-100 Index®. It is also possible that for short periods of time, the QQQ Fund may not fully replicate the performance of the Nasdaq-100 Index® due to the temporary unavailability of certain QQQ Index Securities in the secondary market or due to other extraordinary circumstances. Such events are unlikely to continue for an extended period of time because the QQQ Fund Trustee is required to correct such imbalances by means of adjusting the composition of the securities held by the QQQ Fund. It is also possible that the composition of the QQQ Fund may not exactly replicate the composition of the Nasdaq-100 Index®.

The QQQ Fund is a registered investment company. Information provided to or filed with the SEC by the QQQ Fund pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-61001 and 811-08947, respectively, through the SEC’s website at http://www.sec.gov.

The Invesco S&P 500® Equal Weight ETF

All information contained in this underlying supplement regarding the Invesco S&P 500® Equal Weight ETF (the “RSP Fund”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, Invesco Exchange-Traded Fund Trust (the “Invesco Trust”) and Invesco Capital Management LLC (“Invesco”). Invesco is currently the investment adviser to the RSP Fund. The RSP Fund is an exchange-traded fund that trades on NYSE Arca, Inc. under the ticker symbol “RSP.”

The RSP Fund seeks to track the investment results (before fees and expenses) of the S&P 500® Equal Weight Index. The S&P 500® Equal Weight Index is an equal-weighted version of the S&P 500® Index. For more information about the S&P 500® Equal Weight Index, please see “Indices—The S&P Equal Weight Indices.”

The RSP Fund uses an “indexing” investment approach to seek to track the investment results, before fees and expenses, of the S&P 500® Equal Weight Index. The RSP Fund employs a “full replication” methodology in seeking to track the S&P 500® Equal Weight Index, meaning that it generally invests in all of the securities composing the S&P 500® Equal Weight Index in proportion to their weightings in the S&P 500® Equal Weight Index. However, under various circumstances, it may not be possible or practicable to purchase all of those securities in those same weightings. In those circumstances, the RSP Fund may purchase a sample of securities in the S&P 500® Equal Weight Index. A “sampling” methodology means that Invesco uses quantitative analysis to select securities from the S&P 500® Equal Weight Index universe to obtain a representative sample of securities that have, in the aggregate, investment characteristics similar to the S&P 500® Equal Weight Index in terms of key risk factors, performance attributes and other characteristics. These include industry weightings, market capitalization, return variability, earnings valuation, yield and other financial characteristics of securities. When employing a sampling methodology, Invesco bases the quantity of holdings in the RSP Fund on a number of factors, including asset size of the RSP Fund, and generally expects the RSP Fund to hold less than the total number of securities in the S&P 500® Equal Weight Index. However, Invesco reserves the right to invest the RSP Fund in as many securities as it believes necessary to achieve the RSP Fund’s investment objective.

The RSP Fund’s return may not match the return of the S&P 500® Equal Weight Index for a number of reasons. For example, the RSP Fund incurs operating expenses not applicable to the S&P 500® Equal Weight Index and incurs costs in buying and selling securities, especially when rebalancing the RSP Fund’s securities holdings to reflect changes in the composition of the S&P 500® Equal Weight Index. In addition, the performance of the RSP Fund and the S&P 500® Equal Weight Index may vary due to asset valuation differences and differences between the RSP Fund’s portfolio and the S&P 500® Equal Weight Index resulting from legal restrictions, cost or liquidity constraint.

The Invesco Trust is a registered investment company that consists of numerous separate investment portfolios, including the RSP Fund. Information provided to or filed with the SEC by the Invesco Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-102228 and 811-21265, respectively, through the SEC’s website at http://www.sec.gov.

The iShares® 20+ Year Treasury Bond ETF

All information contained in this underlying supplement regarding the iShares® 20+ Year Treasury Bond ETF (the “20+ Treasury Fund”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, iShares® Trust and BlackRock Fund Advisors (“BFA”). The 20+ Treasury Fund is an investment portfolio of iShares® Trust and is maintained and managed by BFA. BFA is currently the investment adviser to the 20+ Treasury Fund. The 20+ Treasury Fund is an exchange-traded fund that trades on The NASDAQ Stock Market under the ticker symbol “TLT.”

The 20+ Treasury Fund seeks to track the investment results, before fees and expenses, of an index composed of U.S. Treasury bonds with remaining maturities greater than twenty years. On March 31, 2016, the 20+ Treasury Fund ceased tracking the Barclays U.S. 20+ Year Treasury Bond Index and began tracking the ICE U.S. Treasury 20+ Year Bond Index (the “ICE 20+ Year Index”). The ICE 20+ Year Index measures the performance of the U.S. dollar-denominated, fixed-rate U.S. Treasury market that has a remaining maturity of greater than or equal to twenty years. For more information on the ICE 20+ Year Index, please see “The ICE U.S. Treasury 20+ Year Bond Index” below.

BFA uses a representative sampling indexing strategy to manage the 20+ Treasury Fund. “Representative sampling” is an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to that of an applicable underlying index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market value and industry weightings), fundamental characteristics (such as return variability, duration, maturity or credit ratings and yield) and liquidity measures similar to those of an applicable underlying index. The 20+ Treasury Fund may or may not hold all of the securities in the ICE 20+ Year Index.

The ICE 20+ Year Index is a financial calculation, based on a grouping of financial instruments, and is not an investment product, while the 20+ Treasury Fund is an actual investment portfolio. The performance of the 20+ Treasury Fund and the ICE 20+ Year Index may vary for a number of reasons, including transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the 20+ Treasury Fund’s portfolio and the ICE 20+ Year Index resulting from the 20+ Treasury Fund’s use of representative sampling or from legal restrictions (such as diversification requirements) that apply to the 20+ Treasury Fund but not to the ICE 20+ Year Index.

“Tracking error” is the divergence of the performance of the 20+ Treasury Fund’s portfolio from that of the ICE 20+ Year Index. Because the 20+ Treasury Fund uses a representative sampling indexing strategy, it can be expected to have a larger tracking error than if it used a replication indexing strategy. “Replication” is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

iShares® Trust is a registered investment company that consists of numerous separate investment portfolios, including the 20+ Treasury Fund. Information provided to or filed with the SEC by iShares® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov.

The ICE U.S. Treasury 20+ Year Bond Index

All information contained in this underlying supplement regarding the ICE 20+ Year Index is derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, ICE Data Indices, LLC or its affiliates (collectively “IDI”), a subsidiary of Intercontinental Exchange, Inc. IDI has no obligation to continue to publish, and may discontinue publication of, the ICE 20+ Year Index.

The ICE 20+ Year Index is a market-value weighted index that is designed to measure the performance of the U.S. dollar-denominated, fixed-rate U.S. Treasury market that has a remaining maturity of greater than 20 years. The ICE 20+ Year Index was launched on December 31, 2015. The ICE 20+ Year Index is reported by Bloomberg L.P. under the ticker symbol “IDCOT20.”

Index Eligibility Criteria and Inclusion Rules

The ICE 20+ Year Index consists of securities that meet the criteria listed below (the “Eligible Bond universe”). The basis of the Eligible Bond universe are those securities for which content is available daily, including evaluations and reference data, through ICE Data Pricing & Reference Data, LLC (“PRD”).

Maturity. Each security must have greater than twenty years remaining term to final maturity as of the last calendar day of the month.

Size. Each security is required to have a minimum amount outstanding of US$300 million, excluding those held by the Federal Reserve. Amount outstanding is defined as the par amount outstanding of each U.S. Treasury security, inclusive of any announced auctions or re-openings, less the par amount of that U.S. Treasury security held in the Federal Reserve System Open Market Account or bought at issuance by the Federal Reserve. A new issuance bought at auction by the Federal Reserve is not included in the Eligible Bond universe. Secondary market purchases by the Federal Reserve that occur in the current month are not reflected in the Eligible Bond universe until the following month.

Coupon. The Eligible Bond universe includes only fixed-rate securities, excluding zero coupon Separate Trading of Registered Interest and Principal of Securities (STRIPS).

Currency. The Eligible Bond universe includes only securities with principal and interest denominated in U.S. dollars.

Bond Type. The Eligible Bond universe includes U.S. Treasury issued debt, excluding the following: Inflation-linked securities, U.S.Treasury bills, floating-rate notes, cash-management bills and any government agency debt issued with or without a government guarantee.

Index Maintenance

The ICE 20+ Year Index is rebalanced monthly. Securities are required to meet the inclusion rules highlighted in the previous section to be considered for inclusion at the beginning of any given month. This includes the availability of evaluated pricing and reference data through PRD.

Rebalancing. The ICE 20+ Year Index is rebalanced on the last calendar day of the month based on information available up to and including the third business day before the last business day of the month. No changes are made to constituents holdings other than on month end rebalancing dates.

Reinvestment of Cash Flows. Cash that has accrued intra-month from interest and principal payments by the securities included in the ICE 20+ Year Index earns no reinvestment return during the month. Accumulated cash (from coupon and principal payments) is removed from the ICE 20+ Year Index at month-end, such that the cash is reinvested pro rata across the ICE 20+ Year Index.

New Issues. New issues must be auctioned on or before the calendar month end rebalancing date in order to qualify for inclusion in the coming month.

Calculation

Returns and risk measures, such as yield duration, are first calculated at the constituent level and then aggregated to the ICE 20+ Year Index level using constituents’ market weights.

Constituent Level Calculations

P0, A0, PAR0, C0 and MV0 and P1, A1, PAR1, C1 and MV1 denote the price, accrued interest, par amount, cumulative coupon payments and market values at date T0 and date T1, respectively. C denotes the coupon payments during the period (excluding any coupon payment on date T0 but including any coupon payment on date T1).

Coupon payments during the period are calculated as follows: C = C1 – C0.

The market values at time T0 and T1 are: MV0 = PAR0 x (P0 + A0) and  MV1 = PAR1 x (P1 + A1), respectively.

The price return and coupon return(whenever applicable) are defined as follows:

Price return: return due to price appreciation over the return period:

Coupon return: return due to coupon accrual during the period:

The total return is the sum of the price return and the coupon return:

Index Level Calculations

The ICE 20+ Year Index had an initial level of 100 at the inception date. As time passes, the ICE 20+ Year Index level is calculated in an iterative way as follows:

The ICE 20+ Year Index total return is calculated by aggregating the constituent level total returns using market weights. To calculate the ICE 20+ Year Index total return for the period from dates T0 and T1, market value weights at date T0 are used. The total market value of the ICE 20+ Year Index at time T0 is Σn MV0n plus any intra-month cash from coupon payment or principal repayment and the weight for constituent security, which is calculated as follows:

The ICE 20+ Year Index’s level will be provided to four decimal places.

Index Policies

Timing and Pricing Source.

The ICE 20+ Year Index’s level is calculated using 4:00 p.m. Eastern Standard Time using bid-side evaluations from PRD. These evaluations are based upon methodologies designed to reflect the market upon which the ICE 20+ Year Index is based.

Calendar. The ICE 20+ Year Index follows the SIFMA U.S. bond market holiday schedule. The ICE 20+ Year Index’s level is calculated daily at the end of each day on which SIFMA declares the U.S. fixed income markets open. When the bond market closes early per the SIFMA schedule, the ICE 20+ Year Index’s level may be calculated at a time in accordance with the recommended close. However, evaluated pricing from PRD must be available to calculate the ICE 20+ Year Index’s level.

Exceptional Market Conditions and Corrections. IDI retains the right to delay the publication of the level of the ICE 20+ Year Index. Furthermore, IDI retains the right to suspend the publication of the level of the ICE 20+ Year Index if it believes that circumstances prevent the proper calculation of the ICE 20+ Year Index. If evaluated prices are not available, the ICE 20+ Year Index will not be recalculated unless IDI decides otherwise. Reasonable efforts are made to ensure the correctness and validity of data used in index calculations. Where errors have occurred in the determination or calculation of the ICE 20+ Year Index, the decision to make a restatement will be assessed on a case by case basis. Such decision will take account of the significance, impact, age and scale of the error. Errors involving security reference data discovered after the rebalancing will typically not result in a restatement.

In the event that there is a market-wide event resulting in evaluated prices not being available, IDI will determine its approach on a case by case basis, taking into account information and notifications provided by PRD. Market-wide events include, but are not limited to, technological problems or failures, natural disaster or other business continuity planning-related event. IDI will communicate any issues with publication of the ICE 20+ Year Index during the day through the regular client communication channels; in addition, IDI may also contact clients directly; post a notice on the IDI website; send a message via the market data portal; or use other such forms of communication.

Annual Rules Review. Potential rule changes are considered on an annual basis. An initial set of proposed changes under consideration is published in April. Investor clients are encouraged to comment on the proposals by way of an online survey. At the end of a three-month commentary period, final decisions are announced in July and adopted changes, if any, are generally implemented at the September month end rebalancing.

IDI, at its sole discretion, reserves the right to issue rule changes apart from this annual cycle in the event that such a change is deemed necessary in order to deal with extraordinary circumstances including, but not limited to, changes in data availability.

Expert Judgment. “Expert Judgment” refers to the exercise of discretion by IDI with respect to the use of data in determining the ICE 20+ Year Index. Expert Judgment includes extrapolating values from prior or related transactions, adjusting values for factors that might influence the quality of data such as market events or impairment of a buyer or seller’s credit quality, or weighting firm bids or offers greater than a particular concluded transaction.

While IDI mostly relies on input data obtained from its sources, on certain occasions, where decisions relating to the pricing of the ICE 20+ Year Index are required to maintain the integrity of the values and ensure that the ICE 20+ Year Index continues to operate in line with the methodology, IDI may apply Expert Judgment. Where it is required in the determination of the ICE 20+ Year Index, it may only be applied by suitably experienced and qualified staff members on the IDI team. Using their expertise and knowledge, and the information available to them, they will make an assessment of what input data or security evaluation would be most appropriate to use to correctly reflect the ICE 20+ Year Index objective.

Ultimately any exercise of Expert Judgment is overseen by the governance committee of IDI, which ensures that the published methodologies have been followed.

The iShares® ETFs

All information contained in this underlying supplement regarding the iShares® Biotechnology ETF, the iShares® China Large-Cap ETF, the iShares® ESG Aware MSCI USA ETF, the iShares® Global Clean Energy ETF, the iShares® MSCI ACWI ETF, the iShares® MSCI Brazil ETF, the iShares® MSCI China ETF, the iShares® Core MSCI EAFE ETF, the iShares® MSCI EAFE ETF, the iShares® MSCI Emerging Markets ETF, the iShares® MSCI Japan ETF, the iShares® MSCI Mexico ETF, the iShares® Russell 1000 ETF, the iShares® Russell 2000 ETF, the iShares® Russell 3000 ETF, the iShares® Russell 1000 Growth ETF, the iShares® Russell 2000 Growth ETF, the iShares® Russell 1000 Value ETF, the iShares® Russell 2000 Value ETF, the iShares® S&P 500 Growth ETF, the iShares® S&P 500 Value ETF, the iShares® Semiconductor ETF and the iShares® U.S. Real Estate ETF (each, an “iShares® ETF” and collectively, the “iShares® ETFs”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the fund manager of each iShares® ETF and BlackRock Fund Advisors (“BFA”). The iShares® ETFs are investment portfolios of either iShares® Trust or iShares®, Inc. and are maintained and managed by their respective fund managers. BFA is currently the investment adviser to the iShares® ETFs. The iShares® ETFs (except for the iShares® Biotechnology ETF, the iShares® ESG Aware MSCI USA ETF, the iShares® Global Clean Energy ETF, the iShares® Core MSCI EAFE ETF and the iShares® Semiconductor ETF) are exchange-traded funds that trade on the NYSE Arca, Inc. (“NYSE Arca”) under their respective ticker symbols. The iShares® Biotechnology ETF, the iShares® ESG Aware MSCI USA ETF the iShares® Global Clean Energy ETF and the iShares® Semiconductor ETF are exchange-traded funds that trade on The Nasdaq Stock Market LLC (“Nasdaq”) under their respective ticker symbols. iShares® Core MSCI EAFE ETF is an exchange-traded fund that trades on the Cboe Global Markets, Inc (“CBOE BZX”).

BFA uses a representative sampling indexing strategy to manage each iShares® ETF. “Representative sampling” is an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to that of an applicable underlying index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of an applicable underlying index. Each iShares® ETF may or may not hold all of the securities in its underlying index.

Each iShares® ETF’s underlying index is a financial calculation, based on a grouping of financial instruments, and is not an investment product, while each iShares® ETF is an actual investment portfolio. The performance of each iShares® ETF and its underlying index may vary for a number of reasons, including transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between that iShares® ETF’s portfolio and its underlying index resulting from that iShares® ETF’s use of representative sampling or from legal restrictions (such as diversification requirements) that apply to that iShares® ETF but not to its underlying index. “Tracking error” is the divergence of the performance (return) of an iShares® ETF’s portfolio from that of its underlying index. Because each iShares® ETF uses a representative sampling indexing strategy, it can be expected to have a larger tracking error than if it used a replication indexing strategy. “Replication” is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

iShares® Trust and iShares®, Inc. are registered investment companies that consist of numerous separate investment portfolios, including the iShares® ETFs. Information provided to or filed with the SEC by iShares® Trust and iShares®, Inc. pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, for iShares® Trust, and SEC file numbers 033-97598 and 811-09102, respectively, for iShares®, Inc., through the SEC’s website at http://www.sec.gov.

The iShares® Biotechnology ETF

The iShares® Biotechnology ETF (the “IBB Fund”) seeks to track the investment results, before fees and expenses, of an index composed of U.S.-listed equities in the biotechnology sector, which is currently the ICE Biotechnology Index. Effective June 2021, the IBB Fund’s underlying index changed from the Nasdaq Biotechnology Index to the ICE Biotechnology Index, and the IBB Fund’s name accordingly changed from the iShares® Nasdaq Biotechnology ETF to the iShares® Biotechnology ETF. For more information about the ICE Biotechnology Index, please see “Additional Information about the Underlying Indices for Certain iShares® ETFs—

The ICE Biotechnology Index” below. The IBB Fund is an investment portfolio of iShares® Trust. The IBB Fund trades on Nasdaq under the ticker symbol “IBB.”

The iShares® China Large-Cap ETF

The iShares® China Large-Cap ETF (the “FXI Fund”) seeks to track the investment results, before fees and expenses, of an index composed of large-capitalization Chinese equities that trade on the Hong Kong Stock Exchange, which is currently the FTSE® China 50 Index. For more information about the FTSE® China 50 Index, please see “Indices—The FTSE® China 50 Index” in this underlying supplement. The FXI Fund is an investment portfolio of iShares® Trust. The FXI Fund trades on the NYSE Arca under the ticker symbol “FXI.”

The iShares® ESG Aware MSCI USA ETF

The iShares® ESG Aware MSCI USA ETF (the “ESGU Fund”) seeks to track the investment results, before fees and expenses, of an index composed of U.S. companies that have positive environmental, social and governance characteristics as identified by the index provider while exhibiting risk and return characteristics similar to those of the parent index, which is currently the MSCI USA Extended ESG Focus Index. For more information about the MSCI USA Extended ESG Focus Index, please see “—Additional Information about the Underlying Indices for Certain iShares® ETFs—The MSCI USA Extended ESG Focus Index” below. The ESGU Fund is an investment portfolio of iShares® Trust. The ESGU Fund trades on Nasdaq under the ticker symbol “ESGU.”

The iShares® Global Clean Energy ETF

The iShares® Global Clean Energy ETF (the “ICLN Fund”) seeks to track the investment results, before fees and expenses, of an index composed of global equities in the clean energy sector, which is currently the S&P Global Clean Energy Index™. For more information about the S&P Global Clean Energy Index™, please see “—Additional Information about the Underlying Indices for Certain iShares® ETFs—The S&P Global Clean Energy Index™” below. The ICLN Fund is an investment portfolio of iShares® Trust. The ICLN Fund trades on Nasdaq under the ticker symbol “ICLN.”

The iShares® MSCI ACWI ETF

The iShares® MSCI ACWI ETF (the “ACWI Fund”) seeks to track the investment results, before fees and expenses, of an index composed of large- and mid-capitalization developed and emerging markets equities, which is currently the MSCI ACWI Index. For more information about the MSCI ACWI Index, please see “Indices—The MSCI Indices” in this underlying supplement. The ACWI Fund is an investment portfolio of iShares®, Inc. The ACWI Fund trades on Nasdaq under the ticker symbol “ACWI.”

The iShares® MSCI Brazil ETF

The iShares® MSCI Brazil ETF (the “EWZ Fund”) seeks to track the investment results, before fees and expenses, of an index composed of Brazilian equities, which is currently the MSCI Brazil 25/50 Index. For more information about the MSCI Brazil 25/50 Index, please see “Indices—The MSCI 25/50 Indices” in this underlying supplement. The EWZ Fund is an investment portfolio of iShares®, Inc. The EWZ Fund trades on the NYSE Arca under the ticker symbol “EWZ.”

The iShares® MSCI China ETF

The iShares® MSCI China ETF (the “MCHI Fund”) seeks to track the investment results, before fees and expenses, of an index composed of Chinese equities that are available to international investors, which is currently the MSCI China Index. For more information about the MSCI China Index, please see “Indices—The MSCI Indices” in this underlying supplement. The MCHI Fund is an investment portfolio of iShares®, Inc. The MCHI Fund trades on Nasdaq under the ticker symbol “MCHI.”

The iShares® Core MSCI EAFE ETF

The iShares® Core MSCI EAFE ETF (the “IEFA Fund”) seeks to track the investment results, before fees and expenses, of an index composed of large-, mid- and small-capitalization developed market equities, excluding the

U.S. and Canada, which is currently the MSCI EAFE® Investable Market Index. For more information about the MSCI EAFE® Investable Market Index, please see “Indices—The MSCI Indices” in this underlying supplement. The IEFA Fund is an investment portfolio of iShares® Trust. The IEFA Fund trades on the CBOE BZX under the ticker symbol “IEFA.”

The iShares® Core S&P Small-Cap ETF

The iShares® Core S&P Small-Cap ETF (the “IJR Fund”) seeks to track the investment results, before fees and expenses, of an index composed of small-capitalization U.S. equities, which is currently the S&P SmallCap 600® Index. For more information about the S&P SmallCap 600® Index, please see “Indices—The S&P U.S. Indices” in this underlying supplement. The IJR Fund is an investment portfolio of iShares® Trust. The IJR Fund trades on the NYSE Arca under the ticker symbol “IJR.”

The iShares® MSCI EAFE ETF

The iShares® MSCI EAFE ETF (the “EFA Fund”) seeks to track the investment results, before fees and expenses, of an index composed of large- and mid-capitalization developed market equities, excluding the U.S. and Canada, which is currently the MSCI EAFE® Index. For more information about the MSCI EAFE® Index, please see “Indices—The MSCI Indices” in this underlying supplement. The EFA Fund is an investment portfolio of iShares® Trust. The EFA Fund trades on the NYSE Arca under the ticker symbol “EFA.”

The iShares® MSCI Emerging Markets ETF

The iShares® MSCI Emerging Markets ETF (the “EEM Fund”) seeks to track the investment results, before fees and expenses, of an index composed of large- and mid-capitalization emerging market equities, which is currently the MSCI Emerging Markets Index. For more information about the MSCI Emerging Markets Index, please see “Indices—The MSCI Indices” in this underlying supplement. The EEM Fund is an investment portfolio of iShares®, Inc. The EEM Fund trades on the NYSE Arca under the ticker symbol “EEM.”

The iShares® MSCI Japan ETF

The iShares® MSCI Japan ETF (the “EWJ Fund”) seeks to track the investment results, before fees and expenses, of an index composed of Japanese equities, which is currently the MSCI Japan Index. For more information about the MSCI Japan Index, please see “Indices—The MSCI Indices” in this underlying supplement. The EWJ Fund is an investment portfolio of iShares®, Inc. The EWJ Fund trades on the NYSE Arca under the ticker symbol “EWJ.”

The iShares® MSCI Mexico ETF

The iShares® MSCI Mexico ETF (the “EWW Fund”) seeks to track the investment results, before fees and expenses, of a broad-based index composed of Mexican equities, which is currently the MSCI Mexico IMI 25/50 Index. For more information about the MSCI Mexico IMI 25/50 Index, please see “Indices—The MSCI 25/50 Indices” in this underlying supplement. The EWW Fund is an investment portfolio of iShares®, Inc. The EWW Fund trades on the NYSE Arca under the ticker symbol “EWW.”

The iShares® Russell 1000 ETF

The iShares® Russell 1000 ETF (the “IWB Fund”) seeks to track the investment results, before fees and expenses, of an index composed of large- and mid-capitalization U.S. equities, which is currently the Russell 1000® Index. For more information about the Russell 1000® Index, please see “Indices—The Russell Indices” in this underlying supplement. The IWB Fund is an investment portfolio of iShares® Trust. The IWB Fund trades on the NYSE Arca under the ticker symbol “IWB.”

The iShares® Russell 2000 ETF

The iShares® Russell 2000 ETF (the “IWM Fund”) seeks to track the investment results, before fees and expenses, of an index composed of small-capitalization U.S. equities, which is currently the Russell 2000® Index. For more information about the Russell 2000® Index, please see “Indices—The Russell Indices” in this underlying supplement. The IWM Fund is an investment portfolio of iShares® Trust. The IWM Fund trades on the NYSE Arca under the ticker symbol “IWM.”

The iShares® Russell 3000 ETF

The iShares® Russell 3000 ETF (the “IWV Fund”) seeks to track the investment results, before fees and expenses, of a broad-based index composed of U.S. equities, which is currently the Russell 3000® Index. For more information about the Russell 3000® Index, please see “Indices—The Russell Indices” in this underlying supplement. The IWV Fund is an investment portfolio of iShares® Trust. The IWV Fund trades on the NYSE Arca under the ticker symbol “IWV.”

The iShares® Russell 1000 Growth ETF

The iShares® Russell 1000 Growth ETF (the “IWF Fund”) seeks to track the investment results, before fees and expenses, of an index composed of large- and mid-capitalization U.S. equities that exhibit growth characteristics, which is currently the Russell 1000® Growth Index. For more information about the Russell 1000® Growth Index, please see “Indices—The Russell Style Indices” in this underlying supplement. The IWF Fund is an investment portfolio of iShares® Trust. The IWF Fund trades on the NYSE Arca under the ticker symbol “IWF.”

The iShares® Russell 2000 Growth ETF

The iShares® Russell 2000 Growth ETF (the “IWO Fund”) seeks to track the investment results, before fees and expenses, of an index composed of small-capitalization U.S. equities that exhibit growth characteristics, which is currently the Russell 2000® Growth Index. For more information about the Russell 2000® Growth Index, please see “Indices—The Russell Style Indices” in this underlying supplement. The IWO Fund is an investment portfolio of iShares® Trust. The IWO Fund trades on the NYSE Arca under the ticker symbol “IWO.”

The iShares® Russell 1000 Value ETF

The iShares® Russell 1000 Value ETF (the “IWD Fund”) seeks to track the investment results, before fees and expenses, of an index composed of large- and mid-capitalization U.S. equities that exhibit value characteristics, which is currently the Russell 1000® Value Index. For more information about the Russell 1000® Value Index, please see “Indices—The Russell Style Indices” in this underlying supplement. The IWD Fund is an investment portfolio of iShares® Trust. The IWD Fund trades on the NYSE Arca under the ticker symbol “IWD.”

The iShares® Russell 2000 Value ETF

The iShares® Russell 2000 Value ETF (the “IWN Fund”) seeks to track the investment results, before fees and expenses, of an index composed of small-capitalization U.S. equities that exhibit value characteristics, which is currently the Russell 2000® Value Index. For more information about the Russell 2000® Value Index, please see “Indices—The Russell Style Indices” in this underlying supplement. The IWN Fund is an investment portfolio of iShares® Trust. The IWN Fund trades on the NYSE Arca under the ticker symbol “IWN.”

The iShares® S&P 500 Growth ETF

The iShares® S&P 500 Growth ETF (the “IVW Fund”) seeks to track the investment results, before fees and expenses, of an index composed of large-capitalization U.S. equities that exhibit growth characteristics, which is currently the S&P 500® Growth Index. For more information about the S&P 500® Growth Index, please see “Indices—The S&P Style Indices” in this underlying supplement. The IVW Fund is an investment portfolio of iShares® Trust. The IVW Fund trades on the NYSE Arca under the ticker symbol “IVW.”

The iShares® S&P 500 Value ETF

The iShares® S&P 500 Value ETF (the “IVE Fund”) seeks to track the investment results, before fees and expenses, of an index composed of large-capitalization U.S. equities that exhibit value characteristics, which is currently the S&P 500® Value Index. For more information about the S&P 500® Value Index, please see “Indices—The S&P Style Indices” in this underlying supplement. The IVE Fund is an investment portfolio of iShares® Trust. The IVE Fund trades on the NYSE Arca under the ticker symbol “IVE.”

The iShares® Semiconductor ETF

The iShares® Semiconductor ETF (the “SOXX Fund”) seeks to track the investment results, before fees and expenses, of an index composed of U.S.-listed equities in the semiconductor sector, which is currently the ICE Semiconductor Index. Effective June 2021, the SOXX Fund’s underlying index changed from the PHLX Semiconductor Sector Index to the ICE Semiconductor Index, and the SOXX Fund’s name accordingly changed from the iShares® PHLX Semiconductor ETF to the iShares® Semiconductor ETF. For more information about the ICE Semiconductor Index, please see “—Additional Information about the Underlying Indices for Certain iShares® ETFs—The ICE Semiconductor Index” below. The SOXX Fund is an investment portfolio of iShares® Trust. The SOXX Fund trades on Nasdaq under the ticker symbol “SOXX.”

The iShares® U.S. Aerospace & Defense ETF

The iShares® U.S. Aerospace & Defense ETF (the “ITA Fund”) seeks to track the investment results, before fees and expenses, of an index composed of U.S. equities in the aerospace and defense sector, which is currently the Dow Jones U.S. Select Aerospace & Defense Index. For more information about the Dow Jones U.S. Select Aerospace & Defense Index, please see “—Additional Information about the Underlying Indices for Certain iShares® ETFs—The Dow Jones U.S. Select Aerospace & Defense Index” below. The ITA Fund is an investment portfolio of iShares® Trust. The ITA fund trades on the CBOE BZX under the ticker symbol “ITA.”

The iShares® U.S. Real Estate ETF

The iShares® U.S. Real Estate ETF (the “IYR Fund”) seeks to track the investment results, before fees and expenses, of an index composed of U.S. equities in the real estate sector, which is currently the Dow Jones U.S. Real Estate Capped Index. For more information about the Dow Jones U.S. Real Estate Capped Index, please see “—Additional Information about the Underlying Indices for Certain iShares® ETFs—Dow Jones U.S. Real Estate Capped Index” below. The IYR Fund is an investment portfolio of iShares® Trust. The IYR Fund trades on the NYSE Arca under the ticker symbol “IYR.”

Additional Information about the Underlying Indices for Certain iShares® ETFs

The ICE Biotechnology Index®

All information contained in this underlying supplement regarding the ICE Biotechnology Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by ICE Data Indices, LLC (“IDI”). The ICE Biotechnology Index is calculated, maintained and published by IDI. IDI has no obligation to continue to publish, and may discontinue publication of, the ICE Biotechnology Index.

The ICE Biotechnology Index is reported by Bloomberg L.P. under the ticker symbol “ICEBIO.”

The ICE Biotechnology Index is a modified float-adjusted market capitalization-weighted index that is designed to track the performance of qualifying U.S.-listed biotechnology companies. IDI defines biotechnology companies as those classified within the biotechnology sub-industry group of the ICE Uniform Sector Classification schema, which is a multi-asset class industry classification taxonomy developed by ICE. This includes companies that are engaged in the research and development of therapeutic treatments but are not focused on the commercialization and mass production of pharmaceutical drugs. This also includes companies that are engaged in the production of tools or systems that enable biotechnology processes.

ICE Biotechnology Index Constituent Selection

The ICE Biotechnology Index includes common stocks, ordinary shares, American depositary receipts (“ADRs”), shares of beneficial interest and limited partnership interest that meet the following criteria:

(1)	Listed on one of the following U.S. exchanges: New York Stock Exchange (“NYSE”), NYSE American, Cboe BZX, Nasdaq Global Select Market, Nasdaq Global Market;

(2)	Classified within the biotechnology sub-industry group of the ICE Uniform Sector Classification schema;

(3)	A minimum $200 million security-level non-float-adjusted market capitalization;

(4)	A minimum 5% security-level free float;

(5)	100,000 share minimum U.S. consolidated average daily volume over the ten months preceding the reference date;

(6)	Initial public offerings and new listings must be at least three full calendar months past the listing date, not including the listing month but including the reconstitution reference date month of October; and

(7)	If a company has multiple listed share classes that qualify, then they will all be included in the ICE Biotechnology Index at their respective float-adjusted security-level market capitalization weighting.

ICE Biotechnology Index Construction

The ICE Biotechnology Index is subject to the following exposure limits:

(1)	All constituents are capped at 8% with any excess weight redistributed on a pro-rata basis to constituents below that cap, provided none can be increased above 8%.

(2)	The weights of constituents outside the initial five largest are capped at 4% with any excess weight redistributed on a pro-rata basis to (i) any of the five largest constituents that are below 8% (provided they cannot be increased above 8%), and (ii) any other constituents that are below 4% (provided none are increased above 4%).

(3)	The cumulative weight of all ADRs is capped at 10% with the reductions applied proportionately across that group. Excess weight is redistributed on a pro-rata basis to (i) any non-ADR constituents among the resulting five largest constituents that are below 8% (provided they cannot be increased above 8%) and (ii) any other non-ADR constituents that are below 4% (provided they cannot be increased above 4%).

ICE Biotechnology Index Calculation

The ICE Biotechnology Index level is calculated by dividing the current index market capitalization by the index divisor. The index market capitalization represents the sum product of index constituent shares and prices. The divisor is determined as a function of the initial index market capitalization and base index level. The divisor is updated as a result of corporate actions, reconstitutions, rebalances and any other composition changes.

Free float levels are calculated by dividing the security free float shares by the total security shares outstanding. The security free float shares are equal to the security shares outstanding minus treasury shares and strategic holdings by other corporations, holding companies, individuals, and government agencies. Individual holdings are deemed strategic if the individual, or a member of the individual’s immediate family, is an officer or director of the company, or if they comprise a significant percentage of total shares outstanding (commonly 5% or more). Shares held by banks and financial institutions in a fiduciary capacity are not deemed strategic.

ICE Biotechnology Index Maintenance and Adjustments

The ICE Biotechnology Index undergoes a full reconstitution of constituent holdings annually after the close of the third Friday of December. At the annual reconstitution, qualifying constituents are re-selected based on the above criteria, and float-adjusted market capitalization weights are determined subject to the above exposure limits. The reference date for the input data used to determine security qualification is the close of the last trading day of October, and reference data for the input data used to determine weights is the close of the last trading day of November. The announcement date is the close of the first Friday of December.

In addition to the annual reconstitution, the ICE Biotechnology Index undergoes a rebalancing after the close of the third Friday of March, June, and September. At the quarterly rebalancings, no constituents are added to or removed from the ICE Biotechnology Index; however, constituent weights are recalculated based on updated float-

adjusted market capitalizations subject to the issuer and ADR exposure limits. The reference date for all input data used in the quarterly rebalances is the close of the last trading day of the month preceding the month of effectiveness (February, May, August) and the announcement date is the close of the first Friday of the rebalance month.

The ICE Biotechnology Index is adjusted for corporate actions that affect constituents and implements any intra-quarter float-adjusted shares outstanding updates greater than 10% in scheduled monthly share updates that take effect after the close of the last trading day of each month. Securities are removed from the ICE Biotechnology Index only when both the transaction and delisting is either confirmed or deemed imminent. If a security is suspended prior to its removal from the ICE Biotechnology Index, then the security is deleted at the close of the next trading day at either the last traded price (cash only terms) or the value of the deal terms (share or cash/share terms), if available. There are no intra-quarter replacements of constituents in the ICE Biotechnology Index. The ICE Biotechnology Index implements a zero-price spin-off policy. A spin-co is added into the ICE Biotechnology Index effective for the spin-off ex-date with a $0 price and no price adjustment is made on the parent constituent. After the close of the first day of trading for the spin-co, it is deleted from the ICE Biotechnology Index at its last traded price.

The MSCI USA Extended ESG Focus Index

All information contained in this underlying supplement regarding the MSCI USA Extended ESG Focus Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, MSCI Inc. (“MSCI”). The MSCI USA Extended ESG Focus Index is calculated, maintained and published by MSCI. MSCI has no obligation to continue to publish, and may discontinue publication of, the MSCI USA Extended ESG Focus Index.

The MSCI USA Extended ESG Focus Index is designed to maximize exposure to positive environmental, social and governance (“ESG”) factors while exhibiting risk and return characteristics similar to those of its parent index, the MSCI USA Index, which includes securities across the U.S. equity markets. The MSCI USA Extended ESG Focus Index is constructed by selecting constituents from MSCI USA Index through an optimization process that aims to maximize exposure to ESG factors for a target tracking error budget set to 50bps under certain constraints. The index is sector-diversified and targets companies with high ESG ratings in each sector. Tobacco, Controversial Weapons, Producers of or ties with Civilian Firearms, Thermal Coal and Oil Sands are not eligible for inclusion. The gross return version of the MSCI USA Extended ESG Focus Index is reported by Bloomberg L.P. under the ticker symbol “GU719471.”

Constructing the MSCI USA Extended ESG Focus Index Universe

Defining the Parent Index

The starting security universe for the MSCI USA Extended ESG Focus Index includes all the constituents of its parent index, the MSCI USA Index. The MSCI USA Index is a free float-adjusted, capitalization-weighted index that is designed to measure the performance of the large- and mid-capitalization segments of the U.S. equity market.

Defining the Exclusion Criteria

Value- and Climate Change-Based Exclusions

The MSCI USA Extended ESG Focus Index uses MSCI ESG Business Involvement Screening Research provided by MSCI ESG Research LLC to identify companies that are involved in the following business activities. Companies that meet the business involvement criteria below are not eligible for inclusion in the MSCI USA Extended ESG Focus Index.

Value-Based Exclusions

Controversial Weapons: All companies with any tie to Controversial Weapons (cluster munitions, landmines, depleted uranium weapons, biological/chemical weapons, blinding lasers, non-detectable fragments and incendiary weapons)

Tobacco:

All companies classified as “Producer” or “Licensor”

All companies classified as “Distributor,” “Retailer” or “Supplier” that earn 15% or more of revenues from tobacco products

All companies classified as “Ownership by a Tobacco Company” or “Ownership of a Tobacco Company”

Civilian Firearms:

All companies classified as a “Producer”

All companies classified as a “Retailer” that earn 5% or more in revenue or more than $20 million in revenue, from civilian firearms-related products

Climate Change-Based Exclusions

Thermal Coal:

All companies deriving 5% or more revenue (either reported or estimated) from the mining of thermal coal (including lignite, bituminous, anthracite and steam coal) and its sale to external parties, excluding revenue from metallurgical coal; coal mined for internal power generation (e.g., in the case of vertically integrated power producers); intra-company sales of mined thermal coal; and revenue from coal trading.

•	All companies deriving 5% or more revenue (either reported or estimated) from the thermal coal based power generation.

•	Oil Sands: This factor identifies the maximum percentage of revenue (either reported or estimated) greater than 5% that a company derives from oil sands extraction for a set of companies that own oil sands reserves and disclose evidence of deriving revenue from oil sands extraction, but excludes revenue from non-extraction activities (e.g., exploration, surveying, processing, refining); ownership of oil sands reserves with no associated extraction revenues; revenue from intra-company sales.

ESG Controversies Score Exclusions

The MSCI USA Extended ESG Focus Index uses MSCI ESG Controversies Scores provided by MSCI ESG Research LLC to identify those companies that are involved in very serious controversies involving the environmental, social, or governance impact of their operations and/or products and services. Constituents of the MSCI USA Index with ESG Controversy Score = 0 (“Red Flag” companies) are excluded from the eligible universe.

Other Exclusion Criteria

•	Missing Controversy Score: Companies not assessed by MSCI ESG Research LLC on ESG Controversies are not eligible for inclusion in the MSCI USA Extended ESG Focus Index.

•	Missing ESG Rating or ESG Score: Companies not assessed by MSCI ESG Research LLC on ESG Rating or ESG Score are not eligible for inclusion in the MSCI USA Extended ESG Focus Index.

Defining the Optimization Constraints

Constituents from the eligible universe are selected to maximize exposure to higher ESG scores, subject to maintaining risk and return characteristics similar to the MSCI USA Index. ESG scores are normalized and used in the optimization process. Optimization maximizes the MSCI USA Extended ESG Focus Index’s exposure to ESG scores for a given predicted tracking error. A predicted tracking error target of 0.5% is used for the construction of the MSCI USA Extended ESG Focus Index.

An MSCI ESG Rating provided by MSCI ESG Research LLC is designed to measure a company’s resilience to long-term, industry material ESG risks. MSCI ESG Research LLC identifies industry leaders and laggards according to their exposure to ESG risks and how well they manage those risks relative to peers. The MSCI ESG Ratings range from leader (AAA, AA), average (A, BBB, BB) to laggard (B, CCC).

ESG risks and opportunities can vary by industry and company. The MSCI ESG Ratings model identifies the ESG risks (the “Key Issues”), that are most material to a GICS® sub-industry or sector.

MSCI ESG Research LLC assesses thousands of data points across 35 ESG Key Issues that focus on the intersection between a company’s core business and the industry-specific issues that may create significant risks and opportunities for the company. The Key Issues are weighted according to impact and time horizon of the risk or opportunity. All companies are assessed for corporate governance and corporate behavior.

Optimization is a quantitative process that considers the market capitalization weights from the MSCI USA Index, ESG scores and additional constraints (including minimum constituent weight, constituent active weight, security weight as a multiple of its weight in the MSCI USA Index, active sector weight, active country weight, one-way turnover during the quarterly and semi-annual index reviews, specific risk aversion and common factor risk aversion) to select and weight the constituents of the MSCI USA Extended ESG Focus Index. If there is no optimal solution that satisfies all the optimization constraints, certain of the optimization constraints will be relaxed until an optimal solution is found. If a feasible solution is not found for maximum predicted error, the MSCI USA Extended ESG Focus Index will not be rebalanced for the relevant index review.

Normalization of the ESG scores allows the optimization process to assess each score in the context of the overall distribution of the ESG scores.

Determining the Optimized Portfolio

The MSCI USA Extended ESG Focus Index is constructed using the Barra Open Optimizer in combination with the relevant Barra Equity Model. The optimization uses universe of eligible securities and the specified optimization objective and constraints to determine the constituents of the MSCI USA Extended ESG Focus Index.

The MSCI USA Extended ESG Focus Index Maintenance

The MSCI USA Extended ESG Focus Index is rebalanced on a quarterly basis to coincide with the regular index reviews of the MSCI Global Investable Market Indexes. The changes are implemented at the end of February, May, August and November. The pro forma index is in general announced nine business days before the effective date.

ESG scores used for the quarterly index reviews will be taken as of the end of the month preceding the index review, i.e., January, April, July and October. At each index review, the optimization process outlined in above is implemented. Companies can only be added to the MSCI USA Extended ESG Focus Index only at regular index reviews.

In general, MSCI uses MSCI ESG Research data (including MSCI ESG Ratings, MSCI ESG Controversies Scores and MSCI Business Involvement Screening Research) as of the end of the month preceding the index reviews. For some securities, these data may not be published by MSCI ESG Research by the end of the month preceding the index review. For these securities, MSCI will use ESG data published after the end of month, when available.

The general treatment of corporate events in the MSCI USA Extended ESG Focus Index aims to minimize turnover outside of index reviews. The methodology aims to appropriately represent an investor’s participation in an event based on relevant deal terms and pre-event weighting of the index constituents that are involved. Further, changes in index market capitalization that occur as a result of corporate event implementation will be offset by a corresponding change in the Variable Weighting Factor of the constituent. Additionally, if the frequency of index reviews in the MSCI USA Index is greater than the frequency of index reviews in the MSCI USA Extended ESG Focus Index, the changes made to the MSCI USA Index during intermediate index reviews will be neutralized in the MSCI USA Extended ESG Focus Index. The following table briefly describes the treatment of common corporate events within the MSCI USA Extended ESG Focus Index. No new securities will be added (except where noted below) to the MSCI USA Extended ESG Focus Index between index reviews. MSCI USA Index deletions will be reflected simultaneously.

Type of Corporate Action	Comments
New Addition to MSCI USA Index	A new security added to the MSCI USA Index (such as IPO and other early inclusions) will not be added to the MSCI USA Extended ESG Focus Index.
Spin-Offs	All securities created as a result of the spin-off of an existing index constituent will be added to the MSCI USA Extended ESG Focus Index at the time of event implementation. Reevaluation for continued inclusion in the MSCI USA Extended ESG Focus Index will occur at the subsequent index review.
Merger / Acquisition

For mergers and acquisitions, the acquirer’s post-event weight will account for the proportionate amount of shares involved in deal consideration, while cash proceeds will be invested across the MSCI USA Extended ESG Focus Index.

If an existing index constituent is acquired by a non-index constituent, the existing constituent will be deleted from the MSCI USA Extended ESG Focus Index and the acquiring non-constituent will not be added to the MSCI USA Extended ESG Focus Index.

Change in Security Characteristics	A security will continue to be an index constituent if there are changes in characteristics (country, sector, size segment, etc.). Reevaluation for continued inclusion in the MSCI USA Extended ESG Focus Index will occur at the subsequent index review.

The S&P Global Clean Energy Index™

All information contained in this underlying supplement regarding the S&P Global Clean Energy Index™, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”). The S&P Global Clean Energy Index™ is calculated, maintained and published by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, the S&P Global Clean Energy Index™.

The S&P Global Clean Energy Index™ is reported by Bloomberg L.P. under the ticker symbol “SPGTCLEN.”

The S&P Global Clean Energy Index™ is a modified market capitalization-weighted index that is designed to measure the performance of companies in global clean energy related businesses from both developed and emerging markets, with a target constituent count of 100.

S&P Global Clean Energy Index™ Eligibility

To be eligible for inclusion in the S&P Global Clean Energy Index™, an eligible stock must have a minimum total market capitalization of US$300 million and a minimum float-adjusted market capitalization (“FMC”) of US$100 million. Eligible stocks must also maintain a 6-month median daily value traded (“MDVT”) liquidity threshold of US$3 million for new constituents and US$2 million for current constituents. If a stock has traded for less than six months, the MDVT amount for as long as the stock has been trading is used. Eligible stocks must be trading on a developed market exchange and included in the S&P® Global BMI in order to be considered for inclusion in the S&P Global Clean Energy Index™. For more information about the S&P® Global BMI’s constituent selection process, please see “S&P® Global BMI Constituent Selection” below.

S&P® Global BMI Constituent Selection

The S&P® Global BMI (the “BMI”) is designed to measure global stock market performance. Securities issued by companies domiciled in countries classified as developed or emerging markets are eligible for inclusion in the BMI. The BMI covers all publicly listed equities with FMCs of at least $100 million that meet the minimum liquidity criteria measured by MDVT figures. At the BMI reconstitution, a BMI constituent is removed if its FMC falls below US$75 million.

At the annual reconstitution, the liquidity of each stock being considered for inclusion is evaluated using two median daily value traded metrics:

(1)	Eligible stocks must have a minimum USD 12 month median value traded ratio (“MVTR”) to be eligible. The ratio is calculated by taking the US$ MDVT amount for each of the 12 months preceding the rebalancing reference date, multiplying the monthly amount by the number of days that the stock traded during that month, and then dividing by its end-of-month FMC, also calculated in US$. The sum of the 12 monthly values is the MVTR for that stock. If a stock has traded for less than 12 months, the average of the available monthly values is taken and multiplied by 12. Monthly MDVT is defined as the median of the daily value traded for a given company in a given month. The value traded is calculated by multiplying the number of shares traded by each stock’s price.

(2)	Eligible stocks must have a minimum USD MDVT over the six months prior to the rebalancing reference date to be eligible. If a stock has traded for less than six months, the MDVT amount for as long as the stock has been trading is used. The requirements vary based on a stock’s country classification, whether emerging or developed. These requirements are summarized in the following table:

Liquidity Thresholds for Potential Constituents
Region	12-Month MVTR (%)	6-Month MDVT (US$M)
Emerging	10	0.1
Developed	20	0.25

At annual reconstitution, current constituents of the BMI are removed if either of the liquidity metrics fall below the thresholds in the following table:

Liquidity Thresholds for Current Constituents
Region	12-Month MVTR (%)	6-Month MDVT (US$M)
Emerging	7	0.07
Developed	14	1.175

BMI candidates must be common shares or other securities that have the characteristics of common equities. All classes of common shares, both fully and partially paid, are eligible. Temporary issues arising from corporate actions, such as “when-issued shares,” are considered on a case-by-case basis when necessary to maintain continuity in a company’s index membership. Real estate investment trusts (“REITs”), listed property trusts, and similar real-property-owning pass-through structures taxed as REITs by their domiciles are eligible. In Canada, income trusts (including Canadian REITs) are eligible, however, income-participating securities that combine stock and debt ownership are ineligible. All publicly listed multiple share class lines are eligible for inclusion in the BMI, subject to meeting the eligibility criteria and foreign investors may hold shares in the class.

If the practical available limit for an existing constituent (as defined by the known shares actually available to foreign investors) falls below 5%, then it will be removed from the BMI at the next quarterly rebalancing. A stock can be added only if the practical available limit is 10% or more. All stocks are reviewed for this at each quarterly rebalancing, with any additions made only at the annual reconstitution.

Initial Public Offerings (“IPOs”), as well as new listings on eligible exchanges and issues that emerged from bankruptcy status can be added to the BMI on a quarterly basis. The criteria for inclusion are the same as that used at the annual reconstitution. In addition, the stock must have a trading history of at least three months as of the reference date. The reference date for quarterly inclusions is five weeks prior to the effective rebalancing date, and additions are effective at the open of Monday following the third Friday of March, June, September and December. Market cap and liquidity are evaluated as of the reference date. Since the stocks will have traded less than a full year, the trading value data that is available is annualized to determine BMI eligibility.

Certain large IPOs are eligible for fast track entry to the BMI subject to the following conditions:

•	Only newly public IPOs and direct placement listings will be considered eligible for fast track entry. Formerly bankrupt companies that switch from an over-the-counter exchange or a non-covered exchange to an S&P Dow Jones covered exchange are ineligible.

•	Fast-track IPO additions must meet a minimum FMC threshold of US$2 billion, calculated using the shares offered (excluding over-allotment options) and the closing price on the first day of trading on an eligible exchange. The threshold level is reviewed from time to time and updated as needed to assure consistency with market conditions.

•	In addition, the IPO will need to meet all other applicable BMI eligibility rules except for the liquidity requirement. If all necessary public information is available, S&P Dow Jones verifies that the fast track conditions have been met. Once S&P Dow Jones announces that the IPO is eligible for fast track addition, it is added to the BMI with five business days lead time. Fast track IPO additions eligible to be added during a quarterly rebalancing freeze period will be added on the rebalancing effective date.

Between rebalancings, a company can be deleted from the BMI due to corporate events such as mergers, acquisitions, delistings or bankruptcies. Companies that fall below US$25 million FMC are removed from the BMI. Evaluations are made quarterly using data from the reference date which is five weeks prior to the effect rebalancing date. Deletions are effective at the open of Monday following the third Friday in March, June, September and December.

A company is deleted from the BMI if it is involved in a merger, acquisition or significant restructuring such that it no longer meets the eligibility criteria. If a company’s shares are no longer available or are no longer trading, the company is deleted from the BMI as soon as reasonably possible providing that five days’ notice is given. In the event the information of delisting, bankruptcy or ineligible status becomes public after the fact, the stock may be removed with a one-day notice period.

S&P Global Clean Energy Index™ Construction

Stocks that meet the eligibility criteria are reviewed for specific practices related to clean energy. The preliminary universe of companies is identified based on any of the following screens:

•	Companies that derive at least 25% in aggregate revenue from clean energy-related businesses as defined by data from FactSet’s Revere Business Industry Classification System (“RBICS”). RBICS is a comprehensive structured taxonomy designed to offer precise classification of global companies and their individual business units.

•	Companies from “General Utilities” as defined by the following GICS® sub-industries that generate at least 20% of their power (as measured by S&P Trucost Limited (“Trucost”) data) from renewable sources (i.e., wind, solar, hydroelectric, biomass and geothermal): electric utilities; multi-utilities and independent power producers & energy traders.

•	Companies from “Renewable Utilities” as defined by the GICS® renewable electricity sub-industry.

•	Companies that had an exposure score of at least 0.5 in the universe for consideration as of the previous rebalancing.

Sustainalytics Business Activity Screenings. As of each rebalancing reference date, companies with specific levels of involvement and/or significant ownership thresholds, as specified and measured by Sustainalytics, are excluded from the eligible universe:

Sustainalytics Product Involvement	Sustainalytics Category of Involvement and Description	Sustainalytics Involvement Proxy	S&P Dow Jones Level of Involvement Threshold	S&P Dow Jones Significant Ownership Threshold
Controversial Weapons	Tailor Made and Essential & Non-Tailor Made and Non-Essential: The company is involved in the core weapon system, or components/services of the core weapon system that are, and are not, considered tailor-made and essential for the lethal use of the weapon.	N/A	>0%	>25%
Small Arms	Civilian Customers (Assault and Non-Assault Weapons): The company manufactures and sells assault weapons and/or small arms (Non-assault weapons) to civilian customers.	Revenue	>0%	Not Relevant
Military/Law Enforcement Customers: The company manufactures and sells small arms to military/law enforcement customers.
Key Components: The company manufactures and sells key components of small arms.
Retail/Distribution (Assault and Non-Assault Weapons): The company is involved in the retail and/or distribution of assault weapons and/or small arms (Non-assault weapons).
Military Contracting	Weapons: The company manufactures military weapon systems and/or integral, tailor-made components or these weapons.	Revenue	>5%	Not Relevant
	Weapon-related products and/or services: The company provides tailor-made products and/or services that support military weapons.		>5%
Tobacco	Production: The company manufactures tobacco products.		>0%	Not Relevant
	Related Products/Services: The company supplies tobacco-related products/services.		>5%
	Retail: The company derives revenues from the distribution and/or retail sale of tobacco products.		>5%
Thermal Coal	Extraction: The company extracts thermal coal.		>5%	Not Relevant
	Power Generation: The company generates electricity from thermal coal.		>25%
Oil Sands	Extraction: The company extracts oil sands.		>5%	Not Relevant

Sustainalytics Product Involvement	Sustainalytics Category of Involvement and Description	Sustainalytics Involvement Proxy	S&P Dow Jones Level of Involvement Threshold	S&P Dow Jones Significant Ownership Threshold
Shale Energy	Extraction: The company is involved in shale energy exploration and/or production.		>5%	Not Relevant
Arctic Oil & Gas Exploration	Extraction: The company is involved in oil and gas exploration in Arctic regions.		>5%	Not Relevant

Exclusions Based on Sustainalytics’ Global Standards Screening. Sustainalytics’ Global Standards Screening (“GSS”) provides an assessment of a company’s impact on stakeholders and the extent to which a company causes, contributes or is linked to violations of international norms and standards. The basis of the GSS assessments are the United Nations Global Compact (“UNGC”) Principles. Information regarding related standards is also provided in the screening, including the Organization for Economic Co-operation and Development (“OECD”) Guidelines for Multinational Enterprises and the UN Guiding Principles on Business and Human Rights, as well as their underlying conventions. Sustainalytics classifies companies into the following three statuses:

•	Non-Compliant. Classification given to companies that do not act in accordance with the UNGC principles and its associated standards, conventions and treaties.

•	Watchlist. Classification given to companies that are at risk of violating one or more principles, for which all dimensions for Non-Compliant status could not be established or confirmed.

•	Compliant. Classification given to companies that act in accordance with the UNGC principles and its associated standards, conventions and treaties.

As of each rebalancing reference date, companies classified as Non-Compliant, according to Sustainalytics, are ineligible for S&P Global Clean Energy Index™ inclusion. Companies without Sustainalytics coverage are ineligible for S&P Global Clean Energy Index™ inclusion until they receive such coverage.

Media and Stakeholder Analysis Overlay. S&P Dow Jones uses RepRisk, a provider of business intelligence on environmental, social and governance risks, for daily filtering, screening and analysis of controversies related to companies within the S&P Global Clean Energy Index™.

In cases where risks are presented, S&P Dow Jones releases a Media and Stakeholder Analysis (“MSA”) which includes a range of issues such as economic crime and corruption, fraud, illegal commercial practices, human rights issues, labor disputes, workplace safety, catastrophic accidents and environmental disasters.

The Index Committee (as defined below) will review constituents that have been flagged by S&P Dow Jones’ MSA to evaluate the potential impact of controversial company activities on the composition of the S&P Global Clean Energy Index™. In the event that the Index Committee decides to remove a company in question, that company would not be eligible for re-entry into the S&P Global Clean Energy Index™ for one full calendar year, beginning with the subsequent rebalancing.

Component Selection. After determining the eligible universe, the S&P Global Clean Energy Index™ components are selected as follows:

(1)	S&P Dow Jones defines exposure scores for each company based on RBICS classifications, as set out in the following table, and Trucost’s Power Generation Data for utility companies.

Exposure Scores
0	0.5	0.75	1
Eliminated, no exposure	Moderate clean energy exposure	Significant clean energy exposure	Maximum clean energy exposure

(2)	For all companies with an exposure score of 1, 0.75, and 0.5, after introducing the exclusion criteria described above, those with a Trucost carbon-to-revenue footprint standard score greater than three are excluded from S&P Global Clean Energy Index™ inclusion. The calculation uses all stocks in the preliminary universe (before introducing the exclusion criteria described above) with an exposure score of 1. The carbon-to-revenue footprint standard score is calculated by subtracting the mean carbon-to-revenue footprint of all preliminary universe stocks with an exposure score of 1 as of the rebalancing reference date from each stock’s carbon-to-revenue footprint and then dividing the difference by the standard deviation (also determined based on preliminary universe stocks with an exposure score of 1). The top and bottom five percent are excluded from the mean and standard deviation calculations.

Companies without Trucost coverage are eligible for S&P Global Clean Energy Index™ inclusion. Companies without a Trucost carbon-to-revenue footprint are excluded from the carbon-to-revenue footprint standard score calculation process.

(3)	For all remaining stocks from the previous step, stocks are first ranked by the exposure scores then FMC. All exposure score 1 stocks are selected, with a target constituent count of 100. If more than 100 exposure score 1 stocks are eligible, all exposure score 1 stocks are selected. If fewer than 100 exposure score 1 stocks are eligible the following selection steps are performed.

(4)	If, after step 3 there are still not 100 constituents, the highest-ranking stock with an exposure score of 0.75 is selected until the target constituent count of 100 is reached This process continues iteratively until the target constituent count is reached.

(5)	If, after step 4 there are still not 100 constituents, the highest-ranking stock with an exposure score of 0.5 is selected until the target constituent count of 100 is reached.

(6)	If, after step 5, the S&P Global Clean Energy Index™’s weighted average exposure score falls below 0.85, the lowest ranking stock with an exposure score of 0.5 is removed until the S&P Global Clean Energy Index™’s weighted average exposure score reaches 0.85. If after removing all stocks with an exposure score of 0.5 and the weighted average exposure score is still below 0.85, the lowest ranking stock with an exposure score of 0.75 is removed until the S&P Global Clean Energy Index™’s weighted average exposure score reaches 0.85. Therefore, it is possible for the final S&P Global Clean Energy Index™ constituent count to be below 100. The weighted average exposure score described above is the sum of the product between each constituents’ exposure score and its final optimized weights.

Exposure Score Calculations: Exposure Score Assignment Steps. The calculation and thresholds used to determine the Exposure Scores used in the constituent selection and weighting are as follows:

(1)	Calculate a Clean Revenue Score.

Calculate a revenue score for all eligible companies by aggregating the percentage of revenue across all in-scope sub-industries based on RBICS data. The following RBICS sub-industries have been identified to capture the scope of the S&P Global Clean Energy Index™: photovoltaic and solar cells and systems providers; wind energy equipment manufacturing; biodiesel fuel manufacturing; ethanol fuel manufacturing; Canada biomass wholesale power; Canada geothermal wholesale power; Canada hydroelectric wholesale power; Canada solar wholesale power; Canada wind wholesale power; Canada mixed alternative wholesale power; Latin America biomass wholesale power; Latin America geothermal wholesale power; Latin America hydroelectric wholesale power; Latin America solar wholesale power; Latin America wind wholesale power; Latin America mixed alternative wholesale power; China biomass wholesale power; China geothermal wholesale power; China hydroelectric wholesale power; China solar wholesale power; China wind wholesale power; China mixed alternative wholesale power; other Asia/Pacific biomass wholesale power; other Asia/Pacific geothermal wholesale power; other Asia/Pacific hydroelectric wholesale power; other Asia/Pacific solar wholesale power; other Asia/Pacific wind wholesale power; other Asia/Pacific mixed alt. wholesale power; Europe biomass wholesale power; Europe geothermal wholesale power; Europe hydroelectric wholesale power; Europe solar wholesale power; Europe wind wholesale power; Europe mixed alternative wholesale power; Middle East and Africa biomass wholesale power; Middle East and Africa geothermal wholesale power; Middle East and Africa hydroelectric wholesale power; Middle East and Africa solar wholesale power; Middle East and Africa wind wholesale power; Middle East and Africa mixed alt. wholesale power; United States biomass wholesale power; United States geothermal wholesale power; United States hydroelectric wholesale power; United States solar wholesale power; United States wind wholesale power; United States mixed alternative wholesale power; hydroelectric power generation equipment providers; hydrogen fuel manufacturing; waste-to-energy services and; fuel cell equipment and technology providers.

(2)	Calculate Clean Power Generation Score for Utilities/Power Generation companies.

Calculate the percentage of clean power generation for companies that are involved in power generation businesses. These are companies that belong to “General Utilities” or “Renewable Utilities.”

Adjust the percentage of clean power generation for each company by multiplying into relevant revenue, where relevant revenue is considered revenue sourced from power generation and distribution activities, as defined by RBICS data.

(3)	Calculate Final Exposure Score.

For non-power generation companies, assign scores based on the following clean revenue thresholds:

Non-Power Generation Companies	Exposure Scores
	1	0.75	0.5	0
Clean Revenue Score (x)	x ≥ 75%	50% ≤ x < 75%	25% ≤ x < 50%	x < 25%

For power generation-related companies, including companies classified as “General Utilities” and “Renewable Utilities,” there are two scores available for each company: Clean Revenue Score and Clean Power Generation Score. Score assignment is based on the maximum of the two scores:

Clean Score = Max (Clean Revenue Score, Clean Power Generation Score)

Power Generation Companies (Utilities)	Exposure Scores
	1	0.75	0.5	0
Clean Revenue Score (x)	x ≥ 75%	50% ≤ x < 75%	25% ≤ x < 50%	x < 25%

(4)	Companies with zero clean revenue score or clean power generation score but had an exposure score of at least 0.5 as of the previous rebalancing are possible being assigned a non-zero score based on factors such as a company’s business description and its most recent reported revenue by segment.

Carbon-to-Revenue Footprint. The carbon-to-revenue footprint data used in the methodology is calculated by Trucost, and is defined as the company’s annual greenhouse gas (“GHG”) emissions (direct and first tier indirect), expressed as metric tons of carbon dioxide equivalent (tCO2e) emissions, divided by annual revenues for the corresponding year, expressed in millions of US dollars. Trucost’s annual research process evaluates environmental performance of a given company with one output of this process being its annual GHG emissions profile.

Trucost Environmental Register Research Process

(1)	Map company business segments. Trucost maps company business segments to more than 450 business activities in the Trucost model. The model is based on the North American Industry Classification System, but goes into greater granularity in some areas, such as power generating utilities.

(2)	Estimate data-modelled profile. Once company business segments have been mapped to Trucost sectors and their share of revenue apportioned to each, Trucost is able to generate a data-modelled profile for the company. Trucost uses its environmentally extended input-output model to estimate data for over 800 environmental and operational metrics across the entire operations of companies; from the raw materials they depend on in their supply chains to the electricity they purchase to power their operations.

(3)	Collect public disclosure. Trucost searches for environmental performance information in annual reports, sustainability reports, websites and other publicly disclosed sources. Third party datasets, like disclosures to the Carbon Disclosure Project (“CDP”), are also reviewed. Trucost then standardizes reported environmental performance data to best practice guidelines so that it can be compared across companies, regions and business activities. To correct errors in company reporting, data control procedures are applied, including sector specialist data reviews, automated outlier identifications and year-on-year comparisons. Wherever a material metric is not disclosed, Trucost uses the modelled value, to estimate the missing data fields. CDP is a not-for-profit charity that surveys companies on Climate, Water and Forestry issues and aggregates the collected disclosures.

(4)	Engage with company. Trucost then conducts an annual engagement with each company, providing the opportunity to verify environmental performance and provide additional information. Companies are further welcomed to contact Trucost analysts at any point in their environmental reporting cycle to provide their most recently available data. This supports Trucost’s efforts to utilize the most up-to-date company information and to maximize data quality.

Greenhouse Gas Emissions Data

The S&P Global Clean Energy Index™ uses Trucost’s greenhouse gas emissions data set. Quantities of greenhouse gas emissions are normalized by sales to calculate the company’s carbon intensity, or “carbon-to-revenue footprint.” The S&P Global Clean Energy Index™ uses direct and first-tier indirect emissions in the carbon-to-revenue footprints.

Constituent Weighting

At each rebalancing, constituents are weighted based on the product of each constituent’s FMC and exposure score, subject to the below constraints. This is done by using an optimization procedure that chooses final weights in such a way to minimize the sum of the squared difference of capped weight and uncapped weight, divided by uncapped weight for each stock, subject to the following constraints:

•	Constituents with an exposure score of 1 are capped at the lower of 8% or five times the constituent’s liquidity weight.

•	Constituents with an exposure score of 0.75 are capped at the lower of 6% or five times the constituent’s liquidity weight.

•	Constituents with an exposure score of 0.5 are capped at the lower of 4% or five times the constituent’s liquidity weight.

•	The cumulative weight of all constituents within the S&P Global Clean Energy Index™ that have a weight greater than 4.5% cannot exceed 40%.

The liquidity weight of a given stock is defined as the stock liquidity of that stock divided by the aggregate stock liquidity of all selected stocks, where the stock liquidity of a given stock is the 6-month MDVT of that stock, calculated as the median of the number of shares traded each day multiplied by that day’s closing price over the six months prior to the relevant rebalancing reference date.

S&P Global Clean Energy Index™ Calculation

The S&P Global Clean Energy Index™ is a modified market capitalization-weighted index where index constituents have a defined weight in the S&P Global Clean Energy Index™. The index value of the S&P Global Clean Energy Index™ is simply the market value of the S&P Global Clean Energy Index™ divided by the index divisor:

Index Value = (Index Market Value) / Divisor

Index Market Value = × Sharesi × IWFi × FxRateI × AWFi

where, Pi is the price of stock i, Sharesi are the outstanding shares of stock i, IWFi is the float factor of stock i (as defined below), AWFi is the adjustment factor of stock i assigned at each index rebalancing date, t, which adjusts the market capitalization for all index constituents to achieve the user-defined weight, while maintaining the total market value of the overall index and FxRatei is the exchange rate from the local currency into index currency for stock i. The AWF for each index constituent, i, at rebalancing date, t, is calculated as:

AWFi,t = Z / FloatAdjustedMarketValuei,t × Wi,t × FxRatei

where, Z is an index specific constant set for the purpose of deriving the AWF and, therefore, each stock’s share count used in the index calculation (often referred to as modified index shares), Wi,t is the user-defined weight of stock i on rebalancing date t and FxRate is the exchange rate from the local currency into index currency for stock i.

Float Adjustment. Float adjustment means that the number of shares outstanding is reduced to exclude closely held shares from the calculation of the index value because such shares are not available to investors. The goal of float adjustment is to adjust each company’s total shares outstanding for long-term, strategic shareholders, whose holdings are not considered to be available to the market.

For each component, S&P Dow Jones calculates an Investable Weight Factor (“IWF”), which represents the portion of the total shares outstanding that are considered part of the public float for purposes of the S&P Global Clean Energy Index™.

The purpose of the S&P Global Clean Energy Index™ divisor is to maintain continuity of the S&P Global Clean Energy Index™ level following the implementation of corporate actions, index rebalancing events, or other non-market driven actions. To assure that the S&P Global Clean Energy Index™’s value, or level, does not change when stocks are added or deleted, the divisor is adjusted to offset the change in market value of the S&P Global Clean Energy Index™. Thus, the divisor plays a critical role in the S&P Global Clean Energy Index™’s ability to provide a continuous measure of market valuation when faced with changes to the stocks included in the S&P Global Clean Energy Index™. In a similar manner, some corporate actions that cause changes in the market value of the stocks in the S&P Global Clean Energy Index™ should not be reflected in the S&P Global Clean Energy Index™ level. Adjustments are made to the divisor to eliminate the impact of these corporate actions on the S&P Global Clean Energy Index™ value.

S&P Global Clean Energy Index™ Maintenance and Adjustments

Semi-annual reconstitutions of the S&P Global Clean Energy Index™ occur after the close of trading on the third Friday of April and October. The reference date is after the close of trading on the third Friday of March and September, respectively. In addition, quarterly reweightings occur after the close on the third Friday of January and July.

The table below summarizes the type of index maintenance adjustments and indicate whether or not an index adjustment is required.

Type of Corporate Action	Comments	Divisor Adjustment?
Spin-Off	All spun-off companies are added to and remain in the S&P Global Clean Energy Index™ until the subsequent rebalancing.	No
Constituent Change	There are no intra-rebalancing additions with the exception of spin-offs.	-
	Deletions due to delistings, acquisition or any other corporate event resulting in the deletion of the stock from the S&P Global Clean Energy Index™ will cause the weights of the rest of the stocks in the S&P Global Clean Energy Index™ to change. Relative weights will stay the same.	Yes
	Constituents changing their GICS® classification to a non-eligible GICS® classification will be removed at the next rebalancing.	-
	Rebalancing changes including additions, deletions and weight changes.	Yes

Index Committee

The S&P Global Clean Energy Index™ is maintained by an S&P Dow Jones index committee (the “Index Committee”). The Index Committee meets regularly. At each meeting, the Index Committee may review pending corporate actions that may affect the S&P Global Clean Energy Index™ constituents, statistics comparing the composition of the S&P Global Clean Energy Index™ to the market, companies that are being considered as candidates for addition to the S&P Global Clean Energy Index™ and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

S&P Dow Jones considers information about changes to the S&P Global Clean Energy Index™ and related matters to be potentially market moving and material. Therefore, all Index Committee discussions are confidential.

The Index Committee reserves the right to make exceptions when applying the methodology if the need arises. In any scenario where the treatment differs from the general rules S&P Dow Jones will provide sufficient notice, whenever possible.

In addition to the daily governance of the S&P Global Clean Energy Index™ and maintenance of index methodologies, at least once within any 12-month period, the Index Committee reviews the methodology to ensure the S&P Global Clean Energy Index™ continues to achieve the stated objectives, and that the data and methodology remain effective. In certain instances, S&P Dow Jones may publish a consultation inviting comments from external parties.

The ICE Semiconductor Index

All information contained in this underlying supplement regarding the ICE Semiconductor Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, ICE Data Indices, LLC (“IDI”). The ICE Semiconductor Index is calculated, maintained and published by IDI. IDI has no obligation to continue to publish, and may discontinue publication of, the ICE Semiconductor Index.

The ICE Semiconductor Index is reported by Bloomberg L.P. under the ticker symbol “ICESEMI.”

The ICE Semiconductor Index is a modified float-adjusted market capitalization-weighted index that is designed to track the performance of the thirty largest U.S.-listed semiconductor companies. IDI defines semiconductor companies as those classified within the semiconductors industry of the ICE Uniform Sector Classification schema, which is a multi-asset class industry classification taxonomy developed by ICE. This includes companies that either manufacture materials that have electrical conductivity (semiconductors) to be used in electronic applications or utilize LED and OLED technology. It also includes companies that provide services or equipment associated with semiconductors such as packaging and testing.

ICE Semiconductor Index Constituent Selection

The ICE Semiconductor Index includes common stocks, ordinary shares, American depositary receipts (“ADRs”), shares of beneficial interest and limited partnership interest that meet the following criteria:

(1)	Listed on one of the following U.S. exchanges: New York Stock Exchange (“NYSE”), NYSE American, Cboe BZX, Nasdaq Global Select Market, Nasdaq Global Market and Nasdaq Capital Market;

(2)	Classified within the semiconductors industry of the ICE Uniform Sector Classification schema;

(3)	A minimum $100 million security-level non-float-adjusted market capitalization;

(4)	A minimum 5% security-level free float;

(5)	1.5 million share minimum U.S. consolidated traded volume in each of the six calendar months preceding the reference date;

(6)	Initial public offerings and new listings must be at least three full calendar months past the listing date, not including the listing month but including the reconstitution reference date month of July; and

(7)	If a company has multiple listed share classes that qualify, then only the largest share class based on float-adjusted market capitalization is eligible for selection.

The thirty largest securities, ranked by security-level float-adjusted market capitalization as of the reference date, are included in the ICE Semiconductor Index.

ICE Semiconductor Index Construction

The ICE Semiconductor Index is subject to the following exposure limits:

(1)	All constituents are capped at 8% with any excess weight redistributed on a pro-rata basis to constituents below that cap, provided none can be increased above 8%.

(2)	The weights of constituents outside the initial five largest are capped at 4% with any excess weight redistributed on a pro-rata basis to (i) any of the five largest constituents that are below 8% (provided they cannot be increased above 8%) and (ii) any other constituents that are below 4% (provided none are increased above 4%).

(3)	The cumulative weight of all ADRs is capped at 10% with the reductions applied proportionately across that group. Excess weight is redistributed on a pro-rata basis to (i) any non-ADR constituents among the resulting five largest constituents that are below 8% (provided they cannot be increased above 8%) and (ii) any other non-ADR constituents that are below 4% (provided they cannot be increased above 4%).

ICE Semiconductor Index Calculation

The level of the ICE Semiconductor Index is calculated by dividing the current index market capitalization by the index divisor. The index market capitalization represents the sum product of index constituent shares and prices. The divisor is determined as a function of the initial index market capitalization and base index level. The divisor is updated as a result of corporate actions, reconstitutions, rebalances and any other composition changes.

Free float levels are calculated by dividing the security free float shares by the total security shares outstanding. The security free float shares are equal to the security shares outstanding minus treasury shares and strategic holdings by other corporations, holding companies, individuals, and government agencies. Individual holdings are deemed strategic if the individual, or a member of the individual’s immediate family, is an officer or director of the company, or if they comprise a significant percentage of total shares outstanding (commonly 5% or more). Shares held by banks and financial institutions in a fiduciary capacity are not deemed strategic.

ICE Semiconductor Index Maintenance and Adjustments

The ICE Semiconductor Index undergoes a full reconstitution of constituent holdings annually after the close of the third Friday of September. At the annual reconstitution, qualifying constituents are re-selected based on the above criteria, and float-adjusted market capitalization weights are determined subject to the above exposure limits. The reference date for the input data used to determine security qualification is the close of the last trading day of July, and reference data for the input data used to determine weights is the close of the last trading day of August. The announcement date is the close of the first Friday of September.

In addition to the annual reconstitution, the ICE Semiconductor Index undergoes a rebalancing after the close of the third Friday of March, June and December. At the quarterly rebalancings, no constituents are added to or removed from the ICE Semiconductor Index; however, constituent weights are recalculated based on updated float-adjusted market capitalizations subject to the issuer and ADR exposure limits. The reference date for all input data used in the quarterly rebalances is the close of the last trading day of the month preceding the month of effectiveness (February, May, November) and the announcement date is the close of the first Friday of the rebalance month.

The ICE Semiconductor Index is adjusted for corporate actions that affect constituents and implements any intra-quarter float-adjusted shares outstanding updates greater than 10% in scheduled monthly share updates that take effect after the close of the last trading day of each month. Securities are removed from the ICE Semiconductor Index only when both the transaction and delisting is either confirmed or deemed imminent. If a security is suspended prior to its removal from the ICE Semiconductor Index, then the security is deleted at the close of the next trading day at either the last traded price (cash only terms) or the value of the deal terms (share or cash/share terms), if available. If a constituent is removed from the ICE Semiconductor Index intra-quarter, then it is replaced with the eligible security with the next highest free float market capitalization as of the last reconstitution or rebalance. The replacement is made at the security-level free float market capitalization of the new security, with no additional capping rules applied. The ICE Semiconductor Index implements a zero-price spin-off policy. A spin-co is added into the ICE Semiconductor Index effective for the spin-off ex-date with a $0 price and no price adjustment is made on the parent constituent. After the close of the first day of trading for the spin-co, it is deleted from the ICE Semiconductor Index at its last traded price.

The Dow Jones U.S. Real Estate Capped Index

All information contained in this underlying supplement regarding the Dow Jones U.S. Real Estate Capped Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”). The Dow Jones U.S. Real Estate Capped Index is calculated, maintained and published by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, the Dow Jones U.S. Real Estate Capped Index.

The Dow Jones U.S. Real Estate Capped Index is reported by Bloomberg L.P. under the ticker symbol “DJUSRCUP.”

The Dow Jones U.S. Real Estate Capped Index is a modified market capitalization-weighted index that is designed to track the performance of real estate investment trusts (“REITs”) and other companies that invest directly or indirectly in real estate through development, management or ownership, including property agencies, with a cap applied to ensure diversification among constituents.

Index composition of the Dow Jones U.S. Real Estate Capped Index is the same as the underlying sector index, which is the Dow Jones U.S. Real Estate Index. Constituent changes are incorporated in the Dow Jones U.S. Real Estate Capped Index as and when they are made in the Dow Jones U.S. Real Estate Index. Any addition not coinciding with a reweighting effective date, except for spin-offs, will be added to the Dow Jones U.S. Real Estate Capped Index with the largest additional weight factor currently represented in the Dow Jones U.S. Real Estate Capped Index.

For capping purposes, the Dow Jones U.S. Real Estate Capped Index is rebalanced quarterly after the close of business on the third Friday of March, June, September and December. The reference date for capping is the Wednesday before the second Friday of the rebalancing month. The Dow Jones U.S. Real Estate Capped Index is also reviewed daily based on each company’s capped market capitalization weight. Daily capping is only performed when the sum of companies with a weight greater than 5% exceeds 25%. When daily capping is necessary, the changes are announced after the close of business on the day in which the daily weight cap is exceeded, with the reference date after the close of that same business day. Changes are effective after the close of the next trading day. While capping is reviewed daily, the Dow Jones U.S. Real Estate Capped Index may be capped on a less frequent basis. Both the quarterly capping process and the daily capping process are performed according to the following procedures:

(1)	With prices reflected on the rebalancing price reference date, adjusted for any applicable corporate actions, and membership, shares outstanding and investable weight factors (“IWFs”) as of the rebalancing effective date, each company is weighted by float-adjusted market capitalization (“FMC”). Modifications are made as defined below.

(2)	If any company’s weight exceeds the weight cap of 10%, that company’s weight is capped at 10% and all excess weight is proportionally redistributed to all uncapped companies within the index. If after this redistribution any company breaches the weight cap, the process is repeated iteratively until no company breaches the company capping rule.

(3)	Then, the aggregate weight of the companies with a weight greater than 4.5% cannot exceed the aggregate cap of 22.5%.

(4)	If the rule in step 3 is breached, all the companies are ranked in descending order of their weights and the company with the smallest weight above 4.5% is identified. The weight of this company is, then, reduced either until the rule in step 3 is satisfied or it reaches 4.5%.

(5)	This excess weight is proportionally redistributed to all companies with weights below 4.5%. Any company that receives weight cannot breach the 4.5% cap. This process is repeated iteratively until step 3 is satisfied.

(6)	Index share amounts are assigned to each constituent to arrive at the weights calculated above. Since index shares are assigned based on prices prior to rebalancing, the actual weight of each constituent at the rebalancing differs somewhat from these weights due to market movements.

Dow Jones U.S. Real Estate Index Composition and Maintenance

The Dow Jones U.S. Real Estate Index is designed to track the performance of REITs and other companies that invest directly or indirectly in real estate through development, management, or ownership, including property agencies. REITs are passive investment vehicles that invest primarily in income producing real estate or real estate-related loans and interests.

The Dow Jones U.S. Real Estate Index is one of the 20 supersector indices that make up the Dow Jones U.S. Index. The Dow Jones U.S. Real Estate Index is a subset of the Dow Jones U.S. Index, which is designed to be a measure of the U.S. stock market, covering 95% of U.S. stocks by FMC, excluding the most thinly traded securities. The Dow Jones U.S. Real Estate Index is weighted by FMC, rather than full market capitalization, to reflect the actual number of shares available to investors.

The Dow Jones U.S. Real Estate Index universe is defined as all stocks traded on the major U.S. stock exchanges, minus any non-common issues and illiquid stocks. Index component candidates are filtered through screens for share class and eligibility. For share class, index component candidates must be common shares or other securities that have the characteristics of common equities. All classes of common shares, both fully and partially paid, are eligible. Temporary issues arising from corporate actions, such as “when-issued shares,” are considered on a case-by-case basis when necessary to maintain continuity in a company’s index membership. REITs, listed property trusts and similar real-property-owning pass-through structures taxed as REITs by their domiciles are also eligible. In some cases, companies issue multiple share classes. All publicly listed multiple share class lines are eligible for index inclusion. A separate IWF, which is an adjustment factor that accounts for publicly available shares of a company, is calculated for each included share class. For liquidity, each stock must meet two separate liquidity criteria to be considered eligible for inclusion:

•	12-Month Median Value Traded Ratio (MVTR). Stocks must have a MVTR of at least 20%. Current constituents remain eligible if they have a MVTR of at least 14%. This ratio is calculated by taking the median daily value traded amount for each of the 12 months preceding the rebalancing reference date, multiplying the amount by the number of days that the stock traded during that month, and then dividing by its end-of-month FMC. The sum of the 12 monthly values is the MVTR for that stock. If a stock has traded for less than 12 months, the average of the available monthly values is taken and multiplied by 12.

•	6-Month Median Daily Value Traded (MDVT). Stocks must have a MDVT over the six months prior to the rebalancing reference date of at least US$250,000. Current constituents remain eligible if they have a MDVT of at least US$175,000. If a stock has traded for less than six months, the MDVT amount for as long as the stock has been trading is used.

Stocks in the index universe are sorted by FMC. Stocks in the top 95% of the index universe by FMC are selected as constituents of the Dow Jones U.S. Index. Selection is subject to a 2% buffer for current and non-current stocks. Current constituents remain eligible up to the 97th percentile as ranked by FMC. Non-constituents are eligible up to the 93rd percentile as ranked by FMC. The capitalization thresholds are calculated once a year during the annual reconstitution and used for screening potential additions during the quarterly rebalancings.

Stocks selected as components of the Dow Jones U.S. Index are then categorized into subsectors based on their primary source of revenue. The subsectors are rolled up into sectors, which in turn are rolled up into supersectors and finally into industries. Subsectors, sectors, supersectors and industries are defined by a proprietary classification system used by S&P Dow Jones. The Dow Jones U.S. Real Estate Index is a supersector that is a subset of the Dow Jones U.S. Index.

The Dow Jones Real Estate Index is calculated by means of the divisor methodology. On any given day, the index value is the quotient of the total FMC of the Dow Jones Real Estate Index’s constituents and its divisor. The key to index maintenance is the adjustment of the divisor. Index maintenance – reflecting changes in shares outstanding, corporate actions, addition or deletion of stocks to the index – should not change the level of the index. This is accomplished with an adjustment to the divisor. Any change to the stocks in the index that alters the total market value of the index while holding stock prices constant will require a divisor adjustment.

The Dow Jones U.S. Real Estate Index is reconstituted annually in September. The process includes the review of all stocks in their respective markets to determine eligibility according to the existing criteria. The reference date for data used in the annual reconstitution is the last business day in July. In addition, the IWF for each stock is reviewed and updated as needed. Changes are implemented at the opening of trading on the Monday following the third Friday of September. Changes to shares and IWFs are implemented at the open of trading on the Monday following the third Friday of March, June and December.

Additions. Except for quarterly additions, initial public offerings (“IPOs”) and spin-offs, there are no additions between rebalancings. Any stocks considered for addition at a quarterly rebalancing must have an FMC larger than the smallest stock included in the Dow Jones U.S. Real Estate Index at the time of the previous reconstitution.

Quarterly Additions. IPOs as well as new listings on eligible exchanges and issues that emerged from bankruptcy status can be added to the Dow Jones U.S. Real Estate Index on a quarterly basis. The criteria for inclusion are the same as that used at the annual reconstitution. Market cap and liquidity are evaluated as of the reference date. Any stocks considered for addition at the quarterly rebalancing must have an FMC larger than the smallest stock included in the Dow Jones U.S. Real Estate Index at the time of the previous reconstitution. In addition, the stock must have a trading history of at least three months as of the reference date. Since the stocks will have traded less than a full year, the trading value data that is available is annualized to determine index eligibility. The reference date for quarterly inclusions is five weeks prior to the effective rebalancing date, and additions are effective at the open of Monday following the third Friday of March, June, September, and December.

Spin-offs. Spin-offs from current index constituents are eligible for index inclusion and are included in the Dow Jones U.S. Real Estate Index on their ex-dates. Spin-offs are assigned the same size and style as the parent company at the time of the event. All spin-off sizes are evaluated at the next quarterly review.

Deletions. Between rebalancings, a company can be deleted from the Dow Jones U.S. Real Estate Index due to corporate events such as mergers, acquisitions, takeovers, delistings or bankruptcies. A company is deleted from the Dow Jones U.S. Real Estate Index if it is involved in a merger, acquisition, or significant restructuring such that it no longer meets the eligibility criteria. If a company’s shares are no longer available or are no longer trading, the company is deleted from the Dow Jones U.S. Real Estate Index as soon as reasonably possible providing that five days’ notice is given. In the event the information of delisting, bankruptcy or ineligible status becomes public after the fact, the stock may be removed with a one-day notice period.

Corporate Actions. Corporate actions (such as stock splits, stock dividends, spin-offs and rights offerings) are applied after the close of trading on the day prior to the ex-date. Share changes resulting from exchange offers are applied on the ex-date.

Governance of the Dow Jones U.S. Real Estate Index

An S&P Dow Jones index committee maintains the Dow Jones U.S. Real Estate Index. All committee members are full-time professional members of S&P Dow Jones’ staff. The index committee meets regularly. At each meeting, the index committee may review pending corporate actions that may affect index constituents, statistics comparing the composition of the Dow Jones U.S. Real Estate Index to the market, companies that are being considered as candidates for addition to the Dow Jones U.S. Real Estate Index, and any significant market events. In addition, the index committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

The Dow Jones U.S. Select Aerospace & Defense Index

All information contained in this underlying supplement regarding the Dow Jones U.S. Select Aerospace & Defense Index (the “Aerospace & Defense Index”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”). The Aerospace & Defense Index is calculated, maintained and published by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue the publication of, the Aerospace & Defense Index.

The Aerospace & Defense Index is a capped float-adjusted market capitalization-weighted index that measures the performance of the aerospace and defense sub-sectors, as defined by S&P Dow Jones’ proprietary classification system, of the U.S. equity market. These sub-sectors include manufacturers, assemblers and distributors of aircraft and aircraft parts primarily used in commercial or private air transport and producers of components and equipment for the defense industry, including military aircraft, radar equipment and weapons. S&P Dow Jones began calculating the Aerospace & Defense Index on a live basis on April 28, 2006. The level of the Aerospace & Defense Index was set equal to 1000 on December 31, 1991, the base date of the Aerospace & Defense Index. The level of the Aerospace & Defense Index is reported by Bloomberg L.P. under the ticker symbol “DJSASD.”

Constituent Selection

Constituent Eligibility

The eligible index universe includes all common stocks of companies included in the Dow Jones U.S. Broad Stock Market Index that are categorized into the aerospace and defense sub-sectors, based on a proprietary classification system used by S&P Dow Jones. The Dow Jones U.S. Broad Stock Market Index is designed to measure the performance of large-, mid- and small-cap U.S. equity securities. Limited partnerships are not eligible for index membership.

Multiple Classes of Stocks

All publicly listed multiple share class lines are eligible for index inclusion, subject to meeting the eligibility criteria.

Market Capitalization

On the last business day of the month prior to the quarterly rebalancing, a non-constituent company must have float-adjusted market capitalization of at least $500 million to become a constituent. If a company is already an index constituent, its float-adjusted market capitalization must be at least $250 million to remain a constituent.

Minimum Component Count

At each quarterly rebalancing, if the component count is less than 22 after applying the rules set forth above, the market capitalization requirement is relaxed so that the next largest non-component in the eligible universe is added until the component count reaches 22.

Constituent Weightings

At each rebalancing, the Aerospace & Defense Index is float-adjusted market capitalization weighted, subject to the following constraints:

•	The weight of any individual company is capped at 22.50%.

•	If any company’s weight exceeds 22.50%, that company’s weight is capped at 22.50% and all excess weight is proportionally redistributed to all uncapped companies within the Aerospace & Defense Index. If, after this redistribution, any company breaches the 22.50% weight cap, the process is repeated iteratively until no company breaches the 22.50% weight cap.

•	Then, the aggregate weight of the companies in the Aerospace & Defense Index with a weight greater than 4.50% is capped at 45.00%.

These caps are set to allow for a buffer below the 25%, 5% and 50% limits, respectively.

Index Calculation

The Aerospace & Defense Index is a capped float-adjusted market capitalization-weighted index. The index value of the Aerospace & Defense Index is the market value of the Aerospace & Defense Index divided by the index divisor:

where: is the number of stocks in the index, is the price of stock , is total shares outstanding of stock , is the float factor of stock (as defined in “— Float Adjustment” below), and is the adjustment factor of stock assigned at each index rebalancing date, , which adjusts the market capitalization for all index constituents to achieve the user-defined weight, while maintaining the total market value of the overall index. The AWF for each index constituent, , at rebalancing date, , is calculated by:

where: is the uncapped weight of stock on rebalancing date based on the float-adjusted market capitalization of all index constituents and is the capped weight of stock on rebalancing date as determined by the capping rule and the process for determining capped weights, as described under “— Constituent Weightings” above.

Float Adjustment

Float adjustment means that the number of shares outstanding is reduced to exclude closely held shares from the calculation of the index value because such shares are not available to investors. The goal of float adjustment is to adjust each company’s total shares outstanding for long-term strategic shareholders, who often have interests such as maintaining control rather than the shorter-term economic fortunes of the company. Generally, these long-term strategic shareholders include, but are not limited to, officers and directors, private equity, venture capital and special equity firms, asset managers and insurance companies with direct board of director representation, other publicly traded companies that hold shares, holders of restricted shares, company-sponsored employee share plans/trusts, defined contribution plans/savings, and investment plans, foundations or family trusts associated with the company, government entities at all levels (other than government retirement/pension funds), sovereign wealth funds and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. Restricted shares are generally not included in total shares outstanding except for shares held as part of a lock-up agreement. Shares that are not considered outstanding are also not included in the available float. These generally include treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock and rights.

For each constituent, S&P Dow Jones calculates an Investable Weight Factor (“IWF”), which represents the portion of the total shares outstanding that are considered part of the public float for purposes of the Aerospace & Defense Index.

Divisor

Continuity in index values of the Aerospace & Defense Index is maintained by adjusting its divisor for all changes in its constituents’ share capital after its base date. This includes additions and deletions to the Aerospace & Defense Index, rights issues, share buybacks and issuances and non-zero price spin-offs. The value of the Aerospace & Defense Index’s divisor over time is, in effect, a chronological summary of all changes affecting the base capital of the Aerospace & Defense Index. The divisor of the Aerospace & Defense Index is adjusted such that the index value of the Aerospace & Defense Index at an instant just prior to a change in base capital equals the index value of the Aerospace & Defense at an instant immediately following that change.

Index Maintenance

Rebalancing

The Aerospace & Defense Index is rebalanced quarterly, effective at the open of trading on the Monday following the third Friday of March, June, September, and December. Component eligibility is determined as of the last trading day of the month prior to rebalancing. The reference date used for a company’s sub-sector classification is the Aerospace & Defense Index’s rebalancing effective date. As part of the rebalancing process, the Aerospace & Defense Index’s composition, shares and weight caps are adjusted, if necessary.

Stocks are assigned index shares using the closing prices as of seven business days prior to the rebalancing effective date as the reference price. For index selection purposes, the Aerospace & Defense Index uses shares outstanding and IWF figures as of the rebalancing effective date.

Additions. Except for spin-offs, no additions are made to the Aerospace & Defense Index between quarterly rebalancings.

Deletions. Between rebalancings, a company can be deleted from the Aerospace & Defense Index due to corporate events such as mergers, acquisitions, takeovers, delistings or bankruptcies. Deleted constituents are not replaced between rebalancings. If, during the course of the regular review of company classifications, a constituent’s sub-sector classification changes to no longer include the aerospace or defense sub-sector classifications, it is removed from the Aerospace & Defense Index at the next rebalancing. If a constituent’s sector classification changes due to a corporate action such as a merger or spin-off, it is evaluated and may be removed from the Aerospace & Defense Index at that time.

The iShares® Silver Trust

All information contained in this underlying supplement regarding the iShares® Silver Trust (the “Silver Trust”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the sponsor of the Silver Trust, iShares Delaware Trust Sponsor LLC (“iShares Delaware”), an indirect subsidiary of BlackRock, Inc. The Bank of New York Mellon is the trustee of the Silver Trust, and JPMorgan Chase Bank, N.A., London branch, is the custodian of the Silver Trust. The Silver Trust is an investment trust that trades on the NYSE Arca, Inc. under the ticker symbol “SLV.”

The Silver Trust seeks to reflect generally the performance of the price of silver before the payment of its expenses and liabilities. The assets of the Silver Trust consist primarily of silver held by the custodian on behalf of the Silver Trust. The Silver Trust issues blocks of shares in exchange for deposits of silver and distributes silver in connection with the redemption of blocks of shares. The shares of the Silver Trust are intended to constitute a simple and cost-effective means of making an investment similar to an investment in silver.

The shares of the Silver Trust represent units of fractional undivided beneficial interest in and ownership of the Silver Trust. The Silver Trust is a passive investment vehicle and the trustee of the Silver Trust does not actively manage the silver held by the Silver Trust. The trustee of the Silver Trust sells silver held by the Silver Trust to pay the Silver Trust’s expenses on an as-needed basis irrespective of then-current silver prices. Currently, the Silver Trust’s only ordinary recurring expense is expected to be iShares Delaware’s fee, which is accrued daily at an annualized rate equal to 0.50% of the net asset value of the Silver Trust and is payable monthly in arrears. The trustee of the Silver Trust will, when directed by iShares Delaware, and, in the absence of such direction, may, in its discretion, sell silver in such quantity and at such times as may be necessary to permit payment of iShares Delaware’s fee and of expenses or liabilities of the Silver Trust not assumed by iShares Delaware. As a result of the recurring sales of silver necessary to pay the Silver Trust sponsor’s fee and the Silver Trust expenses or liabilities not assumed by the Silver Trust sponsor, the net asset value of the Silver Trust will decrease over the life of the Silver Trust. New deposits of silver, received in exchange for additional new issuances of shares by the Trust, do not reverse this trend.

Information provided to or filed with the SEC by the Silver Trust pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, can be located by reference to SEC file numbers 333-268747 and 001-32863, respectively, through the SEC’s website at http://www.sec.gov. The Silver Trust is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder. The Silver Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended, and is not subject to regulation thereunder, and iShares Delaware is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor.

Silver

The price of silver is primarily affected by global demand for and supply of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, increases in silver hedging activity by silver producers, significant changes in attitude by speculators and investors in silver, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events and production costs and disruptions in major silver-producing countries, such as Mexico, China and Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end uses for silver include industrial applications, jewelry and silverware. It is not possible to predict the aggregate effect of all or any combination of these factors.

The Select Sector SPDR® Funds

All information contained in this underlying supplement regarding the Select Sector SPDR® Funds set forth in the table below (each, a “Select Sector SPDR® Fund” and collectively, the “Select Sector SPDR® Funds”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the Select Sector SPDR® Trust (the “Select Sector Trust”) and SSGA Funds Management, Inc. (“SSGA FM”). Each Select Sector SPDR® Fund is an investment portfolio maintained and managed by SSGA FM, the investment adviser to the Select Sector SPDR® Funds. Each Select Sector SPDR® Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca, Inc. under the ticker symbol set forth in the table below.

Each Select Sector SPDR® Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies included in a Select Sector Index, as specified in the table below. The companies included in each Select Sector Index are selected on the basis of general industry classifications from a universe of companies defined by the S&P 500® Index. For more information about the Select Sector Indices, please see “Indices—The S&P Select Sector Indices” in this underlying supplement.

Select Sector SPDR® Fund	Ticker	Select Sector Index
Communication Services Select Sector SPDR® Fund	XLC	Communication Services Select Sector Index
Consumer Discretionary Select Sector SPDR® Fund	XLY	Consumer Discretionary Select Sector Index
Consumer Staples Select Sector SPDR® Fund	XLP	Consumer Staples Select Sector Index
Energy Select Sector SPDR® Fund	XLE	Energy Select Sector Index
Financial Select Sector SPDR® Fund	XLF	Financial Select Sector Index
Health Care Select Sector SPDR® Fund	XLV	Health Care Select Sector Index
Industrial Select Sector SPDR® Fund	XLI	Industrials Select Sector Index
Materials Select Sector SPDR® Fund	XLB	Materials Select Sector Index
Real Estate Select Sector SPDR® Fund	XLRE	Real Estate Select Sector Index
Technology Select Sector SPDR® Fund	XLK	Technology Select Sector Index
Utilities Select Sector SPDR® Fund	XLU	Utilities Select Sector Index

In seeking to track the performance of the relevant Select Sector Index, each Select Sector SPDR® Fund employs a replication strategy, which means that each Select Sector SPDR® Fund typically invests in substantially all of the securities represented in the relevant Select Sector Index in approximately the same proportions as that Select Sector Index. However, under various circumstances, it may not be possible or practical to purchase all of the securities in the relevant Select Sector Index, or amounts of those securities in proportion to their weighting in that Select Sector Index. Under these circumstances, SSGA FM intends to employ a sampling strategy in managing the relevant Select Sector SPDR® Fund. Sampling means that SSGA FM will use quantitative analysis to select securities, including securities in the relevant Select Sector Index, outside of the relevant Select Sector Index and derivatives that have a similar investment profile as the relevant Select Sector Index in terms of key risk factors, performance attributes and other economic characteristics. These include industry weightings, market capitalization and other financial characteristics of securities.

While SSGA FM seeks to track the performance of the relevant Select Sector Index (i.e., achieve a high degree of correlation with the relevant Select Sector Index), each Select Sector SPDR® Fund’s return may not match the return of the relevant Select Sector Index. Each Select Sector SPDR® Fund incurs a number of operating expenses not applicable to the relevant Select Sector Index and incurs costs in buying and selling securities. In addition, a Select Sector SPDR® Fund may not be fully invested at times, generally as a result of cash flows into or out of that Select Sector SPDR® Fund or reserves of cash held by that Select Sector SPDR® Fund to meet redemptions.

The Select Sector Trust is a registered investment company that consists of a separate investment portfolio for each of the Select Sector SPDR® Funds. Information provided to or filed with the SEC by the Select Sector Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov.

The SPDR® Dow Jones Industrial Average℠ ETF Trust

All information contained in this underlying supplement regarding the SPDR® Dow Jones Industrial Average℠ ETF Trust (the “DIA Fund”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, State Street Global Advisors Trust Company (“SSGA TC”), as trustee of the DIA Fund, and PDR Services LLC (“PDRS”), as sponsor of the DIA Fund. The DIA Fund is a unit investment trust that issues securities called “Units.” The DIA Fund trades on NYSE Arca, Inc. under the ticker symbol “DIA.”

The DIA Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the Dow Jones Industrial Average®. For more information about the Dow Jones Industrial Average®, please see “Indices—The Dow Jones Industrial Average®” in this underlying supplement.

The DIA Fund seeks to achieve its investment objective by holding a portfolio of the common stocks that are included in the Dow Jones Industrial Average®, with the weight of each stock in the portfolio substantially corresponding to the weight of that stock in the Dow Jones Industrial Average®. At any time, the portfolio of the DIA Fund will consist of as many of the component stocks of the Dow Jones Industrial Average® as is practicable. To maintain the correspondence between the composition and weightings of the stocks held by the DIA Fund and the component stocks of the Dow Jones Industrial Average®, SSGA TC or its parent company, State Street Bank and Trust Company (“SSBT”) adjusts the portfolio of the DIA Fund from time to time to conform to periodic changes in the identity and/or relative weightings of the component stocks of the Dow Jones Industrial Average®. SSGA TC or SSBT generally makes these adjustments to the portfolio of the DIA Fund within 3 NYSE business days (which are days on which the New York Stock Exchange is open for business) before or after the day on which changes in the Dow Jones Industrial Average® are scheduled to take effect.

While the DIA Fund is intended to track the performance of the Dow Jones Industrial Average® as closely as possible (i.e., to achieve a high degree of correlation with the Dow Jones Industrial Average®), the DIA Fund’s return may not match or achieve a high degree of correlation with the return of the Dow Jones Industrial Average® due to expenses and transaction costs incurred in adjusting the DIA Fund’s portfolio. In addition, it is possible that the DIA Fund may not always fully replicate the performance of the Dow Jones Industrial Average® due to the unavailability of certain Dow Jones Industrial Average® securities in the secondary market or due to other extraordinary circumstances (e.g., if trading in a security has been halted). In addition, the DIA Fund’s portfolio may deviate from the Dow Jones Industrial Average® to the extent required to ensure continued qualification as a “regulated investment company” under Subchapter M of the Internal Revenue Code of 1986, as amended.

The DIA Fund is a registered investment company. Information provided to or filed with the SEC by the DIA Fund pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-31247 and 811-09170, respectively, through the SEC’s website at http://www.sec.gov.

The SPDR® Gold Trust

All information contained in this underlying supplement regarding the SPDR® Gold Trust (the “Gold Trust”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the Gold Trust and World Gold Trust Services, LLC (“World Gold”), the sponsor of the Gold Trust. BNY Mellon Asset Servicing, a division of The Bank of New York Mellon, is the trustee of the Gold Trust, and HSBC Bank plc is the custodian of the Gold Trust. The Gold Trust is an investment trust that trades on the NYSE Arca, Inc. under the ticker symbol “GLD.”

The investment objective of the Gold Trust is for its shares to reflect the performance of the price of gold bullion, less the Gold Trust’s expenses. The Gold Trust holds gold bars and from time to time, issues blocks of shares in exchange for deposits of gold and distributes gold in connection with the redemption of blocks of shares. The shares of the Gold Trust are designed for investors who want a cost-effective and convenient way to invest in gold.

The shares of the Gold Trust represent units of fractional undivided beneficial interest in and ownership of the Gold Trust. The Gold Trust is a passive investment vehicle and the trustee of the Gold Trust does not actively manage the gold held by the Gold Trust. The trustee of the Gold Trust sells gold held by the Gold Trust to pay the Gold Trust’s expenses on an as-needed basis irrespective of then-current gold prices. Currently, the Gold Trust’s only recurring fixed expense is World Gold’s fee which accrues daily at an annual rate equal to 0.40% of the daily net asset value of the Gold Trust, in exchange for World Gold assuming the responsibility to pay all ordinary fees and expenses of the Gold Trust.

Information provided to or filed with the SEC by the Gold Trust pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, can be located by reference to SEC file numbers 333-263087 and 001-32356, respectively, through the SEC’s website at http://www.sec.gov. The Gold Trust is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder. The Gold Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended, and is not subject to regulation thereunder, and World Gold is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator, or a commodity trading advisor.

Gold

The price of gold is primarily affected by the global demand for and supply of gold. The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates and global or regional economic, financial, political, regulatory, judicial or other events, especially those of unexpected nature. Gold prices may be affected by industry factors, such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions that hold gold. Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market. From time to time, above-ground inventories of gold may also influence the market. It is not possible to predict the aggregate effect of all or any combination of these factors. The price of gold has recently been, and may continue to be, extremely volatile.

The SPDR® EURO STOXX 50® ETF

All information contained in this underlying supplement regarding the SPDR® EURO STOXX 50® ETF (the “FEZ Fund”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, SSGA Funds Management, Inc. (“SSGA FM”), the investment advisor for the FEZ Fund. The FEZ Fund is an investment portfolio maintained and managed by SSGA FM. The FEZ Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “FEZ.”

The FEZ Fund seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of the EURO STOXX 50® Index. For more information about the EURO STOXX 50® Index, please see “Indices—The STOXX Benchmark Indices” in this underlying supplement.

In seeking to track the performance of the EURO STOXX 50® Index, the FEZ Fund employs a sampling strategy, which means that the FEZ Fund is not required to purchase all of the securities represented in the EURO STOXX 50® Index. Instead, the FEZ Fund may purchase a subset of the securities in the EURO STOXX 50® Index in an effort to hold a portfolio of securities with generally the same risk and return characteristics of the EURO STOXX 50® Index. The quantity of holdings in the FEZ Fund will be based on a number of factors, including asset size of the FEZ Fund. Based on its analysis of these factors, SSGA FM, either may invest the FEZ Fund’s assets in a subset of securities in underlying index or may invest the FEZ Fund’s assets in substantially all of the securities represented in the EURO STOXX 50® Index in approximately the same proportions as the EURO STOXX 50® Index.

While SSGA FM seeks to track the performance of the EURO STOXX 50® Index (i.e., achieve a high degree of correlation with the EURO STOXX 50® Index), the FEZ Fund’s return may not match the return of the EURO STOXX 50® Index. The FEZ Fund incurs a number of operating expenses not applicable to the EURO STOXX 50® Index, and incurs costs in buying and selling securities. In addition, the FEZ Fund may not be fully invested at times, generally as a result of cash flows into or out of the FEZ Fund or reserves of cash held by the FEZ Fund to meet redemptions. SSGA FM may attempt to track the EURO STOXX 50® Index return by investing in fewer than all of the securities in the EURO STOXX 50® Index, or in some securities not included in the EURO STOXX 50® Index, potentially increasing the risk of divergence between the FEZ Fund’s return and that of the EURO STOXX 50® Index.

SPDR® Index Shares Funds is a registered investment company that consists of numerous separate investment portfolios, including the FEZ Fund. Information provided to or filed with the SEC by the FEZ Fund pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92106 and 811-21145, respectively, through the SEC’s website at http://www.sec.gov.

The SPDR® S&P 500® ETF Trust

All information contained in this underlying supplement regarding the SPDR® S&P 500® ETF Trust (the “SPY Fund”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, State Street Global Advisors Trust Company (“SSGA TC”), as trustee of the SPY Fund, and PDR Services LLC (“PDRS”), as sponsor of the SPY Fund. The SPY Fund is a unit investment trust that issues securities called “Units.” The SPY Fund trades on the NYSE Arca, Inc. under the ticker symbol “SPY.”

The SPY Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the S&P 500® Index. For more information about the S&P 500® Index, please see “Indices—The S&P U.S. Indices” in this underlying supplement.

The SPY Fund seeks to achieve its investment objective by holding a portfolio of common stocks that are included in the S&P 500® Index, with the weight of each stock in the portfolio substantially corresponding to the weight of that stock in the S&P 500® Index. At any time, the portfolio of the SPY Fund will consist of as many of the component stocks of the S&P 500® Index as is practicable. To maintain the correspondence between the composition and weightings of the stocks held by the SPY Fund and the component stocks of the S&P 500® Index, SSGA TC or its parent company, State Street Bank and Trust Company (“SSBT”) adjusts the portfolio of the SPY Fund from time to time to conform to periodic changes in the identity and/or relative weightings of the component stocks of the S&P 500® Index. SSGA TC or SSBT aggregates certain of these adjustments and makes changes to the portfolio of the SPY Fund at least monthly, or more frequently in the case of significant changes to the S&P 500® Index.

While the SPY Fund is intended to track the performance of the S&P 500® Index as closely as possible (i.e., to achieve a high degree of correlation with the S&P 500® Index), the return of the SPY Fund may not match or achieve a high degree of correlation with the return of the S&P 500® Index due to expenses and transaction costs incurred in adjusting the SPY Fund’s portfolio. In addition, it is possible that the SPY Fund may not always fully replicate the performance of the S&P 500® Index due to the unavailability of certain component stocks of the S&P 500® Index in the secondary market or due to other extraordinary circumstances (e.g., if trading in a security has been halted).

The SPY Fund is a registered investment company. Information provided to or filed with the SEC by the SPY Fund pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-46080 and 811-06125, respectively, through the SEC’s website at http://www.sec.gov.

The SPDR® S&P® Industry ETFs

All information contained in this underlying supplement regarding the SPDR® S&P® Industry ETFs set forth in the table below (each, a “SPDR® S&P® Industry ETF” and collectively, the “SPDR® S&P® Industry ETFs”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the SPDR® Series Trust and SSGA Funds Management, Inc. (“SSGA FM”). Each SPDR® S&P® Industry ETF is an investment portfolio maintained and managed by SSGA FM, the investment adviser to the SPDR® S&P® Industry ETFs. Each SPDR® S&P® Industry ETF is an exchange-traded fund (“ETF”) that trades on the NYSE Arca, Inc. under the ticker symbol set forth in the table below.

Each SPDR® S&P® Industry ETF is an index fund that invests in a particular industry or group of industries represented by an S&P Select Industry as specified in the table below. The companies included in each Select Industry Index are selected on the basis of Global Industry Classification Standards and liquidity and market capitalization requirements from a universe of companies defined by the S&P® Total Market Index, a U.S. total market composite index. The investment objective of each Select Industry SPDR® Fund is to provide investment results that, before expenses, correspond generally to the total return performance of an index derived from a particular industry or group of industries, as represented by a specified Select Industry Index. For more information about the Select Industry Indices, please see “Indices—The S&P® Select Industry Indices” in this underlying supplement.

SPDR® S&P® Industry ETF	Ticker	Select Industry Index
SPDR® S&P® Bank ETF	KBE	S&P® Banks Select Industry™ Index
SPDR® S&P® Biotech ETF	XBI	S&P® Biotechnology Select Industry™ Index
SPDR® S&P® Homebuilders ETF	XHB	S&P® Homebuilders Select Industry™ Index
SPDR® S&P® Metals & Mining ETF	XME	S&P® Metals & Mining Select Industry™ Index
SPDR® S&P® Oil & Gas Exploration & Production ETF	XOP	S&P® Oil & Gas Exploration & Production Select Industry™ Index
SPDR® S&P® Regional Banking ETF	KRE	S&P® Regional Banks Select Industry™ Index
SPDR® S&P® Retail ETF	XRT	S&P® Retail Select Industry™ Index

In seeking to track the performance of the relevant Select Industry Index, each SPDR® S&P® Industry ETF employs a “sampling” strategy, which means that the SPDR® S&P® Industry ETF is not required to purchase all of the securities represented in the relevant Select Industry Index. Instead, each SPDR® S&P® Industry ETF may purchase a subset of the securities in the relevant Select Industry Index in an effort to hold a portfolio of securities with generally the same risk and return characteristics of the relevant Select Industry Index. The quantity of holdings in each SPDR® S&P® Industry ETF will be based on a number of factors, including asset size of that SPDR® S&P® Industry ETF. Based on its analysis of these factors, SSGA FM either may invest each SPDR® S&P® Industry ETF’s assets in a subset of securities in the relevant Select Industry Index or may invest that SPDR® S&P® Industry ETF’s assets in substantially all of the securities represented in the relevant Select Industry Index in approximately the same proportions as the relevant Select Industry Index, as determined by SSGA FM to be in the best interest of that SPDR® S&P® Industry ETF in pursuing its objective.

While SSGA FM seeks to track the performance of the relevant Select Industry Index (i.e., achieve a high degree of correlation with the relevant Select Industry Index), a SPDR® S&P® Industry ETF’s return may not match the return of the relevant Select Industry Index for a number of reasons. For example, the return on the sample of securities purchased by a SPDR® S&P® Industry ETF (or the return on securities not included in the relevant Select Industry Index) may not correlate precisely with the return of that relevant Select Industry Index. Each SPDR® S&P® Industry ETF incurs a number of operating expenses not applicable to the relevant Select Industry Index, and incurs costs in buying and selling securities. In addition, a SPDR® S&P® Industry ETF may not be fully invested at times, either as a result of cash flows into or out of that SPDR® S&P® Industry ETF or reserves of cash held by that SPDR® S&P® Industry ETF to meet redemptions. SSGA FM may attempt to track the relevant Select Industry Index’s return by investing in fewer than all of the securities in that Select Industry Index, or in some securities not included in that Select Industry Index, potentially increasing the risk of divergence between a SPDR® S&P® Industry ETF’s return and that of the relevant Select Industry Index. Changes in the composition of the relevant Select Industry Index and regulatory requirements also may impact a SPDR® S&P® Industry ETF’s ability to match the return of the relevant Select Industry Index. SSGA FM may apply one or more “screens” or investment techniques to refine or limit the number or types of issuers included in the relevant Select Industry Index in which a SPDR® S&P® Industry ETF may invest. Application of such screens or techniques may result in investment performance below that of the relevant Select Industry Index and may not produce results expected by SSGA FM. Index tracking risk may be heightened during times of increased market volatility or other unusual market conditions.

The SPDR® Series Trust is a registered investment company that consists of a separate investment portfolio for each SPDR® S&P® Industry ETF. Information provided to or filed with the SEC by the SPDR® Series Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57793 and 811-08839, respectively, through the SEC’s website at http://www.sec.gov.

The VanEck® ETFs

All information contained in this underlying supplement regarding the VanEck® Gold Miners ETF, the VanEck® Junior Gold Miners ETF, the VanEck® Oil Services ETF and the VanEck® Semiconductor ETF (each, a “VanEck ETF” and collectively, the “VanEck ETFs”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, VanEck® ETF Trust (the “VanEck Trust”) and Van Eck Associates Corporation (“Van Eck”). Each VanEck ETF is an investment portfolio of the VanEck Trust. Van Eck is currently the investment advisor to the VanEck ETFs. Prior to September 2021, VanEck® was branded as VanEck Vectors®.

Each VanEck ETF uses a “passive” or indexing investment approach to attempt to approximate the investment performance of its underlying index by investing in a portfolio of securities that generally replicates its underlying index. Van Eck anticipates that, generally, each VanEck ETF will hold or gain exposure to all of the securities that comprise its underlying index in proportion to their weightings in that underlying index. However, under various circumstances, it may not be possible or practicable to purchase all of those securities in those weightings. In these circumstances, a VanEck ETF may purchase a sample of securities in its underlying index. There also may be instances in which Van Eck may choose to underweight or overweight a security in a VanEck ETF’s underlying index, purchase securities not in the VanEck ETF’s underlying index that Van Eck believes are appropriate to substitute for certain securities in that underlying index or utilize various combinations of other available investment techniques in seeking to replicate as closely as possible, before fees and expenses, the price and yield performance of the VanEck ETF’s underlying index.

Each VanEck ETF’s return may not match the return of its underlying index for a number of reasons. For example, each VanEck ETF incurs a number of operating expenses, including taxes, not applicable to its underlying index and incurs costs associated with buying and selling securities and entering into derivatives transactions (if applicable), especially when rebalancing that VanEck ETF’s securities holdings to reflect changes in the composition of its underlying index, which are not factored into the return of its underlying index. Transaction costs, including brokerage costs, will decrease a VanEck ETF’s net asset value (“NAV”) to the extent not offset by the transaction fee payable by an authorized participant. Market disruptions and regulatory restrictions could have an adverse effect on a VanEck ETF’s ability to adjust its exposure to the required levels in order to track its underlying index. In addition, a VanEck ETF may not be able to invest in certain securities included in its underlying index, or invest in them in the exact proportions in which they are represented in its underlying index. A VanEck ETF’s performance may also deviate from the return of its underlying index due to legal restrictions or limitations imposed by the governments of certain countries, certain listing standards of that VanEck ETF’s listing exchange, a lack of liquidity on stock exchanges in which the securities trade, potential adverse tax consequences or other regulatory reasons or legal restrictions or limitations (such as diversification requirements). A VanEck ETF may value certain of its investments and/or other assets based on fair value prices. To the extent a VanEck ETF calculates its NAV based on fair value prices and the value of its underlying index is based on securities’ closing prices (i.e., the value of its underlying index is not based on fair value prices), that VanEck ETF’s ability to track its underlying index may be adversely affected. In addition, any issues a VanEck ETF encounters with regard to currency convertibility (including the cost of borrowing funds, if any) and repatriation may also increase the index tracking risk. For tax efficiency purposes, a VanEck ETF may sell certain securities, and this sale may cause that VanEck ETF to realize a loss and deviate from the performance of its underlying index. In light of the factors discussed above, a VanEck ETF’s return may deviate significantly from the return of its underlying index. Changes to the composition of its underlying index in connection with a rebalancing or reconstitution of its underlying index may cause a VanEck ETF to experience increased volatility, during which time that VanEck ETF’s index tracking risk may be heightened.

The VanEck Trust is a registered investment company that consists of numerous separate investment portfolios, including the VanEck ETFs. Information provided to or filed with the SEC by the VanEck Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-123257 and 811-10325, respectively, through the SEC’s website at http://www.sec.gov.

The VanEck® Gold Miners ETF

The VanEck® Gold Miners ETF (the “GDX Fund”) seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the NYSE Arca Gold Miners Index (the “Gold Miners Index”). For more information about the Gold Miners Index, please see “—Additional Information about the Underlying Indices for the VanEck ETFs—The NYSE Arca Gold Miners Index” below. The GDX Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. (the “NYSE Arca”) under the ticker symbol “GDX.”

The VanEck® Junior Gold Miners ETF

The VanEck® Junior Gold Miners ETF (the “GDXJ Fund”) seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the MVIS® Global Junior Gold Miners Index (the “Junior Gold Miners Index”). For more information about the Junior Gold Miners Index, please see “— Additional Information about the Underlying Indices for the VanEck ETFs—The MVIS Indices” below. The GDXJ Fund is an exchange-traded fund that trades on the NYSE Arca under the ticker symbol “GDXJ.”

The VanEck® Oil Services ETF

The VanEck® Oil Services ETF (the “OIH Fund”) seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the MVIS® US Listed Oil Services 25 Index (the “Oil Services Index”). For more information about the Oil Services Index, please see “—Additional Information about the Underlying Indices for the VanEck ETFs—The MVIS Indices” below. The OIH Fund is an exchange-traded fund that trades on the NYSE Arca under the ticker symbol “OIH.”

The VanEck® Semiconductor ETF

The VanEck® Semiconductor ETF (the “SMH Fund”) seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the MVIS® US Listed Semiconductor 25 Index (the “Semiconductor Index”). For more information about the Semiconductor Index, please see “—Additional Information about the Underlying Indices for the VanEck ETFs—The MVIS Indices” below. The SMH Fund is an exchange-traded fund that trades on the NYSE Arca under the ticker symbol “SMH.”

Additional Information about the Underlying Indices for the VanEck ETFs

The NYSE Arca Gold Miners Index

All information contained in this underlying supplement regarding the Gold Miners Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the NYSE Arca. The Gold Miners Index is calculated, maintained and published by the NYSE Arca. The NYSE Arca has no obligation to continue to publish, and may discontinue the publication of, the Gold Miners Index.

The Gold Miners Index is reported by Bloomberg L.P. under the ticker symbol “GDM.”

The Gold Miners Index is a modified market capitalization-weighted index composed of publicly traded companies involved primarily in the mining of gold or silver.

Eligibility Criteria for Index Components

The Gold Miners Index includes common stocks, American depositary receipts (“ADRs”) and Global depositary receipts (“GDRs”) of selected companies that are involved in mining for gold and silver and that are listed for trading on a major stock market that is accessible by foreign investors. Only companies with market capitalization greater than $750 million that have an average daily trading volume of at least 50,000 shares over the past three months and an average daily value traded of at least $1 million over the past three months are eligible for inclusion in the Gold Miners Index. For companies that were already in the Gold Miners Index prior to the September 20, 2013 rebalance, the market capitalization requirement is $450 million, the average daily trading volume requirement is at least 30,000 shares over the past three months and the average daily value traded requirement is at least $600,000 over the past three months. Further, the universe of companies eligible for inclusion in the Gold Miners Index will specifically include those companies that derive at least 50% of their revenues from gold mining and related activities. Companies already in the Gold Miners Index will be removed from the Gold Miners Index in the following quarterly review only if their gold mining revenues fall below the 40% level. The Gold Miners Index will maintain an exposure, of not more than 20% of the Gold Miners Index weight at rebalance, to companies with a significant revenue exposure to silver mining as well as gold mining. These are companies that either (1) have a revenue exposure to silver mining greater than 50% or (2) have a greater revenue exposure to silver mining than gold mining and have a combined gold/silver mining revenue exposure of greater than 50%.

In addition, both streaming companies and royalty companies are eligible for inclusion in the Gold Miners Index. Companies that have not yet commenced production are also eligible for inclusion in the Gold Miners Index, provided that they have tangible revenues that are related to the mining of either gold or silver ore. There are no restrictions imposed on the eligibility of company in how much the company has hedged in gold or silver production via futures, options or forward contracts.

Index Calculation

The Gold Miners Index is calculated using a modified market capitalization weighting methodology. The Gold Miners Index is weighted based on the market capitalization of each of the component securities, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the Gold Miners Index. The information utilized in this modification process will be taken from the close of trading on the second Friday of the rebalancing month:

(1)	the weight of any single component security may not account for more than 20% of the total value of the Gold Miners Index;

(2)	the component securities are split into two subgroups — (1) large and (2) small, which are ranked by their unadjusted market capitalization weight in the Gold Miners Index. Large stocks are defined as having a Gold Miners Index weight greater than or equal to 5%. Small securities are defined as having an Gold Miners Index weight below 5%; and

(3)	the final aggregate weight of those component securities which individually represent more than 4.5% of the total value of the Gold Miners Index may not account for more than 45% of the total Gold Miners Index value.

The Gold Miners Index is reviewed quarterly so that the Gold Miners Index components continue to represent the universe of companies involved in the gold mining industry. The NYSE Arca may at any time and from time to time change the number of securities composing the group by adding or deleting one or more securities, or replacing one or more securities contained in the group with one or more substitute securities of its choice, if in the NYSE Arca’s discretion this addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the Gold Miners Index. Changes to the Gold Miners Index compositions and/or the component share weights in the Gold Miners Index typically take effect after the close of trading on the third Friday of each calendar quarter month in connection with the quarterly index rebalance.

At the time of the quarterly rebalance, the quantities for the components stocks (taking into account expected component changes and share adjustments), are modified in accordance with the following procedures.

•	Diversification Rule 1: If any component stock exceeds 20% of the total value of the Gold Miners Index, then all stocks greater than 20% of the Gold Miners Index are reduced to represent 20% of the value of the Gold Miners Index. The aggregate amount by which all component stocks are reduced is redistributed proportionately across the remaining stocks that represent less than 20% of the index value. After this redistribution, if any other stock then exceeds 20%, the stock is set to 20% of the index value and the redistribution is repeated. If there is no component stock over 20% of the total value of the Gold Miners Index, then Diversification Rule 1 is not executed.

•	Diversification Rule 2: The components are sorted into two groups, (1) large components, with a starting index weight of 5% or greater, and (2) small components, with a weight of under 5% (after any adjustments for Diversification Rule 1). If there are no components that are classified as large components after

Diversification Rule 1 is run, then Diversification Rule 2 is not executed. In addition, if the starting aggregate weight of the large components after Diversification Rule 1 is run is not greater than 45% of the starting index weight, then Diversification Rule 2 is not executed. If Diversification Rule 2 is executed, then the large group and the small group will represent 45% and 55%, respectively, of the final index weight. This will be adjusted for through the following process:

o	The weight of each of the large stocks will be scaled down proportionately with a floor of 5% so that the aggregate weight of the large components will be reduced to represent 45% of the Gold Miners Index. If any component stock falls below a weight equal to the product of 5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to the product of 5% and the proportion by which the stocks were scaled down, the components with weights greater than 5% will be reduced proportionately.

o	The weight of each of the small components will be scaled up proportionately from the redistribution of the large components. If any component stock exceeds a weight equal to the product of 4.5% and the proportion by which the stocks were scaled up following this distribution, then the weight of the stock is set equal to the product of 4.5% and the proportion by which the stocks were scaled up. The redistribution of weight to the remaining stocks is repeated until the entire amount has been redistributed.

Index Maintenance

The Gold Miners Index is reviewed quarterly to ensure that at least 90% of the index weight is accounted for by index components that continue to meet the initial eligibility requirements. Components will be removed from the Gold Miners Index during the quarterly review if either (1) the market capitalization falls below $450 million or (2) the average daily volume traded for the previous three months was lower than 30,000 shares and the average daily value traded for the previous three months was lower than $600,000. In conjunction with the quarterly review, the share quantities used in the calculation of the Gold Miners Index are determined based upon current shares outstanding modified, if necessary, to provide greater index diversification, as described above. An ADR or GDR ratio would be incorporated into this shares figure so that the shares utilized in the Gold Miners Index for a depositary receipt is equal to the shares outstanding of the local share class multiplied by the depositary receipt ratio. The index components and their share quantities are determined and announced prior to taking effect. The share quantity of each component stock in the index portfolio remains fixed between quarterly reviews except in the event of certain types of corporate actions, such as stock splits, reverse stock splits, stock dividends or similar events. The share quantities used in the index calculation are not typically adjusted for shares issued or repurchased between quarterly reviews. However, in the event of a merger between two components, the share quantity of the surviving entity may be adjusted to account for any stock issued in the acquisition. The NYSE Arca may substitute stocks or change the number of stocks included in the Gold Miners Index based on changing conditions in the industry or in the event of certain types of corporate actions, including mergers, acquisitions, spin-offs, and reorganizations. In the event of component or share quantity changes to the index portfolio, the payment of dividends other than ordinary cash dividends, spin-offs, rights offerings, re-capitalization or other corporate actions affecting a component stock of the Gold Miners Index, the index divisor may be adjusted to ensure that there are no changes to the index level as a result of non-market forces.

The MVIS Indices

All information contained in this underlying supplement regarding the Junior Gold Miners Index, the Oil Services Index and the Semiconductor Index (each, an “MVIS Index” and collectively, the “MVIS Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, MarketVector Indexes GmbH (“MVIS”). The MVIS Indices were developed by MVIS and are maintained and published by MVIS. Each MVIS Index is calculated by Solactive AG. MVIS has no obligation to continue to publish, and may discontinue publication of, any of the MVIS Indices.

The MVIS® Global Junior Gold Miners Index

The Junior Gold Miners Index is designed to track the performance of the global gold and silver mining small-cap segment, which includes companies that derive at least 50% (25% for current components) of their revenues from gold mining/royalties/streaming and/or silver mining/royalties/streaming or with mining projects that have the potential to generate at least 50% of their revenues from gold and/or silver when developed. The Junior Gold Miners Index was launched on August 31, 2009 with a base index value of 1,000 as of December 31, 2003. The Junior Gold Miners Index is reported by Bloomberg L.P. under the ticker symbol “MVGDXJ.”

The MVIS® US Listed Oil Services 25 Index

The Oil Services Index is designed to track the performance of the largest and most liquid U.S.-listed companies that derive at least 50% (25% for current components) of their revenues from oil services to the upstream oil sector. The Oil Services Index was launched on August 12, 2011 with a base index value of 1,000 as of September 29, 2000. The Oil Services Index is reported by Bloomberg L.P. under the ticker symbol “MVOIH.”

The MVIS® US Listed Semiconductor 25 Index

The Semiconductor Index is designed to track the performance of the largest and most liquid U.S.-listed companies that derive at least 50% (25% for current components) of their revenues from semiconductors. This includes companies engaged primarily in the production of semiconductors and semiconductor equipment. The Semiconductor Index was launched on August 12, 2011 with a base index value of 1,000 as of September 29, 2000. The Semiconductor Index is reported by Bloomberg L.P. under the ticker symbol “MVSMH.”

MVIS Index Composition and Maintenance

Index Universe

The index universe for each MVIS Index includes only common stocks and stocks with similar characteristics from financial markets that are freely investable for foreign investors and that provide real-time and historical component and currency pricing. Limited partnerships and cannabis/marijuana companies are excluded. Companies from financial markets that are not freely investable for foreign investors or that do not provide real-time and historical component and currency pricing may still be eligible if they have a listing on an eligible exchange and if they meet all the size and liquidity requirements on that exchange. Only stocks that have a full market capitalization exceeding US$50 million are eligible for the index universe.

Investable Index Universe

Only companies with a free float (or shares available to foreign investors) of 5% or more for existing index components or 10% or more for new components are eligible for inclusion in an MVIS Index. In addition, stocks that are currently not in the relevant MVIS Index must meet the following size and liquidity requirements:

•	a full market capitalization exceeding US$150 million;

•	a three-month average-daily-trading volume of at least US$1 million at the current review and also at the previous two reviews; and

•	at least 250,000 shares traded per month over the last six months at the current review and also at the previous two reviews.

For stocks already in the relevant MVIS Index the following applies:

•	a full market capitalization exceeding US$75 million;

•	a three-month average-daily-trading volume of at least US$0.2 million in at least two of the latest three quarters (current review and also at the previous two reviews); and

•	a three-month average-daily-trading volume of at least US$0.6 million at current review or at one of the previous two reviews; or at least 200,000 shares traded per month over the last six months at the current review or at one of the previous two reviews.

In case the number of investable stocks drops below the minimum component number for the relevant MVIS Index, additional companies are flagged eligible by MVIS’s decision until the number of eligible stocks equals the minimum component count.

Only one share line of each company is eligible. In case more than one share line fulfills the above size and liquidity rules, only the largest share line by free float market capitalization is eligible. MVIS can, in exceptional cases (e.g., significantly higher liquidity), decide for a different share line.

In case the free float market capitalization of a non-component share line:

•	exceeds the free float market capitalization of a share line of the same company which is an index component by at least 25%; and

•	fulfills all size and liquidity eligibility criteria for non-components,

the current component share line will be replaced by the larger one. MVIS can, in exceptional cases (e.g., significantly higher liquidity), decide to keep the current share line instead.

Junior Gold Miners Index Constituent Selection

The Junior Gold Miners Index is reviewed on a semi-annual basis. The target coverage of the Junior Gold Miners Index is 100% of the free float market capitalization of the investable small-cap universe with at least 25 companies. The constituents of the Junior Gold Miners Index are selected using the following procedure:

(1)	Companies are valued by full market capitalization (all secondary lines are grouped). All companies (and not securities) are sorted by full market capitalization in descending order.

(2)	Companies covering the top 60% of the full market capitalization are excluded. Only companies ranking between 60% and 98% qualify for the selection. However, existing components ranking between 55% and 60% or 98% and 99% also qualify for the selection.

(3)	All companies which qualified in step 2 are now viewed as securities (companies with secondary lines are ungrouped and treated separately). Only securities that meet all requirements of the investable index universe are added to the Junior Gold Miners Index.

(4)	In case the number of eligible companies is below 25, additional companies are added by MVIS’s decision until the number of stocks equals 25.

In addition to the periodic reviews, the Junior Gold Miners Index is continually reviewed for corporate events (e.g., mergers, takeovers, spin-offs, delistings and bankruptcies) that affect the index components.

MVIS US Listed 25 Index Constituent Selection

Each of the Oil Services Index and the Semiconductor Index (each, an “MVIS US Listed 25 Index” and collectively, the “MVIS US Listed 25 Indices”) is reviewed on a semi-annual basis in March and September. The target coverage of each MVIS US Listed 25 Index is 25 companies from the investable universe that are U.S. exchange-listed companies that derive at least 50% (25% for current components) of their revenues from the relevant sector or sectors for that MVIS US Listed 25 Index. The constituents of each MVIS US Listed 25 Index are selected using the following procedure:

(1)	The largest 50 stocks (by full market capitalization) from the investable universe that are U.S. exchange-listed companies that derive at least 50% (25% for current components) of their revenues from the relevant sector or sectors for that MVIS US Listed 25 Index qualify.

(2)	The 50 stocks are ranked in two different ways — by free float market capitalization in descending order (the largest company receives rank “1”) and then by three-month average-daily-trading volume in descending order (the most liquid company receives rank “1”). These two ranks are added up.

(3)	The 50 stocks are then ranked by the sum of their two ranks in Step 2 in ascending order. If two companies have the same sum of ranks, the larger company is placed on top.

(a)	Initially, the highest ranked 25 companies made up the relevant MVIS US Listed 25 Index.

(b)	On-going, a 10-40 buffer is applied: the highest ranked 10 companies qualify. The remaining 15 companies are selected from the highest ranked remaining current index components ranked between 11 and 40. If the number of selected companies is still below 25, then the highest ranked remaining stocks are selected until 25 companies have been selected.

In addition to the periodic reviews, each MVIS US Listed 25 Index is continually reviewed for corporate events (e.g., mergers, takeovers, spin-offs, delistings and bankruptcies) that affect the index components.

MVIS Index Calculation

The value of each MVIS Index is calculated using the Laspeyres’ formula, rounded to two decimal places, with stock prices converted to U.S. dollars:

where (for all stocks (i) in the relevant MVIS Index):

pi = stock price (rounded to four decimal places);

qi = number of shares;

ffi = free float factor (rounded to two decimal places);

fxi = exchange rate (local currency to U.S. Dollar) (rounded to 12 decimal places);

cfi = sector-weighting cap factor (if applicable, otherwise set to 1) (rounded to 16 decimal places);

M = free float market capitalization of the relevant MVIS Index; and

D = divisor (rounded to six decimal places).

Free Float

Each MVIS Index is free float-adjusted — that is, the number of shares outstanding is reduced to exclude closely held shares (amount larger than 5% of the company’s full market capitalization) from the index calculation. At times, other adjustments are made to the share count to reflect foreign ownership limits or sanctions. These are combined with the block-ownership adjustments into a single factor. To avoid unwanted double counting, either the block-ownership adjustment or the restricted stocks adjustment is applied, whichever produces the higher result. Free float factors are reviewed quarterly.

Junior Gold Miners Index Company-Weighting Cap Factors

Companies in the Junior Gold Miners Index are ranked according to their free float market capitalization, as modified by the company-weighting cap factors. The Junior Gold Miners Index uses the company-weighting cap factors to ensure diversification to avoid overweighting. The company-weighting cap factors are reviewed quarterly and applied, if necessary. The following weighting scheme applies to the Junior Gold Miners Index:

(1)	All companies are ranked by their free-float market capitalization. The top five stocks get the following weights:

(a)	The largest stock’s weight will be fixed to 7%.

(b)	The 2nd largest stock’s weight will be fixed to 6.5%.

(c)	The 3rd largest stock’s weight will be fixed to 6%.

(d)	The 4th largest stock’s weight will be fixed to 5.5%.

(e)	The 5th largest stock’s weight will be fixed to 5%.

(2)	The aggregate weight of the remaining stocks is 70%. The maximum weight allowed for the remaining stocks is 4.5%. If a stock exceeds the maximum weight, the weight will be reduced to the maximum weight and the excess weight shall be redistributed proportionally across the index constituents out of the top 5 stocks. This process is repeated until no stocks have weights exceeding the maximum weight.

(3)	The maximum weight for silver stocks is 4.5% and the weight of silver stocks in total must not constitute more than 20% of the index. In this case a sector-weighting cap factor will be applied which is calculated to ensure that the aggregate weight of all gold stocks will not be less than 80% and the aggregate weighting of all silver stocks will not be greater than 20%.

The following scheme is applied in the quarters in which the index rebalanced:

(1)	The top five stocks from the previous index review receive the same weights as of the previous review. The rest of companies are ranked by their free-float market capitalization.

(2)	In case one of the top five components of the previous index review does not exist anymore in the current rebalance, the subsequent company in the rank will move up in rank until there is a fixed list of top five components.

(3)	The aggregate weight of the remaining stocks is 70%. The maximum weight allowed for the remaining stocks is 4.5%. If a stock exceeds the maximum weight, the weight will be reduced to the maximum weight and the excess weight shall be redistributed proportionally across the index constituents out of the top 5 stocks. This process is repeated until no stocks have weights exceeding the maximum weight.

(4)	The maximum weight for silver stocks is 4.5% and the weight of silver stocks in total must not constitute more than 20% of the index. In this case a sector-weighting cap factor will be applied which is calculated to ensure that the aggregate weight of all gold stocks will not be less than 80% and the aggregate weighting of all silver stocks will not be greater than 20%.

MVIS US Listed 25 Index Company-Weighting Cap Factors

Companies in each MVIS US Listed 25 Index are weighted according to their free float market capitalization, as modified by the company-weighting cap factors. The MVIS US Listed 25 Indices use the company-weighting cap factors to ensure diversification to avoid overweighting. The company-weighting cap factors are reviewed quarterly and applied, if necessary. The following weighting scheme applies to the MVIS US Listed 25 Indices:

(1)	All index components are weighted by their free float market capitalization.

(2)	All companies exceeding 4.5% but at least the largest five companies and at the maximum the largest 10 companies are grouped together (so called “Large-Weights”). All other companies are grouped together as well (so called “Small-Weights”).

(3)	The aggregated weighting of the Large-Weights is capped at 50%:

(a)	Large-Weights: If the aggregated weighting of all companies in Large-Weight exceeds 50%, then a capping factor is calculated to bring the weighting down to 50%; at the same time, a second capping factor for the Small-Weights is calculated to increase the aggregated weight to 50%. These two factors are then applied to all companies in the Large-Weights or the Small-Weights respectively.

(b)	Large-Weights: The maximum weight for any single stock is 20% and the minimum weighting is 5%. If a stock is above the maximum or below the minimum weight, then the weight will be reduced to the maximum weight or increased to the minimum weight and the excess weight will be re-distributed proportionally across all other remaining index constituents in the Large-Weights.

(c)	Small-Weights: The maximum weight for any single stock is 4.5%. If a stock is above the maximum weight, then the weight will be reduced to the maximum weight and the excess weight will be re-distributed proportionally across all other remaining index constituents in the Small-Weights.

Divisor Adjustments

Index maintenance (reflecting changes in, e.g., shares outstanding, capital actions, addition or deletion of stocks to the relevant MVIS Index) should not change the level of an MVIS Index. This is accomplished with an adjustment to the divisor. Any change to the stocks in the relevant MVIS Index that alters the total market value of that MVIS Index while holding stock prices constant will require a divisor adjustment.